UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

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Black Box Corporation

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BLACK BOX CORPORATION

1000 Park Drive

Lawrence, Pennsylvania 15055

Notice of Annual Meeting of Stockholders

to be held on August 6, 2013

To the Stockholders of Black Box Corporation:

The Annual Meeting of Stockholders (the “Annual Meeting”) of Black Box Corporation (the “Company”) will be held at the offices of the Company at 1000 Park Drive, Lawrence, Pennsylvania 15055 on Tuesday, August 6, 2013, at 9:00 a.m. Eastern Daylight Time, to consider and act upon the following matters:

1.	The election of the eight (8) persons nominated by our Board of Directors and named in the attached proxy statement to serve as members of our Board of Directors;

2.	The approval of the Amended and Restated 2008 Long-Term Incentive Plan;

3.	The ratification of the appointment of BDO USA, LLP as the independent registered public accounting firm of the Company for the fiscal year ending March 31, 2014; and

4.	A non-binding advisory vote to approve the compensation of our named executive officers, as disclosed in the proxy statement.

Stockholders also will be asked to consider such other matters as may properly come before the Annual Meeting. Our Board of Directors has established the close of business on Monday, June 10, 2013 as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting.

If you plan to attend the Annual Meeting in person, please note that you may be required to present a valid picture identification such as a driver’s license or passport.

IT IS REQUESTED, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, THAT YOU COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE.

BY ORDER OF THE BOARD OF DIRECTORS

Ronald Basso, Secretary

June 17, 2013

BLACK BOX CORPORATION

1000 Park Drive

Lawrence, Pennsylvania 15055

PROXY STATEMENT FOR ANNUAL MEETING

OF STOCKHOLDERS

August 6, 2013

This proxy statement is being furnished to the holders of common stock, par value $.001 per share (“Common Stock”), of Black Box Corporation, a Delaware corporation (the “Company,” “we,” “our” or “us”), in connection with the solicitation by our Board of Directors (“Board of Directors” or “Board”) of proxies to be voted at the Annual Meeting of Stockholders (the “Annual Meeting”) scheduled to be held on Tuesday, August 6, 2013, at 9:00 a.m. Eastern Daylight Time, at the offices of the Company at 1000 Park Drive, Lawrence, Pennsylvania 15055, or at any adjournment thereof. This proxy statement and form of proxy were first mailed to stockholders on or about June 21, 2013.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on August 6, 2013:

This proxy statement and the Company’s 2013 Annual Report to stockholders are available for you to review online at www.proxydocs.com/bbox.

Only holders of Common Stock of record as of the close of business on Monday, June 10, 2013, are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. On that date, 16,052,249 shares of Common Stock, each entitled to one (1) vote per share, were outstanding.

All shares of Common Stock represented by valid proxies received by the Secretary of the Company prior to the Annual Meeting will be voted as specified in the form of proxy. If no specification is made, the shares will be voted FOR each of the nominees named below for election as director; FOR approval of the Amended and Restated 2008 Long-Term Incentive Plan; FOR ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2014 (“Fiscal 2014”); and FOR approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in this proxy statement. Unless otherwise indicated by the stockholder, the proxy card also confers discretionary authority on the Board-appointed proxies to vote the shares represented by the proxy on any matter that is properly presented for action at the Annual Meeting of which our management had no knowledge prior to the mailing of this proxy statement. A stockholder giving a proxy has the power to revoke it at any time prior to its exercise by delivering to the Secretary of the Company a written revocation or a duly-executed proxy bearing a later date (although no revocation shall be effective until actual notice thereof has been given to the Secretary of the Company) or by attending the Annual Meeting and voting his or her shares in person.

Under our Second Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”), Amended and Restated By-laws, as amended (“By-laws”), and applicable state law, abstentions and broker non-votes (which arise when a registered broker, who holds securities in street name, has not received voting instructions from a customer having beneficial ownership of the securities, and the broker does not have discretionary authority to vote on one or more matters being presented at the annual meeting) are each included in the determination of the number of shares present for purposes of determining a quorum. At the Annual Meeting, directors will be elected by a plurality vote and all other matters will be decided by the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes are not votes cast and will not be included in calculating the number of votes necessary for approval of the matter.

Our Board of Directors unanimously recommends a vote FOR each of the nominees named below for election as director; FOR the approval of the Amended and Restated 2008 Long-Term Incentive Plan; FOR ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for Fiscal 2014; and FOR approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in this proxy statement.

ANNUAL MEETING MATTERS

Proposal 1 – Election of Directors

Our By-laws provide that the number of directors constituting our entire Board shall be nine (9), or such other number as shall be fixed by the stockholders or by our Board, and that all directors will stand for election each year. R. Terry Blakemore, our former Chief Executive Officer (“Chief Executive Officer” or “CEO”), who retired from his position as CEO effective March 31, 2013, and William F. Andrews, both current members of our Board, will not stand for re-election at our Annual Meeting. Therefore, eight (8) directors are to be elected at the Annual Meeting and our Board has fixed the number of directors serving on our Board, from and after the Annual Meeting, at eight (8) members. Each of the directors elected at our Annual Meeting will hold office for a term of one (1) year and until their respective successors are elected and qualified, subject to the right of our stockholders to remove any director as provided in our By-laws. Stockholders may fill any vacancy in the office of a director. In the absence of a stockholder vote, a vacancy in the office of a director may be filled by the remaining directors then in office, even if less than a quorum, or by the sole remaining director. Any director elected by our Board to fill a vacancy will serve until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. If our Board increases the number of directors, it may fill any vacancy so created.

The holders of Common Stock have one (1) vote for each share owned as of the record date in the election of directors. The eight (8) nominees receiving the greatest number of affirmative votes will be elected as directors for terms expiring in 2014.

Upon recommendation of the Nominating Committee of our Board of Directors, our Board has nominated the following eight (8) persons for election to the position of director at the Annual Meeting: Richard L. Crouch, Thomas W. Golonski, Thomas G. Greig, John S. Heller, William H. Hernandez, Michael McAndrew, Edward A. Nicholson, Ph.D. and Joel T. Trammell. These nominees are all directors currently serving on our Board. All of the director nominees are independent under the listing standards of The NASDAQ Stock Market (“NASDAQ”) except for Michael McAndrew as a result of his position as our President and CEO.

The persons named as proxies on the enclosed proxy card were selected by our Board and have advised our Board that, unless authority is withheld, they intend to vote the shares represented by them at the Annual Meeting FOR the election to our Board of Directors of each of our Board’s nominees named above.

Our Board knows of no reason why any nominee for director would be unable to serve as director. If, at the time of the Annual Meeting, any of the named nominees is unable or unwilling to serve as a director, the persons named as proxies intend to vote for such substitute as may be nominated by our Board of Directors.

The following sets forth certain information concerning the nominees for election to our Board of Directors at the Annual Meeting:

Richard L. Crouch, 66, was elected as a director on August 10, 2004. Mr. Crouch was a General Partner with the firm of PricewaterhouseCoopers LLP from 1979 to 2004, having served as an Audit Partner principally assigned to public companies. He served in various capacities for the firm, including service as a regional accounting, auditing and Securities and Exchange Commission (“SEC”) services consultant. He retired from the firm on July 2, 2004.

Qualifications:    Mr. Crouch adds significant financial reporting and management expertise as a result of his more than 25 years of experience with a large public accounting firm which provided him with exposure to and interaction with a variety of industries and companies. He is one of our Audit Committee financial experts. His tenure as an SEC services consultant for PricewaterhouseCoopers LLP gives Mr. Crouch first-hand insight into the financial reporting and disclosure obligations of the Company, which is a vitally important qualification for service on our Board.

Thomas W. Golonski, 70, was selected to be a director on February 11, 2003 and was elected by our stockholders on August 12, 2003. Mr. Golonski served as Chairman, President and Chief Executive Officer of National City Bank of Pennsylvania and Executive Vice President of National City Corporation from 1996 to 2005. He retired from National City in 2005. He is a director of several educational and health care organizations and active in other charitable organizations.

Qualifications:    In Mr. Golonski’s 18 years as the top executive for National City Bank, he was directly responsible for all management functions including human resources, financial and strategic planning and board development. He also has substantial experience in organizational governance issues gained during his tenure on the boards of a university and two (2) regional hospitals. He adds significantly to the collective financial, operational and strategic planning expertise of our Board.

Thomas G. Greig, 65, was elected as a director on August 10, 1999 and appointed as non-executive Chairman of the Board in May 2004. Mr. Greig has been a Senior Managing Director of Liberty Capital Partners, a private equity partnership, since 1998. He is also a director of publicly-held Rudolph Technologies, Inc. and a number of privately-held companies.

Qualifications:    Mr. Greig brings 39 years of financial experience to our Board. His career has included over 25 years in a corporate finance environment and 14 years of investment management and private equity experience. He has served as an audit committee member for numerous companies, both privately-held and public and a public not-for-profit foundation. As a result, he has significant expertise and insight into finance and corporate governance issues that are invaluable to our Board.

John S. Heller, 59, was selected to be a director on March 27, 2013. Mr. Heller retired from Caterpillar Inc., a manufacturer of construction and mining equipment, diesel and natural gas engines, industrial gas turbines and diesel-electric locomotives, in February 2012. He held a number of positions of increasing responsibility at Caterpillar during a 38-year career, last serving as Vice President and Chief Information Officer for more than the last 5 years.

Qualifications:    Mr. Heller brings 38 years of experience in the information technology arena in which he oversaw the procurement, installation and operation, for a world-wide enterprise, of many of the products and services provided by the Company. He also brings significant executive-level managerial skills including broad experience in operations, mergers and acquisitions and strategic planning and execution. His experience and in-depth knowledge of the technology industry provides valuable insight to the Board with respect to industry practices and the challenges and risks facing the Company particularly from the perspective of a large, international enterprise.

William H. Hernandez, 65, was selected to be a director on December 3, 2009 and was elected by our stockholders on August 10, 2010. Mr. Hernandez was the Senior Vice President, Finance and Chief Financial Officer of PPG Industries, Inc. (“PPG”), a global supplier of paints, coatings, optical products, specialty materials, chemicals, glass and fiber glass, from 1995 until October 15, 2009. Prior to assuming those duties in 1995, he served as PPG’s Controller from 1990 to 1994 and as Vice President and Controller from 1994. From 1974 until 1990, he held a number of positions at Borg-Warner Corporation, a supplier of motor vehicle parts and systems. He is a Certified Management Accountant. He is a director of USG Corporation, Eastman Kodak Company and Albermarle Corporation, all publicly-held companies.

Qualifications:    Mr. Hernandez contributes to the Board’s broad experience in corporate finance, risk management, operations, mergers and acquisitions, strategic planning and executive compensation. In particular, Mr. Hernandez is highly qualified in the fields of accounting, internal controls, investor relations and economics, all of which contribute to effective service on the Board and its committees. Mr. Hernandez serves on the boards of other public companies through which he has gained additional experience in risk management and corporate governance.

Michael McAndrew, 53, was selected to be a director effective April 1, 2013 in connection with his appointment as the CEO of the Company, which became effective on the same date. Mr. McAndrew has been with the Company for 23 years. In October 2012, he was named President and Chief Operating Officer of the Company. Prior to that, he served as Executive Vice President and Chief Financial Officer from May 2010 to October 2012, and Vice President and Chief Financial Officer, from December 2002 to May 2010. He also served as Secretary and Treasurer from January 2003 to October 2012. Prior to 2002, he held the position of Manager of Corporate Planning and Analysis.

Qualifications:    Mr. McAndrew has been employed by the Company since 1989 and brings to the Board a deep knowledge of the Company and its industry. Having previously served as the Chief Financial Officer of the Company for more than 10 years, Mr. McAndrew also brings to our Board extensive management, accounting, finance, business planning and executive compensation experience and knowledge. As CEO, he is responsible for determining and implementing the strategic direction of the Company, serving as the liaison between the Board and management. He also is responsible for implementing the directives of the Board.

Edward A. Nicholson, Ph.D., 73, was elected as a director on August 10, 2004. Dr. Nicholson served as President of Robert Morris University from 1989 to 2005 and is presently a Professor of Management at Robert Morris University. He is also a director of Brentwood Bank and several regional economic, charitable and cultural organizations. He has served a number of businesses and government agencies as a consultant in the areas of long-range planning, organization design and labor relations.

Qualifications:    Dr. Nicholson brings to our Board a broad range of academic, business and government experience. As President of Robert Morris University, Dr. Nicholson was directly responsible for all management functions of the university. His experience as a consultant in the areas of long-range planning, organization design and labor relations, as well as his service as a director of many organizations, will allow him to provide valuable insights to our Board.

Joel T. Trammell, 48, was selected to be a director on March 27, 2013. Mr. Trammell has been a Managing Partner of Lone Rock Technology Group, a private equity firm, since 2011. He was a founder and the Chief Executive Officer of CacheIQ, Inc., a network computing company, from June 2010 until it was acquired by NetApp, Inc. in November 2012. Previously, he was a founder and served as the Chief Executive Officer of NetQoS, Inc., a network management software and services company, from June 2000 to November 2009.

Qualifications:    Mr. Trammell has significant experience in the technology and computer networking sphere and served as the chief executive officer for two startup technology companies which grew to significant size prior to successful exit transactions. He brings to the Board broad experience in management, operations, strategic growth and sales. His service on the boards of other technology-based companies and his experience in the industry allows him to provide valuable insight to our Board with respect to industry practices and the challenges and risks facing the Company.

Our Board of Directors unanimously recommends that our stockholders vote FOR each of our Board’s nominees for election to our Board.

Proposal 2 – Amendment and Restatement of the 2008 Long-Term Incentive Plan

The Company proposes to amend and restate our 2008 Long-Term Incentive Plan (the “Incentive Plan” and, as amended and restated as proposed herein, the “Amended Incentive Plan”) to, among other things, increase the number of shares authorized for issuance thereunder by 1,000,000 shares. In addition, stockholder approval is required every five (5) years under Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”), in order for certain awards to be tax deductible. The Incentive Plan is the only plan we have to issue equity awards. As of June 5, 2013, approximately 265,365 shares remained available for grant under the Incentive Plan.

In connection with our Compensation Committee’s and Board’s recommendation of the Amended Incentive Plan for approval by our stockholders, the compensation consultant for our Compensation Committee prepared a review regarding the stockholder cost and burn rate of the additional shares and determined, on a preliminary basis, that the dilutive impact of outstanding awards, including such additional shares, is within certain investor-based guidelines. In addition, the compensation consultant presented a burn rate analysis over the prior three-year period estimating a burn rate of 4.53%, less than the industry cap for the Company of 5.77%. Share dilution also was presented to our Compensation Committee for its review. Our compensation consultant estimated that the new shares would be utilized in approximately 2.2 years, assuming no cancellation of outstanding awards. In order to minimize the dilutive effect of the Amended Incentive Plan, we will continue to utilize a fungible share design, whereby each share of Common Stock subject to an award that is not a stock option or stock appreciation right counts as 1.87 shares against the number of shares we have available for issuance under the Amended Incentive Plan. In addition, as a matter of good governance and current plan design, the following additional changes to the Incentive Plan are being proposed and will be effective upon stockholder approval of the Amended Incentive Plan:

•	Share limits on director awards;

•	A minimum one-year vesting period for stock options and stock appreciation rights;
•	A confirmation that the Company’s stock repurchase program does not replenish the shares in the Amended Incentive Plan; and
•	A revised change-in-control definition requiring an actual (instead of an approved) change-in-control.

Our Compensation Committee and Board have concluded that the adoption of the Amended Incentive Plan will:

•

Maintain and strengthen our ability to attract and retain key employees, directors, consultants and certain other individuals providing services to us and to motivate them to remain focused on long-term stockholder value performance;

•	Support our strategy of using equity as a key component of employee and director total compensation;
•

Allow us to continue to implement our executive compensation strategy discussed in the “Compensation Discussion and Analysis” section of this proxy statement by providing for a variety of equity awards and cash awards that could have tax advantages, provide performance incentives to our executive team that align their interests with those of our stockholders and provide compensation practices that are consistent with market trends;

•	Allow us to continue to offer lower cash components of our executive compensation mix by providing for a variety of equity-based compensation vehicles; and
•	Allow us to provide significant compensation to our executives that is “at-risk.”

The Board adopted the Amended Incentive Plan, subject to stockholder approval, on May 14, 2013. Absent such approval, the Amended Incentive Plan will not become effective and the Incentive Plan will continue in effect in its current form. Therefore, it is not possible at present to determine the amount or form of any awards that will be granted or available for grant to any person in the future under the Amended Incentive Plan. A summary of the Amended Incentive Plan is set forth in the “Summary of the Amended Incentive Plan” section of this proxy statement and a complete copy of the Amended Incentive Plan is attached hereto as Exhibit I.

The affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting is required to approve the adoption of the Amended Incentive Plan. Unless otherwise directed by our stockholders, proxies will be voted FOR this proposal.

Because our executive officers and directors are eligible to receive awards under the Amended Incentive Plan, they may be deemed to have a personal interest in the adoption of this proposal.

Our Board of Directors unanimously recommends that our stockholders vote FOR approval of the Amended and Restated 2008 Long-Term Incentive Plan.

Proposal 3 – Ratification of the Appointment of the Independent Registered Public Accounting Firm

In May 2013, the Audit Committee of our Board appointed BDO USA, LLP (“BDO”) as our independent registered public accounting firm for Fiscal 2014. As a sound governance matter, our Audit Committee has determined to submit the appointment to our stockholders for ratification at the Annual Meeting.

The affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting is required for the ratification by our stockholders of such appointment. Unless otherwise directed by our stockholders, proxies will be voted FOR the ratification of the appointment of BDO as our independent registered public accounting firm for Fiscal 2014. In the event that this appointment is not ratified by the stockholders, our Audit Committee will consider this vote in determining its future appointment of our independent registered public accounting firm. Even if the appointment is ratified, our Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such change would be in the Company’s and its stockholders’ best interests.

A representative of BDO is expected to be present at the Annual Meeting, will not be making a statement but will be available to respond to appropriate questions.

Our Board of Directors unanimously recommends that our stockholders vote FOR approval of the ratification of the appointment of BDO as our independent registered public accounting firm for Fiscal 2014.

Proposal 4 – Advisory Vote to Approve the Compensation of our Named Executive Officers

Our stockholders have the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement as required by Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This “Say on Pay” vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, including the “Compensation Discussion and Analysis” (“CD&A”) section set forth in this proxy statement under the caption “Executive Compensation and Other Information” and the compensation tables and narrative following the CD&A.

At our 2011 Annual Meeting of Stockholders, the Company held an advisory (non-binding) vote to determine the frequency of future “Say on Pay” votes. Based on the voting results for this proposal at the 2011 Annual Meeting of Stockholders, the Board determined that the advisory vote to approve the compensation of our named executive officers will be conducted annually, until the next advisory vote is held to determine the frequency of the “Say on Pay” vote, which will occur no later than our 2017 Annual Meeting of Stockholders.

We believe that our CD&A and other compensation disclosures included in the proxy statement evidence a sound and prudent compensation philosophy and set of policies and practices and that our compensation decisions are consistent with that philosophy and those policies and practices.

In light of the foregoing considerations, we are asking our stockholders to indicate their approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, including the CD&A and the compensation tables and narrative following the CD&A. Although this is an advisory vote which will not be binding on the Compensation Committee of the Board or the Board, the Compensation Committee and the Board will carefully review the results of the stockholder vote and consider stockholders’ concerns in future determinations concerning executive compensation.

Our Board of Directors unanimously recommends that our stockholders vote FOR approval of the compensation of our named executive officers as disclosed in this proxy statement.

BOARD OF DIRECTORS AND CERTAIN BOARD COMMITTEES

Our Board of Directors held nine (9) meetings during the fiscal year ended March 31, 2013 (“Fiscal 2013”). During Fiscal 2013, each director attended not fewer than seventy-five percent (75%) of the aggregate of the total number of meetings of our Board and the total number of meetings of each committee on which such director served during the period in which such director served on our Board and such committee. Executive sessions of the non-employee members of our Board are scheduled for each regular Board meeting and many committee meetings and many regular Board meetings and certain committee meetings include such an executive session.

Stockholders can communicate with our Board or individual directors by writing to the Company’s Secretary at: Black Box Corporation, 1000 Park Drive, Lawrence, Pennsylvania 15055. Our Board believes that our annual meeting also is an appropriate forum for stockholder communications with our Board. Our Board strongly encourages board member attendance at all meetings, including annual meetings with stockholders. All directors attended the Annual Meeting of Stockholders held in August 2012.

Board Leadership Structure and Role in Oversight of Risk Management

We have separate CEO and Chairman of the Board of Directors positions. Our Board believes this is currently the most appropriate structure for us because it allows each person to focus on their respective roles. By retaining these separate roles, our CEO, who only recently assumed the position of CEO, can focus his attention solely on the strategic direction of the Company and the day-to-day leadership and performance of the Company, while the Chairman of our Board of Directors can focus his attention on providing guidance to the CEO and presiding over meetings of the Board. Our Board has adopted a resolution that the Chairman of the Board shall be an independent director under the applicable SEC and NASDAQ rules. Our Board believes this leadership structure has enhanced our Board’s oversight of, and independence from, our management, the ability of our Board to carry out its roles and responsibilities on behalf of our stockholders and our overall corporate governance.

Our management is responsible for the day-to-day management of the risks we face, while our Board, as a whole and through its committees, has responsibility for the oversight of risk management. No single Board committee, however, is responsible for overall risk oversight. Rather, each Board committee identifies and assesses Company risk, as appropriate, within its given area of responsibility, and any such identified risk is reported to the Board as part of the governance process. Our internal audit department conducts an annual risk assessment to identify the most significant risks to which we are subject. The results of this assessment are compiled and reported to our Audit Committee and internal audit makes recommendations regarding remedial actions where necessary. Our Audit Committee subsequently reports the results of the assessment, as well as any remediation of the material risks identified in the risk assessment, to our Board.

Our Board of Directors has five (5) standing committees: the Audit Committee, the Compensation Committee, the Nominating Committee, the Governance Committee and the Strategic Planning Committee.

Audit Committee

Our Audit Committee consists of Mr. Richard L. Crouch, as chair, Mr. Thomas G. Greig and Mr. William H. Hernandez. Each member of this committee is independent under NASDAQ’s listing standards for audit committee members.

Our Audit Committee’s duties include:

•	sole authority and direct responsibility over the selection (subject to stockholder ratification if the committee so elects) of our independent registered public accounting firm
•	evaluation, retention and replacement of our independent registered public accounting firm
•	responsibility for determining the compensation and other terms of engagement of such independent auditors

Our Audit Committee has such other duties and responsibilities as are set forth in its written charter adopted by our Board, a copy of which is posted in the “About – Investor Relations – Corporate Governance” section of our Web site at http://www.blackbox.com. These other duties and responsibilities include pre-approval of all audit services and permitted non-audit services, oversight of the independent auditors, review of financial statements and SEC filings, review of the lead audit partner, review of the auditors’ independence, discussions with the auditors regarding the planning and scope of the audit, discussions regarding our internal controls over financial reporting and the establishment of procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing and the confidentiality thereof. Our Audit Committee has delegated authority for pre-approval of audit services and permitted non-audit services to its chair, subject to subsequent ratification of such pre-approval at the next subsequent regular meeting of our Audit Committee.

All services performed by BDO during Fiscal 2013 that were required to be pre-approved under the SEC’s and NASDAQ’s rules and the Audit Committee’s charter were either pre-approved by our Audit Committee or pre-approved by our Audit Committee chair and later ratified by our Audit Committee.

Our Board has determined that all of the members of our Audit Committee, Messrs. Crouch, Greig and Hernandez, qualify as audit committee financial experts within the meaning of SEC regulations and that they have the requisite level of financial sophistication required under NASDAQ’s listing standards. Our Board has also determined that Messrs. Crouch, Greig and Hernandez are independent within the meaning of applicable SEC regulations.

Our Audit Committee met eight (8) times in Fiscal 2013.

Compensation Committee

Our Compensation Committee consists of Mr. Thomas W. Golonski, as chair, Edward A. Nicholson, Ph.D. and William F. Andrews. Each member of this committee is independent under NASDAQ’s listing standards and within the meaning of applicable SEC regulations. As noted above, Mr. Andrews will not stand for re-election at our Annual Meeting.

Our Compensation Committee’s duties include:

•	reviewing and recommending to our Board the total compensation of our executive officers
•	administering our stock option plans and our long-term incentive plan

Our Compensation Committee operates under a written charter adopted by our Board, a copy of which is posted in the “About – Investor Relations – Corporate Governance” section of our Web site. For a description of our Compensation Committee’s processes and procedures for the consideration and determination of executive officer compensation, see the CD&A section of this proxy statement.

For Fiscal 2013, our Compensation Committee engaged Pay Governance, LLC (“PayGovernance”), as its independent consultants, to provide assistance with respect to our executive compensation programs. Such services included: (i) assisting the Compensation Committee in the determination of an appropriate peer group and providing a competitive assessment of the total direct compensation (e.g., sum of base salary, annual bonus and long-term incentive opportunity) for our named executive officers and other key employees relative to that peer group as well as general survey data; (ii) providing an assessment of the appropriateness of incentive plan targets; (iii) advising our Compensation Committee regarding design changes to compensatory programs and the development of new programs based on the Company’s strategic goals, competitive assessment and regulatory changes; (iv) assisting our Compensation Committee in analyzing the effectiveness of the Company’s compensation programs and their alignment with our compensation philosophy; (v) a review of our management’s proposals on behalf of our Compensation Committee; (vi) an analysis of the Company’s share utilization for equity-based compensation in view of institutional investor guidelines; (vii) informing our Compensation Committee of emerging trends in executive compensation; (viii) providing a pay-for-performance analysis of our CEO’s total realizable compensation; and (ix) the other services described below in the CD&A section of this proxy statement, including assisting our Compensation Committee in conducting a risk assessment regarding our compensation practices and policies. The scope of services of any executive compensation consultant is approved by our Compensation Committee or its chair. As noted below, PayGovernance also was engaged by our Governance Committee during Fiscal 2013 to provide information regarding competitive director compensation data. During Fiscal 2013, PayGovernance performed no other services for the Company.

Our Compensation Committee met eight (8) times in Fiscal 2013.

Nominating Committee

Our Nominating Committee consists of Edward A. Nicholson, Ph.D., as chair, Mr. Richard L. Crouch and Mr. Thomas G. Greig. Each member of this committee is independent under NASDAQ’s listing standards.

Our Nominating Committee’s duties include:

•

identifying and evaluating potential candidates for any Board vacancies, including any individuals recommended by committee members, other Board members, our management or our current stockholders or identified by third-party executive search firms

•	recommending to our Board individuals to be nominated for election as directors by stockholders at our annual meeting
•	recommending to our Board, from time to time, individuals to be elected by it to fill Board vacancies

This committee considers the independence, experience relative to our business and the needs of our Board, diversity and the ability to represent our stockholders in evaluating potential nominees. Potential Board members should show a willingness to fully participate in Board meetings, a proven track record of career accomplishments, the ability to make sound judgments and leadership qualities. Although the Company does not have a specific diversity policy as it relates to the evaluation of potential Board members, the Nominating Committee charter provides that the Nominating Committee is to consider diversity when evaluating candidates. Accordingly, the Nominating Committee strives to identify potential Board members with a diverse array of talents, backgrounds and perspectives.

It is our Nominating Committee’s policy to consider stockholder proposals for nominees for election as directors that are nominated in accordance with our Certificate of Incorporation and our By-laws, and other applicable laws, including the rules and regulations of the SEC and any stock market on which our stock is listed for trading or quotation. Generally, such recommendations made by a stockholder entitled to notice of, and to vote at, the meeting at which such proposed nominee is to be considered are required to be written and received by the Secretary of the Company within a prescribed time period prior to the annual or special meeting. See the “Stockholder Nominations and Proposals” section of this proxy statement for a description of the procedures to be followed in order to submit a recommendation for a nominee.

Our Nominating Committee operates under a written charter adopted by our Board, a copy of which is posted in the “About – Investor Relations – Corporate Governance” section of our Web site.

Our Nominating Committee met five (5) times in Fiscal 2013.

Governance Committee

Our Governance Committee consists of Mr. William F. Andrews, as chair, Mr. Thomas W. Golonski and Mr. William H. Hernandez. Each member of this committee is independent under NASDAQ’s listing standards. As noted above, Mr. Andrews, who is the chair of the Governance Committee, will not stand for re-election at our Annual Meeting.

Our Governance Committee’s duties include:

•	responsibility for reviewing, on an ongoing basis, the corporate governance practices and principles established and implemented by our Board and our management
•

monitoring trends and regulatory requirements in corporate governance and recommending to our Board any changes in our corporate governance practices and functions based upon such trends and regulatory requirements

•	performing an annual evaluation of the objectives and performance of the members of our Board in connection with its review of the compensation paid to Board members
•	overseeing our management’s continuity planning process and advising the Board regarding our management’s succession planning

During Fiscal 2013, our Governance Committee engaged PayGovernance to provide information regarding competitive director compensation data, including identification of an appropriate peer group for comparison purposes, an analysis of director compensation levels and compensation vehicles and programs and market-competitive compensation data.

Our Governance Committee operates under a written charter adopted by our Board, a copy of which is posted in the “About – Investor Relations – Corporate Governance” section of our Web site.

Our Governance Committee met six (6) times in Fiscal 2013.

Strategic Planning Committee

Our Strategic Planning Committee consists of Mr. William H. Hernandez, as chair, Mr. Thomas W. Golonski and Edward A. Nicholson, Ph.D.

Our Strategic Planning Committee was formed to assist Company management in the formation and execution of the Company’s strategic initiatives.

Our Strategic Planning Committee met two (2) times in Fiscal 2013.

COMPENSATION OF DIRECTORS

The following table sets forth the compensation of our non-employee directors in Fiscal 2013:

DIRECTOR COMPENSATION – FISCAL 2013

Name(1)	Fees Earned or Paid in Cash(2)(3) ($)	Stock Awards(4)(5) ($)	Total ($)
William F. Andrews	68,500	99,977	168,477
Richard L. Crouch	82,000	99,977	181,977
Thomas W. Golonski	79,000	99,977	178,977
Thomas G. Greig	142,000	99,977	241,977
William H. Hernandez	75,625	99,977	175,602
Edward A. Nicholson, Ph.D.	72,500	99,977	172,477

(1)

R. Terry Blakemore was a director during Fiscal 2013. The compensation received by Mr. Blakemore for Fiscal 2013 is reported in the “Summary Compensation Table – Fiscal 2013, Fiscal 2012 and Fiscal 2011” and other tables in this proxy statement. He did not receive any additional compensation in connection with his service on our Board. Mr. Blakemore resigned as CEO of the Company, effective March 31, 2013, and will not stand for re-election as a director at our Annual Meeting. Mr. Andrews also is not standing for re-election at our Annual Meeting. Messrs. Heller and Trammell were elected to the Board on March 27, 2013 but did not receive any compensation for their services in Fiscal 2013.

(2)

For Fiscal 2013, each non-employee director received an annual fee of $35,000, paid quarterly. Our non-executive Chairman of the Board also received an annual fee of $75,000, paid quarterly. The chairperson of each of our Audit Committee and Compensation Committee received an annual fee of $15,000, paid quarterly. The chairperson of each of our Nominating Committee, Governance Committee and Strategic Planning Committee (formed during the second quarter of Fiscal 2013) received an annual fee of $7,500, paid quarterly. These fees remain in effect as of the date of this proxy statement. In addition, the Company maintains directors’ and officers’ liability insurance and directors are reimbursed customary expenses for attending meetings of the Board, Board committees and stockholders.

(3)

During Fiscal 2013, each director received a fee of $2,000 for each Board meeting attended in person and a fee of $1,000 for each Board meeting attended by telephone. Audit Committee members received a fee of $1,500 for each meeting of the committee attended in person or by telephone during Fiscal 2013. Members of our Compensation Committee, Governance Committee, Nominating Committee and Strategic Planning Committee received a fee of $1,000 for each meeting of the respective committee attended in person or by telephone during Fiscal 2013. These fees remain in effect as of the date of this proxy statement.

(4)

The values reported in this column reflect the annual restricted stock unit awards granted to our non-employee directors on May 15, 2012, pursuant to which each non-employee director received 4,530 restricted stock units of the Company, 100% of which vested immediately on the date of grant. The values set forth in this column are based on the aggregate grant date fair values of these awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), excluding the effect of estimated forfeitures. The assumptions underlying the valuation of these awards is set forth in Note 14 of the Notes to the Consolidated Financial Statements set forth in the Company’s Annual Report on Form 10-K for Fiscal 2013 (the “2013 Form 10-K”).

(5)	The following table sets forth the outstanding stock options (all of which are exercisable) held by each non-employee director as of March 31, 2013:

Name	Outstanding Options (#)
William F. Andrews	32,000
Richard L. Crouch	26,000
Thomas W. Golonski	32,000
Thomas G. Greig	32,000
John S. Heller	—
William H. Hernandez	—
Edward A. Nicholson, Ph.D.	26,000
Joel T. Trammell	—

Stock Retention Guidelines

To further achieve the objective of more closely aligning the interests of our non-employee directors with those of our stockholders, our Board has adopted stock retention guidelines for our non-employee directors requiring each of them to hold, until retirement, but subject to diversification at age 60, 50% of the net, after-tax shares of Common Stock issued to them pursuant to performance share awards and restricted stock awards/units. All of our non-employee directors are currently in compliance with these ownership guidelines.

POLICIES AND PROCEDURES RELATED TO THE APPROVAL

OF TRANSACTIONS WITH RELATED PERSONS

Our policies and procedures for review, approval or ratification of transactions with related persons are not contained in a single policy or procedure; instead, relevant aspects of such program are drawn from various corporate documents. Most importantly, our Audit Committee’s charter provides that our Audit Committee must review and, if appropriate, approve or ratify all transactions between us and any related persons.

Our Standards of Business Conduct require that all of our and our subsidiaries’ directors, officers and employees refrain from activities that might involve a conflict of interest. Additionally, our Code of Ethics provides that each of our and our subsidiaries’ directors, officers and employees must openly and honestly handle any actual, apparent or potential conflict between that individual’s personal and business relationships and our interests. Before making any investment, accepting any position or benefit, participating in any transaction or business arrangement or otherwise acting in a manner that creates or appears to create a conflict of interest, such person must make a full disclosure of all relevant facts and circumstances to, and obtain the prior written approval of, our Chief Financial Officer or our General Counsel. Our Chief Financial Officer and our General Counsel make reports to our Audit Committee, pursuant to the terms of its charter, regarding compliance with our Code of Ethics. Further, our Chief Financial Officer makes reports to our Audit Committee with respect to proposed related-party transactions for which that committee’s approval would be required.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

The following discussion provides an overview of our executive compensation philosophy and programs as detailed further in this CD&A:

•

The objectives of our executive compensation program are to link pay with performance by rewarding the achievement of our short- and long-range goals, recognizing individual executive performance and contributions and promoting increased value creation for our stockholders.

•

We target base salaries below the market median, while generally targeting annual cash incentives and long-term equity incentives modestly above the market median, providing for total compensation at slightly above the market median but with a substantial majority of total compensation being at-risk and based on pre-established performance goals.

•

The compensation program for our named executive officers consists of the following three (3) primary components: base salary, a cash-based annual incentive award with multiple performance metrics and equity-based long-term incentive awards consisting of stock options, restricted stock units and performance share awards. The Compensation Committee has used its discretion in Fiscal 2013 by granting long-term incentive awards below the market median based on an evaluation of the Company’s lower stock price.

•

Our Compensation Committee and other Board members attend and participate in strategic planning meetings presented by our named executive officers and other key business leaders prior to the Board’s review and approval of the Company’s operating plan for the fiscal year. This reviewed and approved operating plan then forms the basis for the determination of the appropriate performance measures for our annual and certain long-term incentive awards.

•

Our annual incentive program is based on four (4) measures of annual financial performance: operating earnings per share, adjusted operating margin percent, adjusted EBITDA and receivables days sales outstanding (“DSOs”), which are critical to successful performance of the business consistent with our pay-for-performance philosophy. This award is 100% “at-risk.”

•

Our long-term incentive program is intended to drive the achievement of critical long-term business objectives and align our management’s interests with those of our stockholders. The mix of long-term awards serves a number of compensation objectives, with 50% of the target value of each named executive officer’s long-term incentive award granted in the form of performance shares, 30% of the value granted in the form of stock options and 20% of the value granted in the form of time-vested restricted stock units. Thus, 80% of our long-term incentive awards are “at-risk.”

•

All of our long-term equity awards are settled in stock and, as a result, link the named executive officer’s compensation to future stock price performance and, if earned, increase the named executive officer’s stock ownership. The named executive officers are subject to stock retention guidelines described herein with respect to these performance share awards and restricted stock units, thus aligning the interests of our named executive officers with those of our stockholders.

•	Our named executive officers are not provided any perquisites.
•

In Fiscal 2013, at the recommendation of our management, our Compensation Committee and our Board approved certain actions that evidence our commitment to maintaining a compensation structure that pays for performance in alignment with our compensation philosophy, including the following:

°	No base salary merit increases were provided to our named executive officers at the beginning of Fiscal 2013 prior to the Company’s management restructuring efforts discussed below.
°	Target incentives for our named executive officers were unchanged from their levels for the fiscal year ended March 31, 2012 (“Fiscal 2012”);
°

Performance ranges for the annual incentive award generally were adjusted to implement a higher performance threshold and lower performance maximum in an effort to better align the payout with Company performance; and

°	In response to a decrease in our stock price, awards under the Long-Term Incentive Program for Fiscal 2013 (the “FY13 LTIP”) were adjusted to limit share amounts to not more than 110% of the number of shares (rounded to the nearest ten shares) awarded under the Long-Term Incentive Program for Fiscal 2012 (the “FY12 LTIP”). As a result, the FY13 LTIP opportunity for each of the named executive officers is approximately 25% less than the FY12 LTIP opportunity due to the application of this 110% share limit.

•

In Fiscal 2013, we successfully implemented a significant management transition as noted below. This management team, led by our new CEO, undertook strategic planning initiatives during Fiscal 2013. These initiatives led to the establishment of new programs to leverage our technology-independent business model to promote new product penetration and better cross-sell our portfolio of communications solutions. Adjustments were made in the compensation of our executives during Fiscal 2013 as noted below to reflect the changing roles and responsibilities resulting from this management transition and business restructuring and realignment.

•

Our Compensation Committee, with the assistance of our compensation consultant, again undertook a “realizable pay-for-performance” analysis of our CEO’s compensation in order to evaluate the alignment of our CEO’s compensation with performance as measured by actual compensation paid and performance relative to our peer group of companies. This analysis is described below.

Role of Our Compensation Committee and Our Compensation Philosophy

Our Compensation Committee evaluates and recommends to our Board our compensation philosophy and practices and is charged with administering our compensation program for our named executive officers. During Fiscal 2013, our executive officers were: R. Terry Blakemore, Michael McAndrew, Kenneth P. Davis, Timothy C. Huffmyer and Ronald Basso.

Our Compensation Committee believes that the total executive compensation package paid to our named executive officers should be designed to pay-for-performance by rewarding the achievement of our short- and long-range goals, recognizing individual executive performance and contributions and promoting increased value creation for our stockholders.

Management Transition

During Fiscal 2013, we effected the following management changes. Mr. McAndrew, our former Executive Vice President, Chief Financial Officer, Treasurer and Secretary, was promoted to be our President and Chief Operating Officer in October 2012 and became our President and CEO as of April 1, 2013. Mr. Davis, our former Vice President – Voice Communications, in connection with a realignment of our organizational structure, was promoted to be our Executive Vice President of North America Commercial Services. Mr. Huffmyer, our former Controller, became our Vice President, Chief Financial Officer and Treasurer in October 2012. Mr. Basso joined the Company in January 2013 as our Executive Vice President of Business Development, General Counsel and Secretary. Mr. Blakemore, our former President and CEO, ceased to be an executive officer at March 31, 2013 and, following a transition period to assist in our management transition, retired from the Company effective June 3, 2013.

Objectives of Our Compensation Program

In line with our philosophy, our Compensation Committee has developed the following objectives for our compensation program which are to:

•	attract, develop and retain high quality executives to manage and grow our business
•	link a significant portion of an executive’s pay to the performance of the organization through the use of at-risk performance-based compensation

Our compensation program rewards our named executive officers and other key employees for:

•	outstanding contributions to the achievement of our goals and overall success, particularly growth in stock price, annual profits and cash flow
•	successful completion of acquisitions of targeted companies and their integration into the Company

The Compensation Committee has identified a number of key performance metrics that it believes represent value creation for our stockholders. These metrics have been incorporated into the incentive arrangements for our named executive officers beginning in the fiscal year ended March 31, 2009 (“Fiscal 2009”) as follows:

Performance Metric	Annual Incentive Cash Bonus	Equity-Based Long-Term Incentive
Operating earnings per share	X
Adjusted operating margin percent	X
Adjusted EBITDA	X	X
DSOs	X
Total Shareholder Return (“TSR”)		X

Components of Our Executive Compensation Program

Our Compensation Committee has designed a compensation package which includes the following elements positioned against the competitive market as follows:

•	base salary positioned below the market median
•	annual incentive cash bonus opportunity positioned modestly above the market median
•	long-term incentive values positioned modestly above the market median

Our Compensation Committee’s and Board’s philosophy has been to approve below-market base salaries and modestly above-market incentive compensation opportunities for our named executive officers. Our Compensation Committee’s goal is to deliver total compensation to our named executive officers (base salary plus annual cash bonus plus long-term incentives) modestly above the market median with a focus on performance-based incentives. Based on our compensation consultant’s review of our Fiscal 2013 compensation program, target total direct compensation (base salary plus target annual incentive opportunity plus the grant value of long-term incentive awards) was positioned below the market median for all of our named executive officers, except for Mr. Davis, whose target total direct compensation was positioned modestly above the market median.

In connection with this evaluation, our Compensation Committee retained the services of an outside compensation consultant to assist with a review of peer and broad market executive compensation data and to help us determine how our executive compensation program, given our philosophy and culture, should be structured to achieve our objectives. The structure of our executive program that was established in Fiscal 2009, providing for a base salary, an annual cash incentive and a long-term incentive, provided the foundation for the executive compensation decisions made for Fiscal 2013 and Fiscal 2014 described below. The elements and objectives of our compensation program are presented in the following chart:

Compensation Element	Description	Form			Objective
Base salary	Fixed payment positioned below the median of competitive market data as adjusted for level of responsibility, experience and qualifications	¡	Cash	¡	Support talent retention and attraction
				¡	Provide a dependable source of income
Annual Incentive Plan (AIP)	Variable based on the achievement of annual financial objectives with the ability to utilize negative discretion to adjust payout	¡	Cash	¡	Link pay with Company performance
				¡	Drive the achievement of short-term business objectives
				¡	Incent the achievement of our annual operating plan
Long-Term Incentive Program Awards	Variable based on the achievement of longer-term financial goals and stockholder value creation	¡	50% - performance share awards payable in Common Stock; 30% - stock options granted at fair market value; 20% - time-vested restricted stock units payable in Common Stock	¡	Link pay with Company and stock price performance
				¡	Drive the achievement of longer-term business objectives and goals and focus on stock price appreciation
				¡	Align with stockholder interests
				¡	Build ownership in the Company through increased holdings of Common Stock

Overview of Annual Setting of Executive Compensation

Beginning in the fiscal year ended March 31, 2008, our Compensation Committee sought the advice of an outside compensation consultant to assist it with collecting and reviewing information regarding the executive compensation programs of a selected group of peer companies (the list of which as modified for Fiscal 2013 is provided below) and to provide it with more general survey data regarding executive compensation practices for Fiscal 2009 and beyond. The role of the outside compensation consultant in our executive compensation processes and procedures is described under the caption “Board of Directors and Certain Board Committees –Compensation Committee” in this proxy statement. Our Chief Executive Officer and our Chief Financial Officer also consult with our Compensation Committee regarding each element of our executive compensation program. At our Compensation Committee’s request, these executives provide recommendations to our Compensation Committee related to appropriate financial performance metrics and goals which they believe will align our compensatory programs with our overall business strategy. Our Compensation Committee also reviews with our Chief Executive Officer each element of compensation to be paid to our named executive officers (other than our Chief Executive Officer) and other key employees. Our Compensation Committee generally holds special meetings to prepare for its annual compensation recommendations to our Board. Our Compensation Committee is provided with and reviews survey data provided by our compensation consultant, our management’s recommendations, tally sheets of our named executive officer’s historical compensation and other data and utilizes the committee members’ collective knowledge of industry and market pay practices of similarly-situated executives, along with our overall compensation philosophy, in determining its compensation recommendations for each executive officer. At certain of its meetings, the Compensation Committee holds executive sessions, which exclude our management and, subject to the Compensation Committee’s discretion, include its independent consultants. Our Compensation Committee then submits its recommendations to our Board for review and approval.

We do not have a policy of reducing awards based upon the amounts realized from prior compensation. Our Compensation Committee believes that the intended value of an award on its grant date reflects both the possible upside and the possible downside of any such award. Likewise, we do not have a policy of increasing awards based upon amounts not realized from prior compensation awards.

Relationship between Pay and Performance

One of the main objectives of our compensation philosophy is to align our named executive officers’ compensation with the performance of the Company (“pay-for-performance”). Our Compensation Committee recently reviewed the relationship between our Chief Executive Officer’s realizable compensation and the Company’s performance from the fiscal year ended March 31, 2011 (“Fiscal 2011”) through Fiscal 2013. The analysis, which was prepared by the Compensation Committee’s compensation consultant, compared our Chief Executive Officer’s realizable compensation with the Company’s performance, relative to a peer group, in order to assess whether the Company’s performance and realizable compensation of our Chief Executive Officer are aligned. The peer group utilized for this analysis is the same peer group utilized for the Fiscal 2014 compensation decisions described below.

Realizable compensation is defined as (i) base salary, (ii) actual bonus earned, (iii) aggregate current value of restricted stock grants made during the period, (iv) aggregate in-the-money value of stock option grants made during the period and (v) for performance plans, the actual payouts for awards beginning and ending during the three-year performance period and the estimated payout for unvested awards granted during the three-year performance period. Realizable compensation was calculated in the same manner for our CEO and the CEOs of our peer group companies. The realizable value of long-term equity-based awards was valued using each company’s closing stock price on March 31, 2013.

Financial and shareholder performance for the Company and the peer group were evaluated over the same three-year period as realizable compensation using the following four (4) performance measures: TSR; revenue growth; EBITDA growth; and operating margin. These measures were selected because they are used in the Company’s short-term and/or long-term incentive plans and were considered by the Compensation Committee’s compensation consultant to be reasonable indicators of Company performance. The Company’s percentile ranking for each performance measure relative to the peer group was averaged to form a composite performance ranking.

Over the three-year period, our CEO’s realizable compensation ranked at the 16th percentile of the peer group while our composite performance ranked at the 29th percentile of the peer group. This means that our CEO’s realizable compensation is positioned in the bottom quartile of the peer group while our performance was ranked below the middle of the peer group and within the second quartile. The Compensation Committee observed that the relatively low positioning of realizable compensation (i.e., the 16th percentile) is attributable to the following factors:

•

For the three-year period, annual incentive payments were significantly below target levels reflecting the establishment of rigorous performance goals and resulting, in part, from the annual incentive payment for Fiscal 2012 being reduced by our Compensation Committee through the use of negative discretion as well as the lack of any annual incentive payment for Fiscal 2013;

•

At March 31, 2013, the stock options granted to our CEO during the three-year period (assuming none were exercised) had no intrinsic value as compared to the grant date fair value of $2,189,172. An increase in the Company’s stock price will improve the relative positioning of realizable compensation for any outstanding stock options in the future; and

•

The performance share awards granted during the three-year period based on adjusted EBITDA goals are trending below target, in the aggregate, and the performance share awards based on TSR performance over the three-year period are trending below threshold, in the aggregate.

Based on its analysis and these observations, the Compensation Committee is satisfied with the alignment of our CEO’s realizable compensation with the performance of the Company. The chart below provides an illustration of this realizable pay-for-performance analysis.

Summary of Fiscal 2013 Executive Compensation Decisions

In making Fiscal 2013 compensation decisions relating to our named executive officers, our Compensation Committee considered our executive compensation philosophy of paying below-market base salaries and modestly above-market incentive compensation. Our compensation consultant provided a comprehensive, current assessment of a peer group first developed in Fiscal 2009 and modified in Fiscal 2013 as noted below (the “Fiscal 2013 Peer Group”) and survey data relating to these positions to develop overall compensatory arrangements for our executives. Our Compensation Committee also reviewed our management’s recommendations related to appropriate financial performance metrics and goals which our management believes will align our compensatory programs with our overall business strategy. Our Compensation Committee considered summary information of the total compensation paid to our named executive officers during the prior three (3) fiscal years and summary data of each named executive officer’s stock awards and stock options position. Our Compensation Committee discussed with our Chief Executive Officer proposals relating to the compensation of our named executive officers (other than the Chief Executive Officer). After discussions with our Chief Executive Officer and the outside compensation consultant, our Compensation Committee recommended to our Board for approval the Fiscal 2013 total direct compensation of the named executive officers, other than for our Chief Executive Officer, described below and, in the case of our Chief Executive Officer, after review of Fiscal 2013 Peer Group and survey data with the compensation consultant in the absence of our Chief Executive Officer, our Compensation Committee recommended to our Board for approval the Fiscal 2013 total direct compensation of our Chief Executive Officer described below. Our Compensation Committee believes that the incentive compensation of the named executive officers (annual cash bonus and long-term incentive compensation) described below, combined with Fiscal 2013 base salaries, provides a compensation opportunity for each executive above median as compared to similarly-situated executives as reflected in the data provided by the consultants, consistent with our executive compensation philosophy.

In October 2012, in connection with the management transition described above, our Compensation Committee engaged its compensation consultant to provide an executive realignment pay study in order to analyze, review and make decisions regarding compensation in light of such management transition. As noted above, in October 2012, Mr. McAndrew became our President and Chief Operating Officer as a transition matter toward his previously-announced appointment as President and Chief Executive Officer effective April 1, 2013. As our President and Chief Operating Officer, Mr. McAndrew, in consultation with our Chief Executive Officer, assumed the day-to-day responsibility of overall operations and began to initiate various strategic programs resulting from a strategic planning initiative led by him. In addition, in connection with our management transition, Mr. Davis assumed a significant increase in his responsibilities and Mr. Huffmyer was promoted from Controller to Vice President, Chief Financial Officer and Treasurer. A process similar to that described in the foregoing paragraph was undertaken by the Compensation Committee and its compensation consultant to properly re-align executive compensation competitively in light of this management transition. Based on our compensation consultant’s review of our executive compensation programs, it was determined that target total direct compensation for these named executive officers was positioned below the market median except for Mr. Davis whose target total direct compensation was positioned modestly above the market median.

In addition, at that time, in order to provide for an orderly management transition, the Company entered into the letter agreement with Mr. Blakemore described in the “Estimated Termination and Change-in-Control Payments” section under the caption “Letter Agreement with R. Terry Blakemore.”

Results of 2012 Stockholder Vote on Named Executive Officer Compensation

At our August 2012 Annual Meeting of Stockholders, we held an advisory vote to approve the compensation of our named executive officers in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act. At the meeting, our stockholders overwhelmingly approved the compensation of our named executive officers, with over 97% of votes cast in favor of approving the compensation paid to our named executive officers. As we evaluated our compensation policies and practices throughout the remainder of 2012 and the early part of 2013, in connection with the Compensation Committee’s determination of Fiscal 2014 executive compensation, we were mindful of the strong support our stockholders expressed for our pay-for-performance philosophy, which is designed to link the compensation paid to our named executive officers to the Company’s financial performance and stockholder value. Accordingly, the Compensation Committee decided to retain our general approach to executive compensation, with an emphasis on performance-based incentive compensation components that reward our executives only when they deliver value to the Company and our stockholders.

Use of Market Compensation Data

In order to make informed decisions regarding compensation matters for our named executive officers, the Compensation Committee’s compensation consultant provides market compensation data for each executive position using peer group data as disclosed in each company’s proxy statement and, in some instances, survey data.

A peer group of companies was first developed in Fiscal 2009, after discussions among our Compensation Committee, the compensation consultant and our management, for use, along with survey data, to assess whether each of the named executive officers’ total compensation (base salary, annual bonus and long-term incentive compensation) was competitive relative to similarly-situated executives. The peer group is analyzed each year in order to maintain an appropriate peer group based on size and industry. The Fiscal 2013 Peer Group, shown below, is the same peer group utilized in Fiscal 2012 except that two (2) companies (Novell, Inc. and SAVVIS, Inc.) were removed as a result of being acquired. In their place, Comtech Telecommunications Corp., Intermec, Inc. and NETGEAR, Inc. were added for the Fiscal 2013 Peer Group after a review and analysis of the peer group selection criteria discussed below by our compensation consultant and following discussions among our Compensation Committee, the compensation consultant and our management.

Fiscal 2013 Peer Group

Acxiom Corporation	Gartner, Inc.
ADTRAN, Inc.	Intermec, Inc.
ARRIS Group, Inc.	MasTec, Inc.
Belden Inc.	MAXIMUS, Inc.
CIBER, Inc.	NETGEAR, Inc.
Ciena Corporation	Plantronics, Inc.
Cincinnati Bell Inc.	Polycom, Inc.
Comtech Telecommunications Corp.	Qlogic Corporation
Dycom Industries, Inc.	Tellabs, Inc.
Finisar Corporation

These companies were selected based on the following criteria presented by our compensation consultant and agreed upon by our Compensation Committee:

•	similarity in industry (competitors for business and/or talent);
•	size in terms of revenues (approximately one-half to twice our revenues);
•	number of employees;
•	structure of the business defined in terms of asset turnover (revenue/assets) and profit margin; and
•	financial performance in relation to the Company’s financial performance in terms of market capitalization, total shareholder return, return on capital and profitability.

In selecting peer companies, the Compensation Committee takes a collective view of the selection criteria, and reviews companies suggested by our management team, companies that consider us to be their peer, peers of our peers and peer groups utilized by others in their analysis of us, and does not rely on any single metric. The Compensation Committee believes that the peer companies represent businesses that are our competitors and represent companies of similar size and complexity to us.

In some instances, the outside compensation consultant also presented our Compensation Committee with broad survey data which was supplemented with data from the Fiscal 2013 Peer Group for the Chief Executive Officer, the Chief Financial Officer and the Vice President positions for market target annual and long-term incentives, which was based on executive-position match, as another means by which our Compensation Committee could assess and judge the compensation paid to our named executive officers. When utilized, the survey data is further size adjusted using regression equations based on the revenue responsibility of the executive position.

Base Salaries.    In May 2012, a review was conducted of our named executive officers’ base salaries in light of their performance and the survey and peer group data presented by our compensation consultant and our compensation philosophy to pay below-market base salaries. Following such review, it was determined that the base salaries of our named executive officers at that time continued to align with our compensation philosophy of paying base salaries below the market median and, therefore, were considered appropriate for Fiscal 2013. Accordingly, no change was made in the base salaries of our named executive officers for Fiscal 2013. These base salaries are positioned from 9% to 15% below the market median based on the survey data presented by our compensation consultant.

In October 2012, in connection with the management transition discussed above, an additional review was conducted of the base salaries of Messrs. McAndrew, Davis and Huffmyer and the following base salaries were approved to reflect their new positions (and the fact that Mr. McAndrew would become our CEO on April 1, 2013): Mr. McAndrew – $550,000; Mr. Davis – $400,000; and Mr. Huffmyer – $300,000. In January 2013, Mr. Basso joined the Company and was provided a base salary of $350,000, which the Compensation Committee believes is comparable for his positions. In determining these base salaries, the Compensation Committee determined that its decisions were consistent with our compensation philosophy and recognized that these individuals were undertaking new responsibilities as a result of the management transition.

Fiscal 2013 Annual Cash Bonus Program.    At the recommendation of our Compensation Committee, in May 2012, our Board approved an annual cash incentive bonus plan for Fiscal 2013 (the “FY13 Annual Incentive Plan”). The FY13 Annual Incentive Plan was similar to our annual cash incentive plan for Fiscal 2012. The main objective of the FY13 Annual Incentive Plan was to motivate our named executive officers to achieve the Company’s overall operating plan and was implemented after strategic planning meetings attended by the Compensation Committee and other Board members at which the Company’s operating plan for Fiscal 2013 was presented by our management and then reviewed and approved by our Board. The performance goals for the FY13 Annual Incentive Plan and the actual Company achievement of such performance goals were as follows:

		FY13 Annual Incentive Plan Performance Goals
	Actual FY13 Annual Incentive Plan Performance	Actual FY13 Performance as a Percent of Target Goal	Threshold (85% of Target, except for DSOs which is 90% of Target)	Target	Maximum (115% of Target, except for DSOs which is 110% of Target)
Operating earnings per share	$2.55	68%	$3.19	$3.75	$4.32
Adjusted operating margin percent	7.8%	79%	8.4%	9.9%	11.4%
Adjusted EBITDA ($ in millions)	$79.6	65%	$104.6	$123.0	$141.5
DSOs	90	88%	87	79	71

For the FY13 Annual Incentive Plan, “operating earnings per share” was net income plus “Reconciling Items” (as defined below) divided by weighted average common shares outstanding (diluted); “adjusted operating margin percent” was “adjusted operating income” divided by total revenues with “adjusted operating income” meaning operating income plus Reconciling Items; “adjusted EBITDA” was net income plus provision for income taxes, interest, depreciation and amortization plus Reconciling Items; and “DSOs” was an internal management calculation based on the balances in net accounts receivable, cost in excess of billings and billings in excess of costs at the end of the measurement period. DSOs essentially measures the average number of days for the Company to receive payment after revenue has been recognized. These performance goals were equally weighted. For the FY13 Annual Incentive Plan, “Reconciling Items” were: (i) amortization of intangible assets on acquisitions; (ii) stock-based compensation expense; (iii) asset write-up depreciation expense on acquisitions; (iv) expenses, settlements, judgments and fines associated with material litigation ($500,000 or greater per matter); (v) changes in fair value of any interest-rate swaps; (vi) certain pension plan funding expenses; (vii) the impact of any goodwill impairment; and (viii) the effect of changes in tax laws or accounting principles affecting reported results. The Compensation Committee considered other performance metrics as potential performance measures for the FY13 Annual Incentive Plan but concluded that the foregoing metrics were appropriate and consistent with our compensation objectives. The Compensation Committee retained negative discretion to decrease any payout that would otherwise be made under the FY13 Annual Incentive Plan.

Pursuant to the FY13 Annual Incentive Plan design, the achievement of the performance goals at the threshold level would have resulted in a payout of 50% of targeted annual bonus, the achievement of the performance goals at the target level would have resulted in a payout of 100% of targeted annual bonus and the achievement of the performance goals at the maximum level would have resulted in a payout of 150% of targeted annual bonus. The targeted annual bonus award levels under the FY13 Annual Incentive Plan for our named executive officers were as follows: Mr. Blakemore – 100% of base salary, or $600,000; Mr. McAndrew – 100% of base salary, or $350,000; and Mr. Davis – 100% of base salary, or $330,000. In connection with the October 2012 management transition, the following supplemental annual bonus targets were approved in order to recognize these officers’ assumption of increased responsibilities on the basis of the same analysis as for the base salary adjustments noted above: Mr. McAndrew – $100,000; Mr. Davis – $35,000; and Mr. Huffmyer – $65,000. The foregoing amounts reflect the cash bonus that the executive would have received if each performance goal was achieved at the target level.

In Fiscal 2013, our operating earnings per share were $2.55(1), or 68% of the target, our adjusted operating margin percent was 7.8%(2), or 79% of the target, our adjusted EBITDA was $79.6 million(3), or 65% of the target, and our DSOs were 90 days(4), or 88% of the target, resulting in no payout under the FY13 Annual Incentive Plan.

Fiscal 2013 Long-Term Incentive Program.    In connection with its Fiscal 2013 compensation decisions, the Compensation Committee, with the assistance of our compensation consultant, reviewed the equity-based long-term incentive awards utilized in the FY12 LTIP in order to determine whether they remained appropriate to achieve our objectives consistent with our compensation philosophy. These objectives for the long-term incentive program included facilitating the achievement of long-range goals, promoting value creation for our stockholders, providing certain long-term incentive that is independent of the Company’s stock price and providing an overall above-median compensation opportunity through the use of above-market long-term compensation along with below-market base salaries. After consideration and input from our management and our compensation consultant, our Compensation Committee recommended, and our Board approved, the FY13 LTIP in a form substantially similar to the FY12 LTIP. Accordingly, the FY13 LTIP is comprised of a restricted stock unit grant payable in shares of Common Stock representing 20% of the award, a stock option grant representing 30% of the award and a performance share award representing, at the target level payout at the time of grant, 50% of the award and payable in shares of Common Stock. As noted above, however, in response to a decrease in our stock price, awards under the FY13 LTIP were adjusted to limit share amounts to not more than 110% of the target number of shares (rounded to the nearest ten shares) awarded under the FY12 LTIP. As a result, the FY13 LTIP opportunity for each of the named executive officers is approximately 25% less than the FY12 LTIP opportunity due to the application of this 110% share limit.

The restricted stock units and stock options granted pursuant to the FY13 LTIP will vest in equal increments over three (3) years. The payout on 50% of the dollar value of the performance share awards will be based on the Company’s performance relative to a cumulative adjusted EBITDA (as defined above) goal (the “FY13 EBITDA Goal”) and the payout on the remaining 50% of the dollar value of the performance share awards will be based on the Company’s TSR relative to the Fiscal 2013 Peer Group’s TSR, in each case for the three (3) fiscal years ending March 31, 2015. With respect to the performance share awards based on the FY13 EBITDA Goal, the achievement of 75% of the FY13 EBITDA Goal will result in a payout of 50% of such performance share awards, the achievement of 100% of the FY13 EBITDA Goal will result in a payout of 100% of such performance share awards and the achievement of 120% of the FY13 EBITDA Goal will result in a payout of 150% of such performance share awards. With respect to the performance share awards based on relative TSR, the ranking of the Company’s TSR in the 35th percentile of the peer group’s TSR will result in a payout of 50% of such performance share awards, the ranking of the Company’s TSR in the 55th percentile of the peer group’s

(1)

Operating earnings per share of $2.55 was computed as net income of $28.8 million plus Reconciling Items, after-tax, of $13.8 million, divided by weighted average common shares outstanding (diluted) of approximately 16.7 million.

(2)	Adjusted operating margin percentage of 7.8% was computed as operating income of $56.3 million plus Reconciling Items, pre-tax, of $21.7 million, divided by total revenues of $997.8 million.
(3)

Adjusted EBITDA of $79.6 million was computed as net income of $28.8 million plus provision for income taxes of $17.7 million, interest of $6.1 million, depreciation and amortization of $19.1 million and Reconciling Items (other than amortization costs already excluded) of $7.9 million.

(4)

DSOs of 90 days includes “Costs/estimated earnings in excess of billings on uncompleted contracts” and “Billings in excess of costs/estimated earnings on uncompleted contracts” as reflected on our balance sheet at March 31, 2013.

TSR will result in a payout of 100% of such performance share awards, the ranking of the Company’s TSR in the 75th percentile of the peer group’s TSR will result in a payout of 150% of such performance share awards and the ranking of the Company’s TSR in the 100th percentile of the peer group’s TSR will result in a payout of 200% of such performance share awards. If the Company’s TSR over the performance period is negative, the award is capped at 100% regardless of the Company’s performance relative to the peer group.

Following Board review and approval, on May 15, 2012, our Compensation Committee approved the following targeted amounts and awards (rounded to the nearest ten shares) under the FY13 LTIP to the Company’s named executive officers: Mr. Blakemore – a restricted stock unit award for 15,790 shares of the Common Stock, a stock option grant for 61,770 shares of the Common Stock and performance share awards for 37,430 shares of the Common Stock with a grant date value of approximately $1,742,000 (as compared to $2,324,000 under the FY12 LTIP); Mr. McAndrew – a restricted stock unit award for 7,900 shares of the Common Stock, a stock option grant for 30,890 shares of the Common Stock and performance share awards for 18,710 shares of the Common Stock with a grant date value of approximately $871,000 (as compared to $1,162,000 under the FY12 LTIP); and Mr. Davis – a restricted stock unit award for 5,430 shares of the Common Stock, a stock option grant for 21,260 shares of the Common Stock and performance share awards for 12,880 shares of the Common Stock with a grant date value of approximately $599,000 (as compared to $800,000 under the FY12 LTIP). Key, non-executive officer employees are also participating in the FY13 LTIP generally on the same relative basis as the executive officers.

At the time of grant, the FY13 EBITDA Goal for the performance share awards was likely to be achieved at 75% of target, was challenging but achievable at 100% of target (but will require successful implementation of our mergers and acquisitions program) and was remotely achievable at 120% of target.

Based on the survey data discussed above, the FY13 LTIP opportunity for Mr. Blakemore was positioned 16% below the market median, the FY13 LTIP opportunity for Mr. McAndrew was positioned 20% above the market median and the FY13 LTIP opportunity for Mr. Davis was positioned 16% below the market median.

Fiscal 2011 Long-Term Incentive Program Payouts

The Fiscal 2011 Long-Term Incentive Program (the “FY11 LTIP”) followed the same design format as the FY13 LTIP described above. Accordingly, the FY11 LTIP comprised of a restricted stock unit grant payable in shares of Common Stock representing 20% of the award, a stock option grant representing 30% of the award and a performance share award representing, at the target level payout at the time of grant, 50% of the award and payable in shares of Common Stock, with the performance criteria for the performance share awards under the FY11 LTIP being Adjusted EBITDA for 50% of the performance share awards and TSR relative to the Fiscal 2011 Peer Group for the other 50% of such awards, and with a three-year performance period ended March 31, 2013 (the “FY11 LTIP Performance Period”). In May 2013, the Compensation Committee reviewed the Company’s performance with respect to these metrics. The Company achieved Adjusted EBITDA of $304 million for the FY11 LTIP Performance Period against a target of $384.2 million, resulting in a payout of 58% of the Performance Shares based on this metric. With respect to the Performance Shares based on relative TSR, the Company achieved below the threshold level relative to the Fiscal 2011 Peer Group and thus no payout was made on these awards. This result demonstrates the alignment of the Company’s compensation programs with its pay-for-performance philosophy. As a result of the foregoing, in May 2013, our Compensation Committee recommended to our Board, and our Board approved, the following payouts under our FY11 LTIP performance share awards which represents approximately 58% of the target award payout: Mr. Blakemore – 7,830 shares of Common Stock; Mr. McAndrew – 3,915 shares of Common Stock; and Mr. Davis – 1,160 shares of Common Stock. Shares awarded to our executives are subject to the Company’s Executive Stock Ownership Guidelines.

Description of Compensation Practices and Policies for Fiscal 2014

In connection with our Fiscal 2014 compensation decisions, our Compensation Committee again engaged our outside compensation consultant to undertake a comprehensive market assessment to provide our Compensation Committee with context and market insights for making compensation decisions. This review included a discussion of current market trends in executive compensation.

Similar to the decision-making process for Fiscal 2012 and 2013, in making Fiscal 2014 compensation decisions relating to our named executive officers, our Compensation Committee considered our executive compensation philosophy of paying below-market base salaries and modestly above-market incentive compensation. In connection with its comprehensive review, our compensation consultant reviewed our prior compensation decisions and advised our Compensation Committee that our executive compensation decisions were aligned with this compensation philosophy.

For its Fiscal 2014 compensation decisions, our Compensation Committee reviewed peer group data developed by our compensation consultant at the request of our Compensation Committee. The peer group utilized for Fiscal 2014 compensation decisions was the Fiscal 2013 Peer Group except that MasTec, Inc. was removed as a result of that peer’s annual revenues being more than two times that of the Company and Intermec, Inc. was removed due to its pending acquisition. In their place, Aviat Networks, Inc., Emulex Corporation and Mitel Networks Corporation were added for Fiscal 2014 after a review and analysis of the peer group selection criteria discussed above by our compensation consultant and following discussions among our Compensation Committee, the compensation consultant and our management (the “Fiscal 2014 Peer Group”).

Our compensation consultant also presented and our Compensation Committee reviewed broad survey data as supplemented with data from the Fiscal 2014 Peer Group for the Chief Executive Officer, the Chief Financial Officer and the Vice President positions for market target annual and long-term incentives. Our compensation consultant presented this data to the Compensation Committee in relation to the positions held by our named executive officers to develop overall compensatory arrangements for these executives. Our Compensation Committee also reviewed our management’s recommendations related to appropriate financial performance metrics and goals for the Company which they believe will align our compensatory programs with our overall business strategy. Our Compensation Committee considered summary information of the total compensation paid to our named executive officers during the prior three (3) fiscal years and summary data of each named executive officer’s stock awards and stock options position. Our Compensation Committee discussed with our Chief Executive Officer proposals relating to the compensation of our named executive officers (other than the Chief Executive Officer). Our Compensation Committee also considered the management restructuring discussed above and the strategic initiatives put in place by the new management team. After discussions with our Chief Executive Officer and the outside compensation consultant, our Compensation Committee recommended to our Board for approval the Fiscal 2014 total direct compensation described below for the named executive officers (other than our Chief Executive Officer). In the case of our Chief Executive Officer, after review of peer group and survey data with the compensation consultant in the absence of our Chief Executive Officer, our Compensation Committee recommended to our Board for approval the Fiscal 2014 total direct compensation described below for our Chief Executive Officer. Our Compensation Committee believes that the incentive compensation of the named executive officers (annual cash bonus and long-term incentive compensation) described below, combined with Fiscal 2014 base salaries, provides a compensation opportunity for each executive above median as compared to similarly-situated executives as reflected in the data provided by the consultants, consistent with our executive compensation philosophy. Since Mr. Blakemore was scheduled to retire from the Company in June 2013, no compensation decisions were made with respect to him.

Base Salaries.    A review was conducted of our named executive officers’ base salaries in light of their performance and the survey and peer group data presented by our compensation consultant and our compensation philosophy to pay below-market base salaries. Following such review, it was determined that the base salaries of our named executive officers in effect at this time continued to align with our compensation philosophy of paying base salaries below the market median and, therefore, were considered appropriate for Fiscal 2014. Accordingly, no change was made in the base salaries of our named executive officers for Fiscal 2014. These base salaries are positioned from 1% above to 23% below the market median based on the survey data presented by our compensation consultant.

Annual Cash Bonus Program.    At the recommendation of our Compensation Committee, in May 2013, our Board approved an annual cash incentive bonus plan for Fiscal 2014 (the “FY14 Annual Incentive Plan”) which is similar to the FY13 Annual Incentive Plan. The main objective of the FY14 Annual Incentive Plan is to motivate our named executive officers to achieve the Company’s overall operating plan. The performance goals for the FY14 Annual Incentive Plan (operating earnings per share, adjusted operating margin percent, adjusted

EBITDA and DSOs) are the same as those adopted for the FY13 Annual Incentive Plan, although stock-based compensation expense and pension costs were removed as adjustments and material severance expense was added. The FY14 Annual Incentive Plan performance goals approved by the Compensation Committee represent growth over the Fiscal 2013 actual results. The Compensation Committee retained negative discretion to decrease any payout that would otherwise be made under the FY14 Annual Incentive Plan.

The performance goals for the FY14 Annual Incentive Plan will be equally weighted. The achievement of the performance goals at 85% of target (90% of target for the DSOs performance goal) will result in a payout of 50% of targeted annual bonus, the achievement of the performance goals at 100% of target will result in a payout of 100% of targeted annual bonus and the achievement of the performance goals at 115% of target (110% of target for the DSOs performance goal) will result in a payout of 150% of targeted annual bonus. At the time of grant, these performance goals were likely to be achieved at 85% of target (90% of target for the DSOs performance goal), were challenging but achievable at 100% of target and were remotely achievable at 115% of target (110% of target for the DSOs performance goal).

Our Board approved targeted annual bonus opportunities under the FY14 Annual Incentive Plan to the Company’s named executive officers as follows: Mr. McAndrew – 100% of base salary, or $550,000; Mr. Davis – 100% of base salary, or $400,000; Mr. Huffmyer – 70% of base salary, or $210,000; and Mr. Basso – 80% of base salary, or $280,000. Key, non-executive employees are also participating in the FY14 Annual Incentive Plan generally on the same terms as the named executive officers.

Total Cash Compensation.    Total cash compensation is comprised of base salary and annual cash bonus opportunity. Based on the survey data discussed above, the target total cash compensation for the named executive officers is positioned relative to the market median as follows: Mr. McAndrew – 22% below; Mr. Davis – 23% above; Mr. Huffmyer – 21% below; and Mr. Basso – at market median.

Fiscal 2014 Long-Term Incentive Program.    In connection with its Fiscal 2014 compensation decisions, the Compensation Committee considered the elements used under the FY13 LTIP described above and concluded that such elements provided appropriate long-term incentives. After consideration and input from our management and our compensation consultant, our Compensation Committee recommended, and our Board approved, the Long-Term Incentive Program for Fiscal 2014 (the “FY14 LTIP”) in a form substantially similar to the FY13 LTIP. Accordingly, the FY14 LTIP is comprised of a restricted stock unit grant payable in shares of Common Stock representing 20% of the award, a stock option grant representing 30% of the award and a performance share award representing, at the target level payout at the time of grant, 50% of the award and payable in shares of Common Stock.

Beginning with the FY12 LTIP, and based on the recommendation of its compensation consultant as to the majority practice, the Compensation Committee recommends, and the Board approves LTIP awards based on a dollar value, and also approves a methodology for determining the number of shares under each award based on such dollar value. The same methodology was applied with respect to the FY14 LTIP awards.

Subject to Board review and approval, the Compensation Committee approved the following targeted amounts and awards under the FY14 LTIP to the Company’s executive officers: Mr. McAndrew – a restricted stock unit award for 11,800 shares of the Common Stock, a stock option grant for 46,070 shares of the Common Stock and performance share awards for 26,720 shares of the Common Stock with a grant date value of approximately $1,545,000; Mr. Davis – a restricted stock unit award for 6,110 shares of the Common Stock, a stock option grant for 23,860 shares of the Common Stock and performance share awards for 13,840 shares of the Common Stock with a grant date value of approximately $800,000; Mr. Huffmyer – a restricted stock unit award for 3,440 shares of the Common Stock, a stock option grant for 13,420 shares of the Common Stock and performance share awards for 7,790 shares of the Common Stock with a grant date value of approximately $450,000; and Mr. Basso – a restricted stock unit award for 5,730 shares of the Common Stock, a stock option grant for 22,370 shares of the Common Stock and performance share awards for 12,970 shares of the Common Stock with a grant date value of approximately $750,000. Key, non-executive officer employees are also participating in the FY14 LTIP generally on the same relative basis as the executive officers. All such awards were granted on May 14, 2013.

At the time of grant, the cumulative adjusted EBITDA goal for the performance share awards based on such performance metric was likely to be achieved at 75% of target, was challenging but achievable at 100% of target (but will require successful implementation of our mergers & acquisitions program) and was remotely achievable at 120% of target.

Based on the survey data discussed above, the FY14 LTIP opportunity for the named executive officers is positioned relative to the market median as follows: Mr. McAndrew – 14% below; Mr. Davis – 11% above; Mr. Huffmyer – 28% below; and Mr. Basso – 42% above.

Fiscal 2014 Total Compensation.    Based on the survey data discussed above, the total Fiscal 2014 compensation opportunity for the named executive officers is positioned relative to the market median as follows: Mr. McAndrew – 17% below; Mr. Davis – 16% above; Mr. Huffmyer – 24% below; and Mr. Basso – 19% above.

Executive Stock Ownership Guidelines

To further achieve the objective of building our named executive officers’ investment in the Company through their ownership of shares of our Common Stock, thereby more closely aligning the interests of our named executive officers with those of our stockholders, the Company has adopted executive stock ownership guidelines which utilize a retention approach. Under these guidelines, our named executive officers are required to hold, until retirement, but subject to diversification at age 60, 50% of the net, after-tax shares of Common Stock issued to them pursuant to performance share awards and restricted stock awards/units. Our compensation consultant has advised that this retention guideline approach should result in our named executive officers owning more shares at a greater value than they would own if we had adopted a traditional ownership guideline approach that requires an executive to own shares that are valued as a multiple of such executive’s base salary. All of our named executive officers are in compliance with these ownership guidelines.

Retirement Benefits

We generally do not have a Company-funded post-retirement medical benefits program or a defined benefit pension program for our key employees. Messrs. Blakemore and McAndrew participate in the Retirement and Security Program of the National Telecommunications Cooperative Association (the “NTCA Plan”), a multiple employer pension plan in which the subsidiary of the Company that employs Mr. Blakemore and Mr. McAndrew participates as a contributing employer. Mr. Blakemore participated in such plan at the time of the Company’s acquisition of this subsidiary in 1999 and Mr. McAndrew participated in such plan following his relocation to the same office as Mr. Blakemore.

Perquisites

The Company does not provide any perquisites to its executives. The Company may provide perquisites to an executive living outside the United States based on local customary practice.

Change-in-Control and Employment Termination Arrangements

We entered into agreements with Messrs. McAndrew and Blakemore in May 2007, with Mr. Davis in January 2011 in connection with his election as an executive officer of the Company (at which time Mr. Davis voluntarily terminated a severance agreement that generally provided for a severance payment equal to his annual salary), with Mr. Huffmyer in October 2012 and with Mr. Basso in 2013 in connection with their elections as executive officers of the Company. In October 2007, our Board approved a revised compensatory arrangement for Mr. Blakemore in connection with his election to the positions of President and Chief Executive Officer. After discussion, our Compensation Committee and Board determined to amend Mr. Blakemore’s agreement to provide that severance would be due to Mr. Blakemore upon termination of employment by us (other than due to death, disability, retirement or for cause) or by Mr. Blakemore for good reason, in each case prior to a change-in-control of the Company. Our Compensation Committee and Board approved this amendment to our Chief Executive Officer’s agreement as an inducement for him to accept the positions of President and Chief Executive Officer with us. In October 2012, in order to provide for an orderly management transition, the Company entered into the letter agreement with Mr. Blakemore described in the “Estimated Termination and Change-in-Control Payments” section under the caption “Letter Agreement with R. Terry Blakemore.” Mr. McAndrew’s agreement was amended and restated in December 2008 to comply with Section 409A (“Section 409A”) of the Code (or certain exceptions thereto). In connection with Mr. McAndrew’s appointment as Chief Executive Officer on April 1, 2013, the Company entered into an amended and restated agreement with Mr. McAndrew that is described herein under the caption “Potential Payments Upon Termination or Change-in-Control.”

The agreements with Messrs. McAndrew, Davis, Huffmyer and Basso generally provide for certain benefits to these named executive officers in the event that their respective employment is terminated within two (2) years of a change-in-control either by (i) us for a reason other than cause, death, disability or retirement or (ii) the named executive officer’s resignation for good reason.

Our Compensation Committee and our Board approved these agreements and change-in-control and employment termination provisions in our compensation arrangements to reduce the distraction regarding the impact of such a transaction on the personal situation of a named executive officer and to provide incentives to them to remain with us through the consummation of a change-in-control transaction, if any. The level of severance provided, should the executive be terminated prior to or within two (2) years following a change-in-control, aligns with the level commonly provided in the market.

For a more detailed description of the change-in-control arrangements with our named executive officers, see the “Potential Payments Upon Termination or Change-in-Control” section of this proxy statement.

Other Matters

Section 409A generally provides that amounts deferred under nonqualified deferred compensation arrangements will be subject to accelerated income recognition, interest and substantial penalties unless the arrangement satisfies certain design and operational requirements. We have modified our compensatory arrangements as necessary so that compensation payable under the arrangements is not subject to taxation under Section 409A. These amendments were not intended to increase the benefits payable under our plans and arrangements.

Section 162(m) of the Code (“Section 162(m)”) provides that a publicly-traded corporation may not deduct from its federal income taxes compensation in excess of $1 million for amounts paid to each of its chief executive officer or to any of the three (3) highest compensated officers other than the chief executive officer unless such excess compensation is “performance-based.” Among other requirements, for compensation to be “performance-based” for purposes of Section 162(m), the performance goals must be pre-established and objective. The awards made pursuant to the FY11 LTIP, the FY13 Annual Incentive Plan, the FY13 LTIP, the FY14 Annual Incentive Plan and the FY14 LTIP were issued pursuant to the Incentive Plan and, other than the restricted stock units, are intended to be “performance-based” for purposes of Section 162(m). Our Compensation Committee or Board also may provide incentive compensation that is not “performance-based” for purposes of Section 162(m) and therefore not deductible for federal income tax purposes to the extent that non-deductible compensation is in excess of the $1 million limitation.

Report of the Compensation Committee

Our Compensation Committee reviewed and discussed with our management the Compensation Discussion and Analysis set forth in this proxy statement. Based on the foregoing review and discussions, our Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement.

The information contained in this report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates it by reference into such filing.

Compensation Committee:

Thomas W. Golonski, Chairman
William F. Andrews
Edward A. Nicholson, Ph.D.

RISK ASSESSMENT

In Fiscal 2011, the Compensation Committee reviewed our compensation policies and practices in order to assess whether such compensation policies and practices are reasonably likely to have a material adverse effect on the Company. In order to assist in such review, the Compensation Committee engaged our compensation consultant. Our compensation consultant reviewed our pay philosophy, program design, program governance and administration and mitigating factors that offset risk. Our compensation consultant concluded that:

•	our compensation philosophy, while emphasizing below market fixed salaries and above-market variable compensation components, does not promote an inappropriate level of risk;
•	our incentive design is appropriate and serves to reward appropriate risk taking;
•	governance and plan administration is appropriate;
•	mitigating factors, including a stock retention policy and Compensation Committee discretion, are present;
•	certain pay practices that may promote risk are not present;
•	none of the elements reviewed indicate a critical issue or appear to promote material risk; and
•	appropriate levels of approval, review and governance exist to mitigate the risk of inappropriate actions.

Based on such review, in Fiscal 2011, our Compensation Committee recommended to the Board, and our Board concluded, that our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. In Fiscal 2014 (as it did in Fiscal 2012 and Fiscal 2013), our Compensation Committee confirmed with our compensation consultant that, at the present time, and based on the limited changes made to our program over the past three (3) years, there is no basis for a contrary conclusion. Management also reported to our Compensation Committee and Board regarding our compensation programs generally in connection with such assessment.

SUMMARY COMPENSATION TABLE – FISCAL 2013, FISCAL 2012 AND FISCAL 2011

The following table sets forth cash compensation paid by us and our subsidiaries, as well as other compensation paid or accrued during Fiscal 2013, Fiscal 2012 and Fiscal 2011 to (i) Michael McAndrew, who served as Executive Vice President, Chief Financial Officer, Treasurer and Secretary until October 2, 2012, when he assumed the position of President and Chief Operating Officer, (ii) R. Terry Blakemore, our CEO during Fiscal 2013 (who retired from that position effective April 1, 2013), (iii) Timothy C. Huffmyer, who became our Vice President, Chief Financial Officer and Treasurer on October 2, 2012, (iv) Kenneth P. Davis and (v) Ronald Basso, who joined the Company on January 28, 2013 (each, a “named executive officer”). Such compensation was paid for services rendered in all capacities to us and our subsidiaries:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Michael McAndrew, Chief Executive Officer (principal executive officer and former principal financial officer)(3)	2013 2012 2011	449,231 351,346 358,750	— — —	992,533 813,423 694,500	278,622 348,641 467,424	— 123,000 371,000	32,119(4) 133,400(4) —	26,010(5) 25,125(5) 5,373(5)	1,778,515(6) 1,794,935 1,897,047
R. Terry Blakemore, Former Chief Executive Officer (former principal executive officer)(3)	2013 2012 2011	600,000 602,308 598,077	— — —	1,185,185 1,626,883 1,389,000	557,153 697,158 934,848	— 210,000 636,000	67,594(4) 110,149(4) 239,320(4)	26,010(7) 25,558(7) 25,434(7)	2,435,942 3,272,056 3,822,679
Timothy C. Huffmyer, Vice President, Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)	2013	230,000	—	388,175	—	—	—	4,831(5)	623,006
Kenneth P. Davis, Executive Vice President	2013 2012 2011	344,000 330,000 298,269	— — 75,000	557,703 559,902 209,760	191,761 240,001 140,227	— 116,000 166,000	— — —	6,139(5) 5,097(5) 5,636(5)	1,099,603 1,251,000 894,892
Ronald Basso, Executive Vice President, General Counsel and Secretary	2013	53,846	—	250,063	—	—	—	441(5)	304,350

(1)

Reflects the aggregate grant date fair value with respect to awards of restricted stock units and performance shares for each named executive officer computed in accordance with FASB ASC Topic 718. The assumptions underlying the valuation of these awards is set forth in Note 14 of the Notes to the Consolidated Financial Statements set forth in the 2013 Form 10-K. The amount presented for Messrs. McAndrew, Blakemore and Davis for Fiscal 2013 include amounts representing the payout of certain performance share awards granted to these individuals in Fiscal 2013, valued at target. If these performance awards were to be paid out at the maximum amount, the value of all stock awards for Fiscal 2013 for Messrs. McAndrew, Blakemore and Davis would be $1,301,851, $1,804,165 and $770,691, respectively.

(2)

Reflects the dollar amount recognized for financial statement reporting purposes in accordance with FASB ASC Topic 718. For Fiscal 2013, the weighted-average assumptions underlying the valuation of the stock options under the Black-Scholes option pricing model are as follows: expected life of 7.0 years; volatility of 44.6%; a risk-free interest rate of 0.8%; and a dividend yield of 1.0%. For Fiscal 2012, the weighted-average assumptions underlying the valuation of the stock options under the Black-Scholes option pricing model are as follows: expected life of 4.84 years; volatility of 45.28%; a risk-

free interest rate of 1.73%; and a dividend yield of 0.714%. For Fiscal 2011, the weighted-average assumptions underlying the valuation of the stock options under the Black-Scholes option pricing model are as follows: expected life of 4.93 years; volatility of 41.38%; a risk-free interest rate of 2.30%; and a dividend yield of 0.819%.

(3)

As previously disclosed, Mr. Blakemore resigned as CEO of the Company, effective March 31, 2013. Mr. McAndrew became President and Chief Operating Officer of the Company on October 2, 2012 and assumed the position of CEO on April 1, 2013.

(4)

Messrs. Blakemore and McAndrew (since April 1, 2011) each participate in the NTCA Plan. One of our subsidiaries is a member of the National Telecommunications Cooperative Association, which sponsors the NTCA Plan, a multiple employer pension plan in which such subsidiary participates as a contributing employer. The amount in this column for Fiscal 2013 represents the aggregate change in actuarial present value of each participant’s accumulated benefits under the NTCA Plan from December 31, 2011 to December 31, 2012 (the last day of the NTCA Plan’s most-recently completed fiscal year), the amount in this column for Fiscal 2012 represents the aggregate change in actuarial present value of each participant’s accumulated benefits under the NTCA Plan from December 31, 2010 to December 31, 2011 and the amount in this column for Fiscal 2011 represents the aggregate change in actuarial present value of Mr. Blakemore’s accumulated benefits under the NTCA Plan from December 31, 2009 to December 31, 2010. For more information regarding the NTCA Plan and the assumptions used to calculate this amount, see the “Pension Benefits Table” and the “Understanding Our Pension Benefits Table” sections in this proxy statement.

(5)

Represents the Company’s contributions to the NTCA Plan for Mr. McAndrew ($24,900 in Fiscal 2013), amounts paid by us for Messrs. Huffmyer and Davis under a 401(k) plan and payments for Messrs. McAndrew, Huffmyer, Davis and Basso for life insurance premiums.

(6)

This number does not include payments that were made by the Company to Mr. McAndrew’s spouse during her employment with the Company which ended shortly after their marriage. Mrs. McAndrew received payments from the Company in Fiscal 2013 totaling $115,299 (including an automobile allowance). In connection with her termination of employment and pursuant to the terms of her Severance Agreement dated May 22, 2008, Mrs. McAndrew also received a lump sum severance payment of $150,000, less applicable withholdings, and a bonus of $26,250. Pursuant to the terms of the Severance Agreement, any unvested restricted stock unit awards and/or performance share awards held by Mrs. McAndrew as of her termination date were forfeited and any stock options that were exercisable as of the termination date remained exercisable for three (3) months following that date.

(7)	Represents the Company’s contributions to the NTCA Plan for Mr. Blakemore ($24,900 in Fiscal 2013) and payments for life insurance premiums.

GRANTS OF PLAN-BASED AWARDS – FISCAL 2013

The following table sets forth each grant of awards made to our named executive officers in Fiscal 2013 under plans established by us:

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Michael McAndrew	05/15/2012		—	—	—	—	—	—	—	30,890	22.07	278,622
	05/15/2012	(2)	175,000	350,000	525,000	—	—	—	—	—	—	—
	05/15/2012	(3)	—	—	—	4,935	9,870	14,805	—	—	—	217,831
	05/15/2012	(4)	—	—	—	4,420	8,840	13,260	—	—	—	200,403
	05/15/2012	(5)	—	—	—	—	—	—	7,900	—	—	174,353
	10/04/2012	(5)	—	—	—	—	—	—	15,550	—	—	399,946
	10/04/2012	(6)	50,000	100,000	150,000	—	—	—	—	—	—	—
R. Terry Blakemore	05/15/2012		—	—	—	—	—	—	—	61,770	22.07	557,153
	05/15/2012	(2)	300,000	600,000	900,000	—	—	—	—	—	—	—
	05/15/2012	(3)	—	—	—	9,865	19,730	29,595	—	—	—	435,441
	05/15/2012	(4)	—	—	—	8,850	17,700	26,550	—	—	—	401,259
	05/15/2012	(5)	—	—	—	—	—	—	15,790	—	—	348,485
Timothy C. Huffmyer	05/15/2012	(5)	—	—	—	—	—	—	4,000	—	—	88,280
	10/04/2012	(5)	—	—	—	—	—	—	11,660	—	—	299,895
	10/04/2012	(6)	32,500	65,000	97,500	—	—	—	—	—	—	—
Kenneth P. Davis	05/15/2012		—	—	—	—	—	—	—	21,260	22.07	191,761
	05/15/2012	(2)	165,000	330,000	495,000	—	—	—	—	—	—	—
	05/15/2012	(3)	—	—	—	3,395	6,790	10,185	—	—	—	149,855
	05/15/2012	(4)	—	—	—	3,045	6,090	9,135	—	—	—	138,060
	05/15/2012	(5)	—	—	—	—	—	—	5,430	—	—	119,840
	10/04/2012	(5)	—	—	—	—	—	—	5,830	—	—	149,948
	10/04/2012	(6)	17,500	35,000	52,500	—	—	—	—	—	—	—
Ronald Basso	01/28/2013	(5)	—	—	—	—	—	—	10,190	—	—	250,063

(1)	See the CD&A section of this proxy statement for a more detailed discussion of the terms of the compensation awards granted to our named executive officers.

(2)

The amounts listed in this row represent the potential future payouts under the FY13 Annual Incentive Plan which were recommended by our Compensation Committee and approved by our Board on May 15, 2012. For a description of the FY13 Annual Incentive Plan, see the CD&A section of this proxy statement, which notes that no amounts were paid out pursuant to these awards.

(3)

The amounts listed in this row represent the threshold, target and maximum payments that may be made to Messrs. McAndrew, Blakemore and Davis pursuant to the performance share awards granted under the FY13 LTIP for the three (3) fiscal years ending March 31, 2015, based on achievement of the FY13 EBITDA Goal. Those awards were recommended by our Compensation Committee and approved by our Board on May 15, 2012. For a description of the FY13 LTIP, see the CD&A section of this proxy statement.

(4)

The amounts listed in this row represent the threshold, target and maximum payments that may be made to Messrs. McAndrew, Blakemore and Davis pursuant to the performance share awards under the FY13 LTIP for the three (3) fiscal years ending March 31, 2015, based on achievement of TSR. This award was recommended by our Compensation Committee and approved by our Board on May 15, 2012. For a description of the FY13 LTIP, see the CD&A section of this proxy statement.

(5)

The amounts reported in these rows represent the number of time-based restricted stock units granted in Fiscal 2013. These awards vest ratably in three (3) annual installments beginning one year after the grant date.

(6)

The amounts listed in this row represent the potential future payouts under the FY13 Annual Incentive Plan which were recommended by our Compensation Committee and approved by our Board on October 4, 2012. For a description of these supplemental awards, see the CD&A section of this proxy statement, which notes that no amounts were paid out pursuant to these awards.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END – FISCAL 2013

The following table sets forth all unexercised stock options and stock awards which have been awarded by us to our named executive officers and are outstanding as of March 31, 2013:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(8)	Market Value of Shares or Units of Stock that Have Not Vested ($)(9)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(10)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(9)
Michael McAndrew	—	—	—	—	—	—	49,220	1,073,488
	—	—	—	—	30,904	674,016	—	—
	20,000	—	42.930	10/01/2013	—	—	—	—
	50,000	—	39.770	10/31/2015	—	—	—	—
	10,000	—	38.965	06/15/2016	—	—	—	—
	27,500	—	28.710	05/27/2018	—	—	—	—
	20,000	—	28.930	05/28/2018	—	—	—	—
	17,000	—	33.110	05/26/2019	—	—	—	—
	26,666	13,334(1)	32.210	05/17/2020	—	—	—	—
	9,360	18,720(2)	32.390	05/17/2021	—	—	—	—
	—	30,890(3)	22.070	05/15/2022	—	—	—	—
R. Terry Blakemore	—	—	—	—	—	—	98,460	2,147,413
	—	—	—	—	30,691	669,371	—	—
	6,667	—	34.290	08/11/2014	—	—	—	—
	60,000	—	39.770	10/31/2015	—	—	—	—
	25,000	—	28.710	05/27/2018	—	—	—	—
	80,000	—	28.930	05/28/2018	—	—	—	—
	67,000	—	33.110	05/26/2019	—	—	—	—
	53,333	26,667(1)	32.210	05/17/2020	—	—	—	—
	18,716	37,434(4)	32.390	05/17/2021	—	—	—	—
	—	61,770(5)	22.070	05/15/2022	—	—	—	—
Timothy C. Huffmyer	—	—	—	—	—	—	—	—
	—	—	—	—	17,661	385,186	—	—
	3,334	—	40.895	12/16/2013	—	—	—	—
	2,000	—	36.035	08/11/2014	—	—	—	—
	1,500	—	35.250	06/07/2015	—	—	—	—
	15,000	—	39.770	10/30/2015	—	—	—	—
	3,334	—	28.930	05/28/2018	—	—	—	—
Kenneth P. Davis	—	—	—	—	—	—	28,590	623,548
	—	—	—	—	15,388	335,612	—	—
	28	—	29.815	04/01/2013	—	—	—	—
	10,000	—	40.260	09/29/2013	—	—	—	—
	10,000	—	36.035	08/11/2014	—	—	—	—
	15,000	—	39.770	10/30/2015	—	—	—	—
	10,000	—	28.710	05/27/2018	—	—	—	—
	3,334	—	28.930	05/28/2018	—	—	—	—
	10,000	—	33.110	05/26/2019	—	—	—	—
	8,000	4,000(1)	32.210	05/17/2020	—	—	—	—
	6,443	12,887(6)	32.390	05/17/2021	—	—	—	—
	—	21,260(7)	22.070	05/15/2022	—	—	—	—
Ronald Basso	—	—	—	—	10,190	222,244	—	—

(1)	These options vested on May 17, 2013.

(2)	These options vested/vest in two (2) annual installments of 9,360 and 9,360 on May 17, 2013 and May 17, 2014, respectively.

(3)	These options vested/vest in three (3) annual installments of 10,296, 10,297 and 10,297 on May 15, 2013, May 15, 2014 and May 15, 2015, respectively.

(4)	These options vested/vest in two (2) annual installments of 18,717 and 18,717 on May 17, 2013 and May 17, 2014, respectively.

(5)	These options vested/vest in three (3) annual installments of 20,590, 20,590 and 20,590 on May 15, 2013, May 15, 2014 and May 15, 2015, respectively.

(6)	These options vested/vest in two (2) annual installments of 6,443 and 6,444 on May 17, 2013 and May 17, 2014, respectively.

(7)	These options vested/vest in three (3) annual installments of 7,086, 7,087 and 7,087 on May 15, 2013, May 15, 2014 and May 15, 2015, respectively.

(8)	This column is comprised of unvested restricted stock unit awards as of March 31, 2013.

For Mr. McAndrew, this number includes: (i) 2,667 restricted stock units that vested on May 11, 2013 (from an award granted on May 11, 2010); (ii) 2,393 restricted stock units that vested on May 17, 2013 and 2,394 restricted stock units that will vest on May 17, 2014 (from an award granted on May 17, 2011); (iii) 2,633 restricted stock units that vested on May 15, 2013, 2,633 restricted stock units that will vest on May 15, 2014 and 2,634 restricted stock unit that will vest on May 15, 2015 (from an award granted on May 15, 2012); and (iv) 5,183 restricted stock units that will vest on October 4, 2013, 5,183 restricted stock units that will vest on October 4, 2014 and 5,184 restricted stock units that will vest on October 4, 2015 (from an award granted on October 4, 2012).

For Mr. Blakemore, this number includes: (i) 5,334 restricted stock units that vested on May 11, 2013 (from an award granted on May 11, 2010); (ii) 4,783 restricted stock units that vested on May 17, 2013 and 4,784 restricted stock units that would have vested on May 17, 2014 (from an award granted on May 17, 2011); (iii) 5,263 restricted stock units that vested on May 15, 2013, 5,263 restricted stock units that would have vested on May 15, 2014 and 5,264 restricted stock units that would have vested on May 15, 2015 (from an award granted on May 15, 2012). Restricted stock units that would have vested after Mr. Blakemore’s retirement date of June 3, 2013 were forfeited as of that date for no value.

For Mr. Huffmyer, this number includes: (i) 667 restricted stock units that vested on May 11, 2013 (from an award granted on May 11, 2010); (ii) 667 restricted stock units that vested on May 17, 2013 and 667 restricted stock units that will vest on May 17, 2014 (from an award granted on May 17, 2011); (iii) 1,333 restricted stock units that vested on May 15, 2013, 1,333 restricted stock units that will vest on May 15, 2014 and 1,334 restricted stock units that will vest on May 15, 2015 (from an award granted on May 15, 2012); and (iv) 3,886 restricted stock units that will vest on October 4, 2013, 3,887 restricted stock units that will vest on October 4, 2014 and 3,887 restricted stock units that will vest on October 4, 2015 (from an award granted on October 4, 2012).

For Mr. Davis, this number includes: (i) 834 restricted stock units that vested on May 11, 2013 (from an award granted on May 11, 2010); (ii) 1,647 restricted stock units that vested on May 17, 2013 and 1,647 restricted stock units that will vest on May 17, 2014 (from an award granted on May 17, 2011); (iii) 1,810 restricted stock units that vested on May 15, 2013, 1,810 restricted stock units that will vest on May 15, 2014 and 1,810 restricted stock units that will vest on May 15, 2015 (from an award granted on May 15, 2012) and (iv) 1,943 restricted stock units that will vest on October 4, 2013, 1,943 restricted stock units that will vest on October 4, 2014 and 1,944 restricted stock units that will vest on October 4, 2015 (from an award granted on October 4, 2012).

For Mr. Basso, this number includes 3,396 restricted stock units that will vest on January 28, 2014, 3,397 restricted stock units that will vest on January 28, 2015 and 3,397 restricted stock units that will vest on January 28, 2016 (from an award granted on January 28, 2013).

(9)

These values are based on a market price of $21.81 per share, the closing market price per share of the Common Stock on NASDAQ on March 28, 2013 (the last trading day immediately preceding March 31, 2013, which was a Sunday).

(10)

This column shows the number of unvested performance shares (for which the performance conditions had not been satisfied) as of March 31, 2013 based on achieving performance goals at the target levels. Performance share awards with respect to the following number of shares (measured at target) vested on May 11, 2013: Mr. McAndrew – 13,500 shares; Mr. Blakemore – 27,000 shares; and Mr. Davis – 4,000 shares. Actual payout of these awards was as follows: Mr. McAndrew – 3,915 shares; Mr. Blakemore – 7,830 shares; and Mr. Davis – 1,160 shares. See “Fiscal 2011 Long-Term Incentive Program Payouts” in the CD&A section of this proxy statement. Performance share awards with respect to the following number of shares (measured at target) are scheduled to vest on May 17, 2014, assuming the achievement of the pre-approved performance objectives: Mr. McAndrew – 17,010 shares; Mr. Blakemore – 34,030 shares; and Mr. Davis – 11,710 shares. Performance share awards with respect to the following number of shares (measured at target) are scheduled to vest on May 15, 2015, assuming the achievement of the pre-approved performance objectives: Mr. McAndrew – 18,710 shares; Mr. Blakemore – 37,430 shares; and Mr. Davis – 12,880 shares.

OPTION EXERCISES AND STOCK VESTED – FISCAL 2013

This table shows the value (before applicable federal, state and/or local income taxes) realized by our named executive officers from stock options that were exercised and from stock awards that vested during Fiscal 2013.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Michael McAndrew	—	—	6,394	140,293
R. Terry Blakemore	—	—	15,450	339,738
Timothy C. Huffmyer	—	—	2,000	43,967
Kenneth P. Davis	—	—	3,279	71,935
Ronald Basso	—	—	—	—

(1)

These values are based on the closing market price per share of the Common Stock on the date of vesting of the particular stock award ($22.31 for the restricted stock unit awards that vested on May 11, 2012, $21.79 for the restricted stock unit awards that vested on May 17, 2012 and $22.22 for the restricted stock unit awards that vested on May 26, 2012).

PENSION BENEFITS – FISCAL 2013

The following table provides information with respect to each plan that provides for specified retirement payments or benefits, or payments or benefits that will be provided primarily following retirement, to our named executive officers, including tax-qualified defined benefit plans and supplemental employee retirement plans, but excluding defined contribution plans:

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
R. Terry Blakemore	NTCA Plan	32(1)	2,129,559(2)	24,900
Michael McAndrew	NTCA Plan	1.75(3)	165,519(4)	24,900
Timothy C. Huffmyer	—	—	—	—
Kenneth P. Davis	—	—	—	—
Ronald Basso	—	—	—	—

(1)

Mr. Blakemore commenced participation in the NTCA Plan in October 1985 and was granted service credit back to March 1981. This additional service credit granted to him only has the effect of making him retirement eligible, without any benefit reduction, at an earlier date and does not result in any augmentation of benefits paid to him.

(2)

The actuarial present value of Mr. Blakemore’s accumulated benefits under the NTCA Plan was computed as of December 31, 2012 (the last day of the most recently completed fiscal year of the NTCA Plan). The amount was computed using the following assumptions and valuation methods: (i) a retirement age of 55 (the earliest age at which he could retire without any benefit reduction due to age), (ii) an annual increase of 2.0% of compensation, and (iii) the 2013 mortality table provided in Internal Revenue Service Notice 2008-85.

(3)	Mr. McAndrew commenced participation in the NTCA Plan on April 1, 2011.

(4)

The actuarial present value of Mr. McAndrew’s accumulated benefits under the NTCA Plan was computed as of December 31, 2012 (the last day of the most recently completed fiscal year of the NTCA Plan). The amount was computed using the following assumptions and valuation methods: (i) a retirement age of 65, (ii) an annual increase of 2.0% of compensation, (iii) the 2013 mortality table provided in Internal Revenue Service Notice 2008-85 and (iv) a discount rate of 7.50%.

UNDERSTANDING OUR PENSION BENEFITS TABLE

The Retirement and Security Program of the National Telecommunications Cooperative Association

The NTCA Plan is a multiple employer pension plan which is the main pension plan for over 370 employers who are members of the National Telecommunications Cooperative Association (of which one of our subsidiaries is a member). The NTCA Plan will pay retirement benefits to Mr. Blakemore and Mr. McAndrew based on each of their respective years of service with us and their respective compensation. As a qualified plan, the NTCA Plan is subject to various requirements on coverage, funding, vesting and the amount of compensation which may be taken into account in calculating benefits.

Normal Retirement.    The “normal retirement benefit” under the NTCA Plan is the benefit which will be received at the normal retirement date, which is the first day of the month containing the participant’s 65th birthday. The normal retirement benefit is expressed as a life annuity with ten (10) years certain.

The normal retirement benefit is the sum of the basic normal retirement benefit that the participant has accrued on the basis of active participation and certain other types of benefits such as fixed benefits, supplemental benefits and benefit upgrades. The basic normal retirement benefit increases as the participant’s average compensation increases and is based on: (i) “High-5 Compensation” which means the average of the participant’s W-2+ Compensation (defined below) for the five (5) years of the last ten (10) years during which the participant’s W-2+ Compensation was the highest (“W-2+ Compensation” means W-2 wages, including any bonuses, overtime and commissions, plus pre-tax 401(k) contributions, Section 125 contributions (cafeteria plan contributions) and Section 457 contributions (contributions to a non-qualified deferred compensation plan adopted after 1986 by a tax-exempt employer) and, effective for plan years beginning after December 31, 2000, Section 132(f)(4) income (qualified transportation fringe benefit income), but excluding income attributable to employer-sponsored group term life insurance over $50,000), (ii) total accruals, which is generally the sum of certain contribution percentages (both employer and employee) made on the participant’s behalf plus contribution percentages added through program upgrades, rollovers and prior service benefits, (iii) the applicable program actuarial factor and (iv) the applicable uplift multiplier.

Additionally, the maximum annual pension which the participant accrues may never exceed 100% of the participant’s average W-2+ Compensation (taxable compensation prior to January 1, 1998) for the participant’s “High-3” (“High-3” compensation refers to the average of the highest three (3) consecutive years of the participant’s W-2+ Compensation) years before retirement.

Early Retirement.    The NTCA Plan permits early retirement on or after the first day of the month in which the participant reaches the age of 55 pursuant to the “Rule-of-85.” The Rule-of-85 allows certain plan participants to retire early (before the age of 65 but not before age 55) without an actuarial reduction in their accrued benefits for retiring before age 65. Under this formula, the sum of a participant’s age at retirement and number of years of service must equal or exceed 85 in order for the participant to be eligible for “Rule-of-85” benefits. Mr. Blakemore has reached age 55 and will be entitled to unreduced retirement benefits upon his retirement pursuant to the “Rule-of-85.” Mr. McAndrew will not be entitled to an unreduced early retirement benefit under the NTCA Plan.

Late Retirement.    The NTCA Plan permits late retirement (retirement after the age of 65). If a participant retires late, the participant’s retirement benefits automatically will be increased by one-quarter of one percent (.25%) for each month the participant delays retirement beyond age 65. Additionally, if a participant continues working after his 65th birthday, benefits may increase through additional accruals and higher High-5 Compensation.

Forms of Payment.    The NTCA Plan provides for the following forms of payment options: (i) 10-years certain and life thereafter, (ii) 5-years certain and life thereafter, (iii) life only, (iv) if married, a qualified joint and survivor annuity (with 50% of the monthly amount payable during the participant’s lifetime continued after the participant’s death to his surviving spouse for the life of the surviving spouse), (v) if married, a qualified joint and survivor annuity (with 66 2/3% of the monthly amount payable during the participant’s lifetime continued after the participant’s death to his surviving spouse for the life of the surviving spouse), (vi) a qualified joint and survivor annuity (with 75% of the monthly amount payable during the participant’s lifetime continued after the participant’s death to his surviving spouse for the life of the surviving spouse), (vii) if married, a qualified joint and survivor annuity (with 100% of the monthly amount payable during the participant’s lifetime continued after the participant’s death to his surviving spouse for the life of the surviving spouse), (viii) if married, a qualified joint and survivor annuity under (iii) - (vii) (with the annuity that is payable guaranteed for ten (10) years following retirement and then payable at 50%, 66 2/3%, 75% or 100% to the spouse (if the participant predeceases the surviving spouse)), (ix) an annuity under (i) - (viii) that is supplemented by a certain amount between the time of retirement and either age 62 or normal social security retirement age, and then actuarially reduced once that age is reached, (x) a combination of a partial single sum and any one of the foregoing annuity options, (xi) a guaranteed annuity option or (xii) a single lump sum.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

We do not have employment agreements with our named executive officers. We entered into an agreement with Mr. McAndrew in May 2007, which was subsequently amended and restated and ultimately superseded in its entirety by an agreement with Mr. McAndrew, which became effective April 1, 2013 (when he assumed the position of CEO). We entered into an agreement with Mr. Davis in January 2011, an agreement with Mr. Huffmyer in October 2012, and an agreement with Mr. Basso in January 2013, which agreements provide for certain benefits to the named executive officers in the event of a qualifying termination of their employment as described below. The original term of each of the agreements is five (5) years with an automatic renewal on a one-year basis thereafter absent notice of nonrenewal six (6) months prior to the renewal date; provided, however, that if a Change-in-Control (as defined below) occurs during the initial or any renewal period, the agreement will survive until the second anniversary of the date of the Change-in-Control.

Each of the above-mentioned agreements contains a provision prohibiting the respective named executive officer from competing with us during his employment with us and for five (5) years thereafter. Specifically, without our prior written consent, the named executive officers may not directly or indirectly engage in, assist or have an active interest in (whether as proprietor, partner, investor, stockholder, officer, director or any type of principal whatsoever), or enter the employ of or act as agent for, or advisor or consultant to, any person, firm, partnership, association, corporation or business organization, entity or enterprise which is or is about to become directly or indirectly engaged in any business that is competitive with any of our businesses in which the named executive officer is or was engaged.

Our named executive officers are also bound, during the term of their agreement and at all times thereafter, by restrictive covenants with respect to confidential information, as more fully described in their respective agreements. They are not permitted, unless authorized in writing by us, to disclose or cause to be disclosed such confidential information or to authorize or permit such disclosure of the confidential information to any unauthorized third party, or to use the confidential information (i) for their own benefit or advantage, (ii) for the benefit or advantage of any third party or (iii) in any manner which is intended to injure or cause loss, whether directly or indirectly, to us. At any time upon our request, and immediately upon termination, the named executive officers must surrender all written or otherwise tangible documentation representing such confidential information to us.

A description of the other material terms of these agreements and estimates of the payments and benefits which each named executive officer would receive upon a qualifying termination are set forth below. The estimates have been calculated assuming a termination date of March 31, 2013, and are based upon the closing price of our Common Stock on NASDAQ ($21.81) on March 28, 2013 (the last trading day immediately preceding March 31, 2013, which was a Sunday). Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, such as the timing during the year of any triggering event and our stock price, the actual amounts to be paid or distributed may be different.

Termination Payments and Benefits Outside of a Change-in-Control

Michael McAndrew:

Under the terms of his current agreement, if Mr. McAndrew’s employment with the Company is terminated (i) due to his death or Disability (as defined below), (ii) by Mr. McAndrew other than for Good Reason for Termination (as defined below) or (iii) by us due to Cause for Termination or in accordance with Retirement (each as defined below), then, except as otherwise set forth below, we have no payment obligations to him other than as provided by our various policies, procedures and practices generally applicable to all employees.

If, however, Mr. McAndrew’s employment with the Company is involuntarily terminated during the term of his agreement and prior to a Change-in-Control (i) by us (other than due to his death or Disability, by us due to Cause for Termination, or in accordance with Retirement), or (ii) by Mr. McAndrew for Good Reason for Termination other than at a time when we could have terminated him due to Cause for Termination (as defined below), then Mr. McAndrew is entitled to receive a payment equal to his base salary at the rate in effect on the termination date for the period equal to the greater of (x) the period from the termination date to March 31, 2016, or (y) twelve (12) months from the termination date. Such payment is to be made to Mr. McAndrew in the form of a lump sum, subject to all applicable withholdings, within sixty (60) days following the termination date; provided, however, that in order for Mr. McAndrew to terminate his employment for Good Reason for Termination, (i) he must deliver a notice of termination to us within ninety (90) days of the event constituting Good Reason for Termination, (ii) the event must remain uncorrected for thirty (30) days following the date on which Mr. McAndrew gives us notice of his intent to terminate (the “Notice Period”) and (iii) the termination date must occur within sixty (60) days after the expiration of the Notice Period.

Named Executive Officers other than Mr. McAndrew:

The agreements with Messrs. Huffmyer, Davis and Basso do not provide for any benefits outside of a change-in-control context. If their respective employment is terminated due to death or Disability or by them or by us at any time prior to a Change-in-Control or in accordance with Retirement, then we have no payment obligations to them other than as provided by our various policies, procedures and practices generally applicable to all employees.

Certain Definitions:

The following definitions are contained in the agreements with Messrs. McAndrew, Huffmyer, Davis and Basso:

Cause for Termination: named executive officer’s deliberate and intentional failure to devote his best efforts to the performance of duties, gross misconduct materially and demonstrably injurious to us, conviction of criminal fraud, embezzlement against us or a felony involving moral turpitude, continuing failure after notice to adhere to the nondisclosure and noncompete portions of the agreements (described above) or willful failure to follow instructions of our Board. For purposes of this definition, no act, or failure to act, on the named executive officer’s part shall be considered “deliberate and intentional” or to constitute gross misconduct unless done, or omitted to be done, by the named executive officer not in good faith and without reasonable belief that the named executive officer’s action or omission was in the best interests of the Company.

Change-in-Control: a change-in-control of the Company is deemed to occur if:

i.	it is reportable as such by SEC rules;
ii.	twenty percent (20%) or more of the combined voting power of our then-outstanding capital stock is acquired, coupled with or followed by a change in a majority of the members of our Board; or

iii.

we sell all or substantially all of our assets or merge, consolidate or reorganize with another company and (x) upon conclusion of the transaction less than fifty-one percent (51%) of the outstanding securities entitled to vote in the election of directors of the acquiring company or resulting company are owned by the persons who were our stockholders prior to the transaction, and following the transaction there is a change in a majority of the members of our Board or (y) following the transaction, a person or group would be the owner of twenty percent (20%) or more of the combined voting power of the acquiring company or resulting company, and there is a change in a majority of the members of our Board.

Disability: incapacity due to physical or mental illness or injury which causes a named executive officer to be unable to perform his duties to us during ninety (90) consecutive days or one hundred twenty (120) days during any six (6) month period.

Good Reason for Termination: a material negative change in Mr. Huffmyer’s, Mr. Davis’ or Mr. Basso’s service relationship with us and any Affiliate of ours, taken as a whole, without his consent, on account of one or more of the following conditions: (i) a material diminution in his base compensation; (ii) a material diminution in his authority, duties or responsibilities; or (iii) a change in the geographic location at which Mr. Huffmyer, Mr. Davis or Mr. Basso must report to and perform the majority of his services of more than fifty (50) miles. For purposes of Mr. Huffmyer’s Mr. Davis’ and Mr. Basso’s agreements, “Affiliate” means, with respect to any person or legal entity, any other person or legal entity controlling, controlled by or under common control with such person or legal entity.

Retirement: termination of the named executive officer’s employment after age sixty-five (65) or in accordance with any mandatory retirement arrangement with respect to an earlier age agreed to by such named executive officer.

Treatment of Outstanding Equity Awards Under Our Incentive Plan and Various Award Agreements:

Our Incentive Plan and various award agreements provide for the treatment of outstanding equity awards in the event of a termination outside a Change-in-Control, as follows:

Death and Disability – If an employee’s employment with the Company is terminated by reason of death or disability (as described in Section 22(e)(3) of the Code), any restricted stock unit awards previously granted to such employee under the Incentive Plan (which have not otherwise been forfeited) will vest and all restrictions will lapse as of the date of such employee’s death or disability. An employee would also be entitled to receive a prorated portion of the shares of Common Stock, if any, to which he would otherwise have been entitled pursuant to any performance share awards granted to such employee under the Incentive Plan, determined after completion of the applicable performance period for such award and based on the achievement of the applicable performance conditions, and then prorated based on the ratio of the number of complete months that he was employed during such award’s performance period to the total number of months in the performance period. A termination due to death or disability would not result in the acceleration of any stock options held by the employee under the terms of our Incentive Plan and applicable award agreements. In the event of an employee’s termination due to disability, any outstanding options held by such employee would remain exercisable (but only to the same extent such employee was entitled to exercise the option on the date of termination) for three (3) years from the date of his or her termination (but in no event after such option’s expiration date). If the employee were to die while employed by the Company or during the three year period following a termination due to disability or retirement, any options held by such employee would remain exercisable (but only to the same extent such employee was entitled to exercise the option on the date of his or her death) for three (3) years from the date of his death by his legal representative or such other person who the acquired the option by bequest or inheritance or by reason of his death (but in no event after such option’s expiration date).

Retirement – If an employee’s employment with the Company is terminated by reason of retirement (as defined above), the employee would be entitled to receive a prorated portion of the shares of Common Stock, if any, to which he would otherwise have been entitled pursuant to any performance share awards granted to such employee under the Incentive Plan, determined after completion of the applicable performance period for such award and based on the achievement of the applicable performance conditions, and then prorated based on the ratio of the number of complete months that he was employed during such award’s performance period to the total number of months in the performance period. Any unvested restricted stock units held by such employee would become null and void and be forfeited to the Company at the time of termination. Similarly, a termination due to retirement would not result in the acceleration of any stock options held by the employee under the terms of our Incentive Plan and applicable award agreements. In the event of an employee’s termination due to retirement, any outstanding options held by such employee would remain exercisable (but only to the same extent such employee was entitled to exercise the option on the date of termination) for three (3) years from the date of his or her retirement (but in no event after such option’s expiration date). None of our named executive officers are currently retirement eligible.

Voluntary or Involuntary Termination – If an employee’s termination is the result of his or her voluntary termination or involuntary termination (with or without cause), any unvested restricted stock units and any unvested performance shares will become automatically null and void and be forfeited to the Company. In the event an employee is dismissed other than “for cause” (as defined below), any outstanding options held by such employee will remain exercisable (but only to the same extent such employee was entitled to exercise the option on the date of termination) for three (3) months after the date of termination. In the event an employee voluntarily terminates his or her employment with the Company, any outstanding options held by such employee will terminate immediately. In the event an employee is terminated “for cause” (as defined below) any outstanding awards held by such employee will terminate immediately.

Under our Incentive Plan, “for cause” means (i) with respect to an employee who is party to a written agreement with, or, alternatively, participates in a compensation or benefit plan of the Company, which agreement or plan contains a definition of “for cause” or “cause” (or words of like import) for purposes of termination of employment thereunder by the Company, “for cause” or “cause” as defined in the most recent of such agreements or plans or (ii) in all other cases, (a) the willful commission by an employee or director of a criminal or other act that causes substantial economic damage to the Company or substantial injury to the business reputation of the Company; (b) the commission by an employee of an act of fraud in the performance of such employee’s duties on behalf of the Company or (c) the continuing willful failure of an employee to perform the duties of such employee to the Company (other than such failure resulting from the employee’s incapacity due to physical or mental illness) after written notice thereof (specifying the particulars thereof in reasonable detail) and a reasonable opportunity to be heard and cure such failure are given to the employee by the Board or the Committee. For purposes of the Incentive Plan, no act or failure to act on the employee’s part shall be considered “willful” unless done or omitted to be done by the employee not in good faith and without reasonable belief that the employee’s action or omission was in the best interests of the Company.

Termination Payments and Benefits After a Change-in-Control

The agreements with Messrs. McAndrew, Huffmyer, Davis and Basso provide for payments and other benefits if such named executive officer is terminated within two (2) years following a Change-in-Control either by (i) us other than for Cause for Termination, death, Disability or Retirement or (ii) the individual’s resignation for Good Reason for Termination.

In addition to any accrued but unpaid benefits, the agreements entitle each named executive officer to an amount of cash equal to the sum of:

•

two (2) times (three (3) times in the case of Mr. McAndrew) the sum of his then current annual base salary in the year of termination (or, if greater, (x) in the case of termination for Good Reason for Termination, the named executive officer’s salary preceding the date giving rise to his Good Reason for Termination or (y) the named executive officer’s salary for the year in effect on the date of the Change-in-Control)

•

two (2) times (three (3) times in the case of Mr. McAndrew) the greatest of (x) one third (1/3) of the aggregate cash bonuses or awards received by the named executive officer as incentive compensation or bonus during the three (3) calendar years immediately preceding the date of termination, (y) in the case of termination for Good Reason for Termination, one third (1/3) of the aggregate cash bonuses or awards received by the named executive officer as incentive compensation or bonus during the three (3) calendar years preceding the date giving rise to the named executive officer’s Good Reason for

•

Termination or (z) one third (1/3) of the aggregate cash bonuses or awards received by the named executive officer as incentive compensation or bonus during the three (3) calendar years preceding the date of the Change-in-Control

•

an amount equal to the total cash award or bonus that would have been received by the named executive officer under any long-term incentive plan, assuming that, in addition to any goals met prior to the termination date, all goals that were to be measured after such date were achieved and the named executive officer remained employed, less any portion of the cash award or bonus for that award period previously paid to the named executive officer

•

medical insurance and other similar benefits for the period of eighteen (18) months following the termination date, as if such named executive officer remained in our continuous employ during such period

•	unvested options will vest and remain outstanding in accordance with their respective terms

Such payments are to be made to Messrs. McAndrew, Huffmyer, Davis and Basso on or before the sixtieth (60th) day following the termination date.

In addition, the restricted stock unit awards granted under the Incentive Plan vest immediately prior to a change-in-control (as defined in the Incentive Plan). Similarly, our Incentive Plan and performance share award agreements provide that, if a change-in-control (as defined in the Incentive Plan) occurs prior to the conclusion of the applicable performance period, then the employee is entitled to one share of Common Stock for each performance share, and if the change-in-control occurs following the conclusion of the applicable performance period but before the settlement of the performance share award, then the employee is entitled to receive the number of shares of Common Stock determined based upon achievement of the applicable performance goals.

Estimated Termination and Change-in-Control Payments

The following tables set forth the potential payments, in addition to accrued benefits, that each of our named executive officers would have been entitled to receive assuming that his employment was terminated on March 31, 2013. The payments shown reflect the maximum amount that would have been paid. Mr. McAndrew’s agreement contains a provision which could have the effect of reducing such payments based on the effect of excise taxes applicable to such payments under the Code.

Michael McAndrew:

Because Mr. McAndrew’s agreement that was in effect on March 31, 2013 was superseded by the agreement entered into by the Company and Mr. McAndrew on April 1, 2013, when Mr. McAndrew assumed the position of CEO, the Company has determined that it is more appropriate to reflect the greater amounts that Mr. McAndrew would have been entitled to receive had his current agreement been in effect on March 31, 2013. Accordingly, the payments reflected in the table below are based on the terms and conditions of Mr. McAndrew’s current agreement with the Company, our Incentive Plan and the various award agreements.

Type of Termination	Salary ($)	Bonus ($)	LTIP Payment ($)	Medical and Other Similar Benefit Continuation ($)	Acceleration of Unvested Stock Options(1) ($)	Acceleration of Unvested Stock Awards ($)	Total ($)
Qualifying termination prior to a Change-in-Control (pursuant to his agreement)	550,000	—	—	—	—	—	550,000
Qualifying termination following a Change-in-Control	1,650,000	841,000	—	26,199(2)	0	1,747,504(3)	4,264,703
Death/Disability	—	—	—	—	—	1,292,160(4)	1,292,160

(1)	Each of the 1992 Stock Option Plan (the “Employee Plan”) and the Incentive Plan provides that, regardless of employment termination, in the event of a “change-in-control,” all then-outstanding options will vest immediately and become exercisable. For purposes of the Employee Plan and the Incentive Plan, a “change-in-control” of the Company occurs if (i) any person becomes the beneficial owner, directly or indirectly, of our securities representing (a) fifty percent (50%) or more of the combined voting power of our then-outstanding securities or (b) twenty-five percent (25%) or more but less than fifty percent (50%) of the combined voting power of our then-outstanding securities if such transaction(s) giving rise to such beneficial ownership are not approved by our Board; or (ii) at any time a majority of the members of our Board have been elected or designated by any such person; or (iii) our Board approves a sale of all or substantially all of our assets or any merger, consolidation, issuance of securities or purchase of assets, the result of which would be the occurrence of any event described in clause (i) or (ii) above.

Because the exercise price of each of the outstanding unvested options that would vest upon a change-in-control is higher than the closing price of the Common Stock on NASDAQ on March 28, 2013 (the last trading day immediately preceding March 31, 2013, which was a Sunday), no value would have been realized upon their acceleration on such date.

(2)	Represents the value of continued health, dental and vision benefits for an eighteen (18) month period based on COBRA (Consolidated Omnibus Budget Reconciliation Act) rates as of March 31, 2013.

(3)

This number represents 30,904 shares of Common Stock to be received upon vesting of all outstanding restricted stock units, at a value of $21.81 per share, the closing price of the Common Stock on NASDAQ on March 28, 2013 (for an aggregate value of $674,016). It also includes 49,220 shares of Common Stock to be received upon vesting of all outstanding performance share awards, assuming a payout at the target performance level, at a value of $21.81 per share, the closing price of the Common Stock on NASDAQ on March 28, 2013 (for an aggregate value of $1,073,488).

(4)

This number represents 30,904 shares of Common Stock to be received upon vesting of all outstanding restricted stock units, at a value of $21.81 per share, the closing price of the Common Stock on NASDAQ on March 28, 2013 (for an aggregate value of $674,016). It also includes 28,343 shares of Common Stock to be received upon the pro rata vesting of outstanding performance share awards (as described above), assuming a payout of these shares at the target performance level, at a value of $21.81 per share, the closing price of the Common Stock on NASDAQ on March 28, 2013 (for an aggregate value of $618,144).

Timothy C. Huffmyer, Kenneth P. Davis and Ronald Basso:

Name	Salary ($)	Bonus ($)	LTIP Payment ($)	Medical and Other Similar Benefit Continuation ($)	Acceleration of Unvested Stock Options(1) ($)	Acceleration of Unvested Stock Awards ($)	Total ($)
Timothy C. Huffmyer
Qualifying termination following a Change-in-Control (pursuant to his agreement)	600,000	162,213	—	17,941(2)	0	385,186(3)	1,165,340
Death/Disability	—	—	—	—	—	385,186(3)	385,186
Kenneth P. Davis
Qualifying termination following a Change-in-Control (pursuant to his agreement)	800,000	304,900	—	17,940(2)	0	959,160(4)	2,082,000
Death/Disability	—	—	—	—	—	652,111(5)	652,111
Ronald Basso
Qualifying termination following a Change-in-Control (pursuant to his agreement)	700,000	0	—	23,428(2)	0	222,244(6)	945,672
Death/Disability	—	—	—	—	—	222,244(6)	222,244

(1)

In addition, each of the Employee Plan and the Incentive Plan provides that, regardless of employment termination, in the event of a “change-in-control,” all then-outstanding options will vest immediately and become exercisable. For purposes of the Employee Plan and the Incentive Plan, a “change-in-control” of the Company occurs if (i) any person becomes the beneficial owner, directly or indirectly, of our securities representing (a) fifty percent (50%) or more of the combined voting power of our then-outstanding securities or (b) twenty-five percent (25%) or more but less than fifty percent (50%) of the combined voting power of our then-outstanding securities if such transaction(s) giving rise to such beneficial ownership are not approved by our Board; or (ii) at any time a majority of the members of our Board have been elected or designated by any such person; or (iii) our Board approves a sale of all or substantially all of our assets or any merger, consolidation, issuance of securities or purchase of assets, the result of which would be the occurrence of any event described in clause (i) or (ii) above.

Because the exercise price of each of the unvested options that would vest upon a change-in-control is higher than the closing price of the Common Stock on NASDAQ on March 28, 2013 (the last trading day immediately preceding March 31, 2013, which was a Sunday), no value would have been realized upon their acceleration on such date.

(2)	Represents the value of continued health, dental and vision benefits for an eighteen (18) month period based on COBRA rates as of March 31, 2013.

(3)

This number represents 17,661 shares of Common Stock to be received upon vesting of all outstanding restricted stock units, at a value of $21.81 per share, the closing price of the Common Stock on NASDAQ on March 28, 2013.

(4)

This number includes 15,388 shares of Common Stock to be received upon vesting of all outstanding restricted stock units, at a value of $21.81 per share, the closing price of the Common Stock on NASDAQ on March 28, 2013 (for an aggregate value of $335,612). It also includes 28,590 shares of Common Stock to be received upon vesting of all outstanding performance share awards, assuming a payout at the target performance level, at a value of $21.81 per share, the closing price of the Common Stock on NASDAQ on March 28, 2013 (for an aggregate value of $623,548).

(5)

This number represents 15,388 shares of Common Stock to be received upon vesting of all outstanding restricted stock units, at a value of $21.81 per share, the closing price of the Common Stock on NASDAQ on March 28, 2013 (for an aggregate value of $335,612). It also includes 14,513 shares of Common Stock to be received upon the pro rata vesting of outstanding performance share awards (as described above), assuming a pro rata payout of these shares at the target performance level, at a value of $21.81 per share, the closing price of the Common Stock on NASDAQ on March 28, 2013 (for an aggregate value of $316,499).

(6)

This number represents 10,190 shares of Common Stock to be received upon vesting of all outstanding restricted stock units, at a value of $21.81 per share, the closing price of the Common Stock on NASDAQ on March 28, 2013.

Letter Agreement with R. Terry Blakemore

On October 2, 2012, the Company and Mr. Blakemore entered into a letter agreement (the “Letter Agreement”) specifying his retirement date of June 3, 2013 (the “Retirement Date”) and otherwise providing for certain matters in connection with his retirement. Pursuant to the terms of the Letter Agreement, Mr. Blakemore agreed to assist the new CEO from and after March 31, 2013 through the Retirement Date. Mr. Blakemore acknowledged in the Letter Agreement, that pursuant to the terms of the Amended and Restated Agreement between the Company and him, dated as of October 16, 2007 (the “Blakemore Agreement”), he was not entitled to any additional compensation in connection with his retirement, but that his base salary in effect as of the date of the Letter Agreement would remain in effect and be payable to him until his Retirement Date. Under the terms of the Letter Agreement, Mr. Blakemore will be eligible to continue his medical and dental benefits coverage under COBRA and will be permitted to continue certain life insurance benefits coverage. As required by the Letter Agreement, Mr. Blakemore voluntarily resigned from all positions with the Company (including as a director, officer and/or manager of the Company and all direct and indirect subsidiaries) and executed a general release of all claims against the Company and its affiliates. Mr. Blakemore will continue to be subject to any confidentiality, non-disclosure, non-competition and non-solicitation agreements or provisions contained in the Blakemore Agreement and in any equity award agreements.

The Letter Agreement provided that all existing cash and stock incentive awards held by Mr. Blakemore would remain subject to the terms of the Employee Plan or Incentive Plan, as applicable, and that subject to Mr. Blakemore’s continued employment through the Retirement Date (which he achieved), he would be deemed to have “retired” for purposes of all of the equity awards granted to him under those plans. As such, Mr. Blakemore will have the right to exercise any stock options held by him as of the Retirement Date (to the extent exercisable on the Retirement Date) at any time up to and including three (3) months (for options granted under the Employee Plan) or three (3) years (for options granted under the Incentive Plan) after his Retirement Date. Any unvested restricted stock units held by Mr. Blakemore as of the Retirement Date were forfeited to the Company. Mr. Blakemore will be entitled to a prorated portion of the shares of Common Stock, if any, to which he would have otherwise been entitled under his four outstanding performance share award grants, determined after completion of the two relevant performance periods (March 31, 2014 with respect to the Fiscal 2012 performance share awards and March 31, 2015 with respect to the Fiscal 2013 performance share awards) and based on the achievement of the relevant performance conditions, and then prorated based on the ratio of the number of completed months that he was employed during the relevant performance period (24 months with respect to the Fiscal 2012 performance share awards and 12 months with respect to the Fiscal 2013 performance share awards) to the total number of months in the performance period.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following is the report of our Audit Committee with respect to the audited financial statements for Fiscal 2013 included in the 2013 Form 10-K. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

Review with Management

Our Audit Committee has reviewed and discussed the Company’s audited financial statements with our management.

Review and Discussions with Independent Registered Public Accounting Firm

Our Audit Committee has discussed with BDO, the Company’s independent registered public accounting firm for Fiscal 2013, the matters required to be discussed by SAS 61, as amended (Codification of Statements on Accounting Standards), which includes, among other items, matters related to the conduct of the audit of the financial statements.

Our Audit Committee has also received written disclosures and the letter from BDO required by applicable requirements of the Public Company Accounting Oversight Board (which relates to the accountant’s independence from the Company and its related entities) and has discussed with BDO its independence from the Company.

Conclusion

Based on the review and discussions referred to above, our Audit Committee recommended to our Board that the Company’s audited financial statements be included in the 2013 Form 10-K.

Audit Committee:

Richard L. Crouch, Chairman Thomas G. Greig
William H. Hernandez

EQUITY PLAN COMPENSATION INFORMATION

The following table sets forth information about our equity compensation plans as of March 31, 2013:

	(a)	(b)	(c)
Plans	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#)
Equity compensation plans approved by security holders	3,145,085(1)	34.02(2)	615,772
Equity compensation plans not approved by security holders	—	—	—
Total	3,145,085(1)	34.02(2)	615,772

(1)

Includes both vested and unvested options. Also includes outstanding restricted stock units and performance share awards at the target level of performance. See the CD&A section of this proxy statement for a discussion of our restricted stock units and performance share awards. Of the 3,145,085 awards outstanding as of March 31, 2013, 609,800 are Full-Value Awards. (See “Summary of Amended Incentive Plan” for a definition of “Full-Value Awards.”)

(2)	Does not take into account the outstanding restricted stock units and performance share awards.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information publicly available, as of March 31, 2013, regarding the beneficial ownership of our Common Stock by all stockholders known by us to be beneficial owners of more than five percent (5%) of our outstanding Common Stock:

Name and Address of Beneficial Owner	Number of Shares(1)	Percent of Shares(8)
FMR LLC(2) 82 Devonshire Street, Boston, MA 02109	1,800,840	11.2%
Dimensional Fund Advisors LP(3) Palisades West, Building One, 6300 Bee Cave Road, Austin, TX 78746	1,445,993	9.0%
BlackRock, Inc.(4) 40 East 52nd Street, New York, NY 10022	1,285,492	8.0%
Lombardia Capital Partners, LLC(5) 55 South Lake Avenue, Suite 750, Pasadena, CA 91101	1,123,497	7.0%
Heartland Advisors, Inc.(6) 789 North Water Street, Milwaukee, WI 53202	1,032,454	6.4%
The Vanguard Group, Inc.(7) 100 Vanguard Boulevard, Malvern, PA 19355	965,748	6.0%

(1)	This information is based on the most current information available to the Company.

(2)

FMR LLC filed a Schedule 13G/A (Amendment No. 15) with the SEC on February 14, 2013, in which it reported aggregate beneficial ownership of 1,800,840 shares as of December 31, 2012, all of which were beneficially owned by Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR LLC and a registered investment adviser. All of these shares are owned by one investment company, Fidelity Low-Priced Stock Fund. Edward C. Johnson 3d, Chairman of FMR LLC, FMR LLC and the funds each has sole power to dispose of the 1,800,840 shares owned by the funds. Neither FMR LLC nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the funds, which power resides with the funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the funds’ Boards of Trustees.

(3)

Dimensional Fund Advisors LP (“Dimensional”) filed a Schedule 13G/A (Amendment No. 6) with the SEC on February 11, 2013, in which it reported aggregate beneficial ownership of 1,445,993 shares as of December 31, 2012. Dimensional is a registered investment adviser that furnishes investment advice to four registered investment companies and serves as investment manager to certain other commingled group trusts and separate accounts (the “Dimensional Funds”). According to the Schedule 13G/A, of the 1,445,993 shares beneficially owned by Dimensional as of December 31, 2012, it had sole voting power with respect to 1,425,406 shares and sole dispositive power with respect to 1,445,993 shares, by virtue of its role as investment adviser to the Dimensional Funds. However, Dimensional expressly disclaimed beneficial ownership of such securities.

(4)

BlackRock, Inc. filed a Schedule 13G/A (Amendment No. 3) with the SEC on February 8, 2013, in which it reported aggregate beneficial ownership of 1,295,058 shares as of December 31, 2012, of which it had sole voting power and sole dispositive power with respect to all 1,295,058 shares.

(5)

Lombardia Capital Partners, LLC filed a Schedule 13G with the SEC on February 14, 2013, in which it reported aggregate beneficial ownership of 1,163,481 shares as of December 31, 2012, of which it had sole voting power with respect to 697,246 shares and sole dispositive power with respect to 1,163,481 shares.

(6)

Heartland Advisors, Inc. (“Heartland”) filed a Schedule 13G/A (Amendment No. 1) with the SEC on February 7, 2013, in which it reported aggregate beneficial ownership of 1,032,384 shares as of December 31, 2012. Heartland is a registered investment advisor, which is controlled by its president, William J. Nasgovitz, who disclaims beneficial ownership of these shares. In its Schedule 13G/A, Heartland reported that it had shared voting power and shared dispositive power with respect to all 1,032,384 shares. According to the Schedule 13G/A, the Heartland Value Plus Fund, a series of the Heartland Group, Inc., a registered investment company, owned 1,013,195 of these shares, which are held in an account managed by Heartland. The remaining shares are owned by various other accounts managed by Heartland on a discretionary basis.

(7)

The Vanguard Group, Inc. (“Vanguard”) filed a Schedule 13G/A (Amendment No. 1) with the SEC on February 11, 2013, in which it reported aggregate beneficial ownership of 997,896 shares as of December 31, 2012. Vanguard is a registered investment advisor and Vanguard Fiduciary Trust Company (“VFTC”) is a wholly owned subsidiary of Vanguard. According to the Schedule 13G/A, of the 997,896 shares owned by Vanguard as of December 31, it has sole voting power with respect to 23,979 shares and sole dispositive power with respect to 974,717 shares. VFTC was the beneficial owner of 23,179 shares, as of December 31, 2012, as a result of its serving as an investment manager of collective trust accounts. VFTC directs the voting of these shares.

(8)	Based on 16,132,572 shares outstanding as of March 31, 2013.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information available to us, as of March 31, 2013, regarding the shares of our Common Stock beneficially owned by: (i) each of our directors; (ii) each of our named executive officers; and (iii) all of our directors and executive officers as a group:

Name of Beneficial Owner	Number of Shares	Percent of Shares(4)
William F. Andrews(1)	55,621	*
Ronald Basso	200	*
R. Terry Blakemore(2)	434,271	2.7%
Richard L. Crouch(1)	41,620	*
Kenneth P. Davis(2)	100,795	*
Thomas W. Golonski(1)	46,120	*
Thomas G. Greig(1)	80,621	*
John S. Heller	0	*
William H. Hernandez	10,620	*
Timothy C. Huffmyer(2)	27,835	*
Michael McAndrew(2)	235,481	1.5%
Edward A. Nicholson, Ph.D.(1)	39,620	*
Joel T. Trammell	0	*
All directors and executive officers as a group of thirteen (13) persons(3)	1,072,804	6.6%

(1)

Includes for Messrs. Andrews, Crouch, Golonski, Greig and Dr. Nicholson: 32,000, 26,000, 32,000, 32,000 and 26,000 shares, respectively, pursuant to rights to acquire such shares as a result of vested options, as of March 31, 2013 or within sixty (60) days thereafter, granted under the Company’s 1992 Director Stock Option Plan, as amended (the “Director Plan”).

(2)

Includes for Messrs. Blakemore, Davis, Huffmyer and McAndrew: 376,690, 90,334, 25,168 and 213,516 shares, respectively, pursuant to rights to acquire such shares as a result of vested options, as of March 31, 2013 or within sixty (60) days thereafter, granted under the Employee Plan and the Incentive Plan. Also includes for Messrs. Blakemore, Davis, Huffmyer and McAndrew: 15,380, 4,291, 2,667 and 7,693 shares, respectively, pursuant to grants of restricted stock units under the Incentive Plan, which vested within sixty (60) days from March 31, 2013.

(3)

Includes for all directors and executive officers as a group 883,739 shares pursuant to rights to acquire such shares as a result of vested options and restricted stock units, as of March 31, 2013 or within sixty (60) days thereafter, granted under the Employee Plan, the Director Plan and the Incentive Plan.

(4)	Based on 16,132,572 shares outstanding as of March 31, 2013.

The difference between the amounts set forth in the above table and the amounts indicated in the footnotes are shares owned outright either directly or indirectly.

*	Represents less than 1% of our outstanding Common Stock.

SUMMARY OF THE AMENDED INCENTIVE PLAN

The following is a summary description of the Amended Incentive Plan. This summary is not a complete statement of the Amended Incentive Plan and is qualified in its entirety by reference to the complete text of the Amended Incentive Plan, a copy of which is attached hereto as Exhibit I.

Purpose.    The purpose of the Amended Incentive Plan is to advance our interests and the interests of our stockholders by providing incentives to certain employees, directors, consultants and other individuals who contribute significantly to our strategic and long-term performance objectives and growth.

Administration.    The Amended Incentive Plan will be administered by our Compensation Committee or such other committee as determined by our Board, or by the Board itself (“Committee”). The Committee will have the authority, among other matters, to select Amended Incentive Plan participants, grant awards under the Amended Incentive Plan, determine the type, size, terms and conditions of Amended Incentive Plan awards and adopt rules for the administration, interpretation and application of the Amended Incentive Plan in accordance with its terms.

Types of Awards under the Incentive Plan.    The Amended Incentive Plan provides for the following types of awards: stock options, stock appreciation rights, restricted stock, restricted stock units, performance grants (cash and equity), and other share-based awards. It also permits the Committee to grant any other type of award deemed by the Committee, in its sole discretion, to be consistent with the purposes of the Amended Incentive Plan.

Grant of Awards; Shares Available for Awards.    Certain employees, directors, consultants and independent contractors will be eligible to receive grants of awards under the Amended Incentive Plan until May 14, 2023. The maximum number of shares of Common Stock available for issuance under the Amended Incentive Plan is 2,788,087, plus the number of shares subject to stock options outstanding under our prior stock option plans on the date that the Incentive Plan was originally approved by our stockholders in 2008 that are forfeited or cancelled prior to exercise; the aggregate number of shares of Common Stock available for issuance under the Amended Incentive Plan shall be reduced by one (1) share of Common Stock for each share of Common Stock issued in settlement of an award; provided, however, that such aggregate number of shares of Common Stock available for issuance under the Amended Incentive Plan will be reduced by 1.87 shares of Common Stock for each share of Common Stock issued in settlement of a “Full-Value Award,” meaning any award which may result in the issuance of Common Stock other than a stock option or stock appreciation right. No person will receive, in any one fiscal year, stock options or stock appreciation rights for more than 900,000 shares or performance grants for more than 500,000 shares or for more than $5,000,000. No non-employee director may receive, in any one fiscal year, stock options or stock appreciation rights for more than 50,000 shares or Full-Value Awards for more than 25,000 shares.

If any shares of Common Stock issued pursuant to an award under the Amended Incentive Plan are forfeited or cancelled, then such shares of Common Stock that are forfeited or cancelled will be or become available for issuance under the Amended Incentive Plan. Shares of Common Stock (i) delivered or withheld in payment of the exercise price of a stock option, (ii) not issued upon settlement of a stock appreciation right or (iii) delivered to or withheld by the Company to pay withholding taxes shall not become available for issuance under the Amended Incentive Plan. The number of shares of Common Stock issued or reserved pursuant to the Amended Incentive Plan will be subject to adjustment as a result of stock splits, stock dividends and similar changes in Common Stock, as described more fully below. For avoidance of doubt, the repurchase of shares of Common Stock by the Company, including shares of Common Stock acquired utilizing the proceeds received by the Company from stock option exercises, shall not increase the maximum number of shares of Common Stock available for issuance under the Plan.

Stock Options.    Our Committee may grant a stock option qualified as an incentive stock option under the Code (an “Incentive Stock Option”), or a stock option not qualified as such under the Code (collectively, an “option”), to Amended Incentive Plan participants. The exercise price of an option will be equal to or greater than the fair market value of the Common Stock subject to such option on the date of grant of the option; provided, however, that if an Incentive Stock Option is granted to an employee who owns more than 10% of the voting power of all classes of our stock, or stock of any of our parents or subsidiaries (a “ten-percent employee”), the exercise price will not be less than 110% of the fair market value at the time the Incentive Stock Option is granted. An option may be exercised within such period or periods as may be determined by the Committee; provided, however, that in the case of any Incentive Stock Option granted to a ten-percent employee, such Incentive Stock Option will not be exercisable after the expiration of five (5) years from the date of grant, and, in the case of any other option, after the expiration of ten (10) years from the date of grant. No stock option may be granted with a vesting period of less than one (1) year from the date of grant. The aggregate fair market value of the Common Stock for which Incentive Stock Options are exercisable for the first time by an optionee during any calendar year under the terms of the Amended Incentive Plan will not exceed the sum of $100,000.

The exercise price of an option will be paid in such form as the Committee may determine, including, but not limited to, cash, shares of Common Stock, the surrender of another outstanding award under the Amended Incentive Plan, broker-assisted cashless exercise or any combination thereof.

Stock Appreciation Rights.    The Committee may grant stock appreciation rights under the Amended Incentive Plan, which will be exercisable as determined by our Committee but for a term not in excess of ten (10) years. No stock appreciation right may be granted with a vesting period of less than one (1) year from the date of grant. Stock appreciation rights, if granted, will entitle the holder upon exercise to receive, without payment to us, that number of shares of Common Stock (or cash, other securities or other property or other form of payment or any combination thereof) equal to the excess of the fair market value of the shares covered by the right over the exercise price of the stock appreciation right.

Restricted Stock and Restricted Stock Units.    The Committee may grant restricted stock and restricted stock units under the Amended Incentive Plan. The Committee has the authority to determine the number of shares of restricted stock and/or the number of restricted stock units to be granted to each participant and the duration of such awards. The standard vesting schedule applicable to restricted stock and restricted stock units will provide for vesting of such awards, in one or more increments, over a service period of no less than three (3) years; provided, however, that this limitation shall not (i) apply to awards granted to non-employee directors of the Board that are received pursuant to the Company’s compensation program applicable to non-employee directors of the Board, (ii) apply to awards for restricted stock or restricted stock units granted together with other Full-Value Awards for up to an aggregate of 10% of the maximum number of shares of Common Stock that may be issued under the Amended Incentive Plan or (iii) adversely affect a Participant’s rights under another plan or agreement with the Company. Unless otherwise determined by the Committee, in its sole discretion, a participant to whom an award of restricted stock has been made will have the right to vote the shares subject to such award and to receive dividends or distributions made or paid with respect to such shares. The Committee may also grant dividend equivalent rights to participants who have received awards of restricted stock units which will provide that dividend equivalents will be paid or distributed when accrued or will be deemed to have been reinvested in additional Common Stock or other investment vehicles as specified by the Committee.

Performance Grants.    The Committee may award performance grants under the Amended Incentive Plan. A “performance grant” will consist of a right that is:

•	denominated in cash, shares of Common Stock or any other form of award issuable under the Amended Incentive Plan;
•

valued, as determined by the Committee, in accordance with the achievement of performance goals during the applicable performance periods (which may consist of one or more calendar years or other fiscal period of at least twelve (12) months in length for which performance is being measured); and

•	payable at such time and in such form as the Committee determines.

Performance grants may be paid in a lump sum or in installments following the close of the performance period or on a deferred basis. For awards intended to be performance-based compensation under Section 162(m) of the Code, performance grants will be conditioned upon the achievement of pre-established goals relating to one or more of the following performance measures (subject to such modifications as specified by the Committee): cash flow; cash flow from operations; earnings (including earnings before interest, taxes, depreciation and amortization or some variation thereof); earnings per share, diluted or basic; earnings per share from continuing operations; days sales outstanding; net asset turnover; inventory turnover; capital expenditures;

debt; debt reduction; working capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; productivity; delivery performance; stock price; return on equity; total or relative increases to stockholder return; return on capital; return on assets or net assets; revenue; income or net income; operating income or net operating income; operating profit or net operating profit; gross margin, operating margin or profit margin; and completion of acquisitions, business expansion, product diversification and other non-financial operating and management performance objectives.

To the extent consistent with Section 162(m) of the Code, the Committee may determine, at the time that the performance goals are established, that certain adjustments will apply, in whole or in part, in such manner as determined by it, to exclude the effect of any of the following events that occur during a performance period: the impairment of tangible or intangible assets; litigation or claim judgments or settlements; the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; business combinations, reorganizations and/or restructuring programs, including, but not limited to, reductions in force and early retirement incentives; currency fluctuations; and any extraordinary, unusual, infrequent or non-recurring items, including, but not limited to, such items described in Management’s Discussion and Analysis of Financial Condition and Results of Operations or the financial statements or notes thereto appearing in our Annual Report on Form 10-K for the applicable fiscal year. Performance measures may be determined either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary entity thereof, either individually, alternatively or in any combination, measured over a period of time including any portion of a year, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous fiscal years’ results or to a designated comparison group, in each case as specified by the Committee.

The Committee may, in its sole discretion, also establish such additional restrictions or conditions that must be satisfied as a condition precedent to the payment of all or a portion of any performance grant. It may also reduce the amount of any performance grant payable in cash if it concludes that such reduction is necessary or appropriate based on:

•	an evaluation of such participant’s performance;
•	comparisons with compensation received by other similarly-situated individuals working within our industry;
•	our financial results and conditions; or
•

such other factors or conditions that our Committee deems relevant; provided, that it will not have the discretion to increase any award that is intended to be performance-based compensation under Section 162(m) of the Code.

Other Share-Based Awards.    Our Committee may grant other share-based awards under the Amended Incentive Plan, which consist of any right that is (i) not an award described above and (ii) an award of shares of Common Stock or an award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock (including, without limitation, securities convertible into shares of Common Stock), as deemed by the Committee to be consistent with the purposes of the Amended Incentive Plan. Generally, the standard vesting schedule applicable to any other share-based award shall provide for vesting of such award, in one or more increments, over a service period of no less than three (3) years; provided, however, that this limitation shall not (i) apply to awards granted to non-employee directors of the Board that are received pursuant to the Company’s compensation program applicable to non-employee directors of the Board, (ii) apply to awards for Restricted Stock or Restricted Stock Units granted together with other Full-Value Awards for up to an aggregate of 10% of the maximum number of shares of Common Stock that may be issued under the Amended Incentive Plan or (iii) adversely affect a Participant’s rights under another plan or agreement with the Company.

Termination of Employment; Disability; Death; Retirement.    Upon an employee’s termination of employment with us, or cessation of a non-employee director’s service on our Board, an award previously granted to the employee or non-employee director, as the case may be, unless otherwise specified by the Committee in the award agreement, will, to the extent not exercised with respect to any option or stock appreciation right, or to the extent that any of the designated goals (including any service period) with respect to any other award have not been achieved within the designated period prior to the lapse of any such restrictions and/or to the extent that, for whatever reason, such award has not vested, become null and void and be forfeited, provided that:

•

if the employee or non-employee director dies while in our employ or while serving on our Board, as the case may be, or during either (i) the three (3) month period following the termination date of employment or service in the case of termination by reason of retirement (at such age or upon such conditions as shall be specified by our Board) or dismissal other than for cause (as defined in the Amended Incentive Plan) or (ii) the one (1) year period following the termination date of employment or service in the case of termination by reason of disability (as described in Section 22(e)(3) of the Code), the legal representative or heirs of such employee or non-employee director will be entitled to exercise such option or stock appreciation right (to the extent otherwise exercisable) for a one-year period following the date of death

•

if the employment of an employee or the service of a non-employee director to whom an option or stock appreciation right will have been granted terminates by reason of retirement, disability or termination other than for cause, then such employee or non-employee director will have the right to exercise such option or right (to the extent otherwise exercisable) at any time up to (i) three (3) months after termination by reason of retirement or other than for cause and (ii) one (1) year after termination by reason of disability

•

if the employment of an employee or the service of a non-employee director to whom an award of restricted stock or restricted stock units, performance grant or any other share-based award will have been granted terminates by reason of such person’s death, retirement or disability, then to the extent such award has not otherwise been forfeited, the award will vest and all restrictions will lapse as of the date of such person’s death, retirement or disability

•

if an employee voluntarily terminates his or her employment, or if a non-employee director voluntarily terminates his or her service on our Board, or is discharged for cause (in both instances), any award granted under the Amended Incentive Plan will, unless otherwise specified by our Committee in the award agreement, terminate and be forfeited with respect to any unexercised or unvested portion thereof

Change-in-Control.    In the event of a “change-in-control” of the Company, as defined in the Amended Incentive Plan, and to the extent not otherwise inconsistent with the Amended Incentive Plan, all then-outstanding awards will immediately vest and become exercisable and all restrictions will lapse. The Committee, in its sole discretion and to the extent not otherwise inconsistent with the Amended Incentive Plan, may determine that, upon the occurrence of a change-in-control transaction, each outstanding award will terminate within a specified number of days after notice to the holder, and such holder will receive, with respect to each such award, cash in an amount equal to the fair market value of such award as determined by the Committee.

Dilution and Other Adjustments.    In the event a dividend (other than a regular cash dividend) or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Common Stock or other of our securities, issuance of warrants or other rights to purchase shares of Common Stock or other of our securities or other similar corporate transaction or event affects the shares of Common Stock such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Amended Incentive Plan, then the Committee will, in an equitable manner, adjust the terms of an award or, if deemed appropriate, provide for an equivalent award or substitute award or make provision for a cash payment to the holder of an outstanding award. Unless otherwise provided by our Committee, all outstanding awards will terminate immediately prior to the consummation of our dissolution or liquidation. Any such termination or adjustment made by our Committee will be final, conclusive and binding for all purposes of the Amended Incentive Plan.

Amendment and Termination.    The Committee or our Board may amend or suspend the Amended Incentive Plan at any time. The Committee also may amend or modify any award under the Amended Incentive

Plan; provided, however, that no such amendment or suspension of the Amended Incentive Plan or amendment or modification of an award granted thereunder may accelerate the vesting or exercisability of any award, other than in connection with a participant’s death, disability, retirement or a change-in-control or other similar transaction (except for certain performance grants that remain contingent upon the attainment of the performance goal) or may adversely affect, in a material manner, any right of any participant with respect to any award previously granted without such person’s written consent. Notwithstanding the foregoing or any provision of the Amended Incentive Plan to the contrary, the Committee may at any time (without the consent of participants) modify, amend or terminate any or all of the provisions of the Amended Plan or any outstanding award to the extent necessary to conform the provisions of the Amended Incentive Plan or such award with Section 162(m), Section 409A or any other provisions of the Code or other applicable law.

No Repricing.    Except in the event of a “change-in-control” or a dividend (other than a regular cash dividend) or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Common Stock or other Company securities, issuance of warrants or other rights to purchase shares of Common Stock or other Company securities or other similar corporate transaction or event that affects the shares of Common Stock such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Amended Incentive Plan, the terms of outstanding awards may not be amended to reduce the exercise price of outstanding stock options or stock appreciation rights or cancel or surrender outstanding stock options or stock appreciation rights in exchange for cash or other awards or for stock options or stock appreciation rights with an exercise price that is less than the exercise price of the original stock options or stock appreciation rights without stockholder approval.

Transferability.    A participant’s rights and interest under the Amended Incentive Plan or any award may not be assigned or transferred in any manner; provided, however, that the Committee may permit such transfers to certain permitted transferees and provided, further, that, unless otherwise permitted by the Code, any Incentive Stock Options will not be transferable other than by will or by the laws of descent and distribution.

Federal Tax Consequences

The following is a brief summary of the principal United States federal income tax consequences applicable to the Amended Incentive Plan participants and the Company, and is based upon an interpretation of present federal tax laws and regulations and may be inapplicable if such laws and regulations are changed. This summary is not intended to be exhaustive or constitute tax advice and does not describe state, local or foreign tax consequences. To the extent any awards under the Amended Incentive Plan are subject to Section 409A of the Code, the following description assumes that such awards will be designed to conform to the requirements of Section 409A of the Code and the regulations promulgated thereunder (or an exception thereto). The Amended Incentive Plan is not subject to the protective provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Code.

Incentive Stock Options.    Options issued under the Amended Incentive Plan and designated as Incentive Stock Options are intended to qualify under Section 422 of the Code. Under the provisions of Section 422 and the related regulations, an optionee who has been granted an Incentive Stock Option generally will not recognize income and the Company will not be entitled to a deduction at the time of the grant or exercise of the option; provided, however, that the difference between the value of the Common Stock received on the exercise date and the exercise price paid is an item of tax preference for purposes of determining the optionee’s alternative minimum tax. The taxation of gain or loss upon the sale of the Common Stock acquired upon exercise of an Incentive Stock Option depends, in part, on whether the holding period of the Common Stock is at least two years from the date the option was granted and at least one year from the date the Common Stock was transferred to the optionee. If this holding period is satisfied, any gain (or loss) realized on a subsequent disposition of the Common Stock will be treated as a long-term capital gain (or loss). If this holding period is not met, then, upon such “disqualifying disposition” of the Common Stock, the optionee will realize compensation, taxable as ordinary income, in an amount equal to the excess of the fair market value of the Common Stock at the time of exercise over the option price limited, however, to the gain on sale. Any further gain (or loss) realized by the optionee generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period. If the optionee recognizes ordinary income upon a disqualifying disposition, the Company generally will be entitled to a tax deduction in the same amount. If, however, the optionee meets the applicable holding period, the Company will not be entitled to a tax deduction with respect to capital gains recognized by the optionee.

Nonqualified Stock Options and Stock Appreciation Rights.    An optionee will generally not recognize income at the time a nonqualified stock option is granted. Rather, the optionee recognizes compensation income only when the nonqualified stock option is exercised. The amount of income recognized is equal to the excess of the fair market value of the Common Stock received over the sum of the exercise price plus the amount, if any, paid by the optionee for the nonqualified stock option. The Company is generally entitled to a tax deduction in an amount equal to the compensation income recognized by the optionee. Upon a subsequent disposition of the Common Stock acquired under a nonqualified stock option, the optionee will realize short-term or long-term capital gain (or loss) depending on the holding period. The capital gain (or loss) will be short-term if the Common Stock is disposed of within one year after the nonqualified stock option is exercised and long-term if the Common Stock was held more than 12 months as of the sale date.

Stock appreciation rights are treated very similar to nonqualified stock options for tax purposes. A participant receiving a stock appreciation right generally will not recognize any taxable income upon the grant of the stock appreciation right. Upon the exercise of the stock appreciation right, the participant will recognize compensation taxable as ordinary income equal to either: (i) the cash received upon the exercise or (ii) if Common Stock is received upon the exercise of the stock appreciation right, the fair market value of the Common Stock received. The Company will generally be entitled to a tax deduction in an amount equal to the compensation income recognized by the participant.

Unrestricted Stock.    The tax consequences of receiving Common Stock pursuant to another share-based award under the Amended Incentive Plan are similar to receiving cash compensation from the Company, unless the Common Stock awarded is restricted stock. If the shares of Common Stock are unrestricted, the participant must recognize ordinary income equal to the fair market value of the Common Stock received less any amount paid for Common Stock.

Restricted Stock.    A participant that receives a restricted stock award under the Amended Incentive Plan will not be required to recognize income for federal income tax purposes at the time of grant, nor is the Company entitled to any deduction, to the extent that the Common Stock awarded has not vested. When any part of a restricted stock award vests, the participant will realize compensation taxable as ordinary income in an amount equal to the fair market value of the vested Common Stock on the vesting date. The participant may, however, make an election, referred to as a Section 83(b) election, within thirty days following the grant of the restricted stock award, to be taxed at the time of the grant of the award based on the fair market value of the Common Stock on the grant date. If a Section 83(b) election has not been made, any dividends received with respect to the restricted stock award prior to the lapse of the restrictions will be treated as additional compensation that is taxable as ordinary income to the participant. The Company will be entitled to a deduction in the same amount and at the same time that the participant recognizes ordinary income. Upon the sale of the vested Common Stock, the participant will realize short-term or long-term capital gain or loss depending on the holding period.

Restricted Stock Units.    Under current tax law, a participant who receives restricted stock units will not recognize taxable income for federal income tax purposes until the Common Stock underlying the restricted stock units is actually issued to the participant. Upon issuance of Common Stock, the participant will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the Common Stock received, and the Company will be entitled to a corresponding deduction. If the participant is an employee of the Company, the participant may, depending upon the terms of the award, be subject to Social Security and Medicare taxes at the time the restricted stock units vest, even though none of the Common Stock underlying the restricted stock units is issued at that time. However, no additional Social Security or Medicare taxes will be due when the Common Stock subject to the vested restricted stock units is subsequently issued (even if the market value of the Common Stock has increased).

Performance Grants.    A participant generally will not recognize income upon the grant of a performance award. Upon payment of the performance award, the participant will recognize ordinary income in an amount equal to the cash received or, if the performance award is payable in Common Stock, the fair market value of the Common Stock received. When the participant recognizes ordinary income upon payment of a performance award, the Company will generally be entitled to a tax deduction in the same amount.

Limitations on Our Deductions; Consequences of Change-in-Control.    With certain exceptions, Section 162(m) of the Code limits the Company’s deduction for compensation in excess of $1,000,000 paid to certain covered employees (generally our CEO and three other highest-paid executive officers). Compensation paid to covered employees is not subject to the deduction limitation if it is considered “qualified performance-based compensation” within the meaning of Section 162(m) of the Code. We generally intend for stock options, stock appreciation rights and performance grants (intended to be treated as qualified performance-based compensation as defined in the Code) granted to covered employees under the Amended Incentive Plan to satisfy the requirements of qualified performance-based compensation and therefore expect to be entitled to a deduction with respect to such awards. In addition, if a “change of control” of the Company causes awards under the Amended Incentive Plan to accelerate vesting or is deemed to result in the attainment of performance goals, the participants could, in some cases, be considered to have received “excess parachute payments,” which could subject participants to a 20% excise tax on the excess parachute payments and could result in a disallowance of our deductions under Section 280G of the Code.

Internal Revenue Code Section 409A.    Awards of stock options, stock appreciation rights, restricted stock units, other share-based awards and performance grants under the Amended Incentive Plan may, in certain instances, result in the deferral of compensation that is subject to the requirements of Section 409A of the Code. Generally, to the extent that these awards fail to meet certain requirements under Section 409A, the regulations issued thereunder or an exception thereto, the award recipient will be subject to immediate taxation, interest and tax penalties in the year the award vests. It is our intent that awards under the Amended Incentive Plan will be structured and administered in a manner that complies with the requirements of Section 409A of the Code.

INDEPENDENT PUBLIC ACCOUNTANTS

Fees Billed to Us by BDO during Fiscal 2013 and Fiscal 2012

Audit Fees:    An aggregate of $1,731,000 was billed for professional services rendered and for expenses for the audit of our annual financial statements for Fiscal 2013 and our internal controls over financial reporting, statutory audits required internationally and the review of financial statements included in our quarterly reports on Form 10-Q during Fiscal 2013. An aggregate of $1,789,141 was billed for professional services rendered and for expenses for the audit of our annual financial statements for Fiscal 2012 and our internal controls over financial reporting, statutory audits required internationally and the review of financial statements included in our quarterly reports on Form 10-Q during Fiscal 2012.

Audit-Related Fees:    No audit-related fees were billed by BDO during Fiscal 2013 or Fiscal 2012.

Tax Fees:    No tax fees were billed by BDO during Fiscal 2013 or Fiscal 2012.

All Other Fees:    BDO did not render any other professional services to us during Fiscal 2013 or Fiscal 2012.

All services performed by BDO that are required to be pre-approved under the SEC’s and NASDAQ’s rules and the Audit Committee’s charter are approved by our Audit Committee or its chair prior to BDO’s engagement for such services. In the case of an approval by the chair of our Audit Committee, such approval is presented for ratification by our Audit Committee at its next regular meeting.

ADDITIONAL INFORMATION

FORM 10-K ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION

A copy of the 2013 Form 10-K is available to stockholders. A stockholder may obtain such copy free of charge on our Web site at http://www.blackbox.com or by writing to the Investor Relations Department, Black Box Corporation, 1000 Park Drive, Lawrence, Pennsylvania 15055 (a copy of any exhibits thereto will be provided upon payment of a reasonable charge limited to our cost of providing such exhibits).

SOLICITATION OF PROXIES

We will pay the expenses in connection with the printing, assembling and mailing to the holders of our Common Stock the Notice of Annual Meeting of Stockholders, this proxy statement and the accompanying form of proxy. In addition to the use of the mails, our directors, officers or regular employees may solicit proxies personally or by telephone, facsimile or email. We may request the persons holding stock in their names, or in the names of their nominees, to send proxy material to, and obtain proxies from, their principals, and will reimburse such persons for their expense in so doing.

STOCKHOLDER NOMINATIONS AND PROPOSALS

Stockholders who believe they are eligible to have their proposals included in our proxy statement for the annual meeting expected to be held in August 2014, in addition to other applicable requirements established by the SEC, must ensure that their proposals are received by the Secretary of the Company not later than February 21, 2014.

Our By-laws establish an advance notice procedure for stockholders to make nominations for the position of director and to propose business to be transacted at an annual meeting. Our By-laws provide that notice of nominations for director and proposals for business must be given to the Secretary of the Company not later than 150 days prior to the anniversary date of the prior year’s annual meeting. For the annual meeting expected to be held in August 2014, notice of nominations and proposals under this provision must be received by March 9, 2014.

Such notice must set forth in reasonable detail information concerning the nominee (in the case of a nomination for election to our Board) or the substance of the proposal (in the case of any other stockholder proposal), and shall include: (i) the name and residence address and business address of the stockholder who intends to present the nomination or other proposal or of any person who participates or is expected to participate in making such nomination and of the person or persons, if any, to be nominated and the principal occupation or employment and the name, type of business and address of the business and address of the corporation or other organization in which such employment is carried on of each such stockholder, participant and nominee; (ii) a representation that the proponent of the proposal is a holder of record of our stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present the nomination or other proposal specified in the notice, including the number of shares of each class of our stock which are beneficially owned by the proponent as of the date of the notice and the proponent’s agreement to notify us in writing of the number of shares of each class of our stock which are beneficially owned by the proponent as of the record date promptly (but in no event later than five (5) business days) after the later of the record date or the date that the record date is first publicly disclosed along with a description of any agreement, arrangement or understanding (including any derivative securities or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, swaps or borrowed or loaned shares, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for or increase or decrease the voting power of the proponent or any of the proponent’s affiliates or associates with respect to any shares of our stock) that has been entered into as of the date of the proponent’s notice, by or on behalf of such proponent or any affiliate or associate of such proponent, with respect to any shares of our stock, and the proponent’s agreement to notify us in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly (but in no event later than five (5) business days) after the later of the record date or the date that the record date is first publicly disclosed; (iii) a description of all agreements, arrangements or understandings between the proponent and any other person or persons (naming such person or persons) pursuant to which the nomination or other proposal is to be made by the proponent; (iv) such other information regarding each proposal and each nominee as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nomination or other proposal been made by our Board and (v) the consent of each nominee, if any, to serve as a director on our Board, if elected. Within fifteen (15) days following the receipt by the Secretary of a notice of nomination or proposal pursuant hereto, the Secretary will advise the proponent in writing of any deficiencies in the notice and of any additional information we require to determine the eligibility of the proposed nominee or the substance of the proposal. A proponent who has been notified of deficiencies in the notice of nomination or proposal and/or of the need for additional information must cure such deficiencies and/or provide such additional information within fifteen (15) days after receipt of the notice of such deficiencies and/or the need for additional information. The presiding officer of a meeting of stockholders may, in his or her sole discretion, refuse to acknowledge a nomination or other proposal presented by any person that does not comply with the foregoing procedure and, upon his or her instructions, all votes cast for such nominee or with respect to such proposal may be disregarded.

Our By-laws do not limit or restrict the ability of a stockholder to present any proposal made by such stockholder in accordance with SEC requirements. A copy of our By-laws is available upon request.

OTHER MATTERS

Our management does not intend to present nor, in accordance with our By-laws, has it received proper notice from any person who intends to present, any matter for action by stockholders at the Annual Meeting to be held on August 6, 2013, other than as stated in the Notice of Annual Meeting of Stockholders accompanying this proxy statement. The enclosed proxy, however, confers discretionary authority with respect to the transaction of any other business that properly may come before the meeting, and it is the intention of the persons named in the enclosed proxy to vote on any such matters in accordance with their best judgment.

EXHIBIT I

BLACK BOX CORPORATION

2008 LONG-TERM INCENTIVE PLAN

(as amended and restated on August 6, 2013)

Section 1. Purpose.    The purpose of this Plan is to advance the interests of Black Box and its stockholders by providing incentives to certain Eligible Persons who contribute significantly to the strategic and long-term performance objectives and growth of the Company. This Plan replaced the Employee Plan and the Director Plan and, from and after the Effective Date, no new grants of awards may be made under the Employee Plan or the Director Plan.

Section 2. Definitions.    Certain capitalized terms applicable to this Plan are set forth in Appendix A.

Section 3. Administration.    This Plan shall be administered by the Committee. The Committee shall have all the powers vested in it by the terms of this Plan, such powers to include the exclusive authority to select the Eligible Persons to be granted Awards under this Plan, to determine the type, size, terms and conditions of the Award to be made to each Eligible Person selected, to modify or waive (subject to the provisions of Section 13 hereof) the terms and conditions of any Award that has been granted, to determine the time when Awards will be granted, to establish performance objectives, to make any adjustments necessary or desirable as a result of the granting of Awards to Eligible Persons located outside the United States and to prescribe the form of the agreements evidencing Awards made under this Plan. Awards may, in the sole discretion of the Committee, be made under this Plan in assumption of, or in substitution for, outstanding Awards previously granted by (i) the Company, (ii) any predecessor of the Company or (iii) a company acquired by the Company or with which the Company combines. The number of Common Shares underlying such substitute Awards shall be counted against the aggregate number of Common Shares available for Awards under this Plan.

The Committee is authorized to interpret this Plan and the Awards granted under this Plan, to establish, amend and rescind any rules and regulations relating to this Plan and to make any other determinations that it deems necessary or desirable for the administration of this Plan. The Committee may correct any defect or omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. Any decision of the Committee in the interpretation and administration of this Plan, as described in this Plan, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their Permitted Transferees). The Committee may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their members or any officer of the Company to execute and deliver documents or to take any other ministerial action on behalf of the Committee with respect to Awards made or to be made to Participants.

No member of the Committee and no officer of the Company shall be liable for anything done or omitted to be done by such member or officer, by any other member of the Committee or by any other officer of the Company in connection with the performance of duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

Section 4. Participation.    Consistent with the purposes of this Plan, the Committee shall have exclusive power to select the Eligible Persons who may participate in this Plan and be granted Awards under this Plan. Eligible Persons may be selected individually or by groups or categories, as determined by the Committee, in its sole discretion.

Section 5. Awards under this Plan.

(a) Types of Awards.    Awards under this Plan may include, but need not be limited to, one or more of the following types, either alone or in any combination thereof: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Restricted Stock Units, (v) Performance Grants, (vi) Other Share-Based Awards and (vii) any other type of Award deemed by the Committee, in its sole discretion, to be consistent with the purposes of this Plan (including, but not limited to, Associated Awards and Awards to be made to Participants who are foreign nationals or are employed or performing services outside the United States). In the case of an Award granted in conjunction with an Associated Award and subject to the provisions of

Section 16 hereof, the Award may be reduced, on an appropriate basis, to the extent that the Associated Award has been exercised, paid to or otherwise received by the Participant, as determined by the Committee.

(b) Maximum Number of Common Shares that May be Issued.    The maximum aggregate number of Common Shares available for issuance under Awards granted under this Plan, including Incentive Stock Options, shall be 1,900,000 plus the number of shares that were available for the grant of awards under the Employee Plan and the Director Plan on the Effective Date, plus the number of shares subject to stock options outstanding under the Employee Plan and the Director Plan on the Effective Date that are forfeited or cancelled prior to exercise; the aggregate number of Common Shares available for issuance under the Plan shall be reduced by one (1) Common Share for each Common Share issued in settlement of an Award; provided, however, that such aggregate number of Common Shares available for issuance under the Plan shall be reduced by 1.87 Common Shares for each Common Share issued in settlement of a Full-Value Award. No Eligible Person may receive: (i) Stock Options or Stock Appreciation Rights under this Plan for more than 900,000 Common Shares in any one fiscal year of Black Box, (ii) Performance Grants (denominated in Common Shares) for more than 500,000 Common Shares in any one fiscal year of Black Box and (iii) Performance Grants (denominated in cash) for more than $5,000,000 in any one fiscal year of Black Box. No Eligible Person who is an Outside Director may receive: (i) Stock Options or Stock Appreciation Rights under this Plan for more than 50,000 Common Shares in any one fiscal year of Black Box and (ii) Full-Value Awards for more than 25,000 Common Shares in any one fiscal year of Black Box. The foregoing limitations shall be subject to adjustment as provided in Section 14 hereof, but only to the extent that any such adjustment will not affect the status of: (i) any Award intended to qualify as performance-based compensation under Section 162(m) of the Code, (ii) any Award intended to qualify as an Incentive Stock Option or (iii) any Award intended to comply with, or qualify for an exception to, Section 409A of the Code. Common Shares issued pursuant to this Plan may be either authorized but unissued shares, treasury shares, reacquired shares or any combination thereof. If any Common Shares issued pursuant to an Award are forfeited or cancelled, then such Common Shares that are forfeited or cancelled shall be or become available for issuance under this Plan. Common Shares (i) delivered or withheld in payment of the exercise price of a Stock Option, (ii) not issued upon settlement of a Stock Appreciation Right or (iii) delivered to or withheld by the Company to pay withholding taxes shall not become available for issuance under the Plan. For avoidance of doubt, the repurchase of Common Shares by the Company, including Common Shares acquired utilizing the proceeds received by the Company from stock option exercises, shall not increase the Common Shares available for issuance under the Plan.

(c) Rights with Respect to Common Shares and Other Securities.    Except as provided in subsection 8(c) hereof with respect to Awards of Restricted Stock and unless otherwise determined by the Committee, in its sole discretion, a Participant to whom an Award is made (and any Person succeeding to such a Participant’s rights pursuant to this Plan) shall have no rights as a stockholder with respect to any Common Shares or as a holder with respect to other securities, if any, issuable pursuant to any such Award until the date a stock certificate evidencing such Common Shares or other evidence of ownership is issued to such Participant or until the Participant’s ownership of such Common Shares shall have been entered into the books of the registrar in the case of uncertificated shares.

Section 6. Stock Options.    The Committee may grant Stock Options; provided, that an Incentive Stock Option may be granted only to Eligible Persons who are employees of Black Box or any parent or subsidiary of Black Box within the meaning of Code Sections 424 (e) and (f), including a subsidiary which becomes such after adoption of the Plan. Each Stock Option granted under this Plan shall be evidenced by an agreement in such form as the Committee shall prescribe, from time to time, in accordance with this Plan and shall comply with the applicable terms and conditions of this section and this Plan and with such other terms and conditions, including, but not limited to, restrictions upon the Stock Option or the Common Shares issuable upon exercise thereof, as the Committee, in its sole discretion, shall establish.

(a) The exercise price of a Stock Option shall not be less than the Fair Market Value of the Common Shares subject to such Stock Option on the date of grant of the Stock Option, as determined by the Committee; provided, however, that if an Incentive Stock Option is granted to a Ten Percent Employee, such exercise price shall not be less than 110% of such Fair Market Value at the time the Stock Option is granted. Unless otherwise determined by the Committee in the documentation evidencing its approval action, the exercise price of a Stock Option shall be equal to 100% of the Fair Market Value of the Common Shares subject to such Stock Option on the date of grant of such Stock Option or, in the case of an Incentive Stock Option granted to a Ten Percent Employee, shall be 110% of such Fair Market Value of the Common Shares subject to such Stock Option on the date of grant of such Stock Option.

(b) On or before the date of grant of the Stock Option, the Committee shall determine the number of Common Shares to be subject to each Stock Option and shall identify the name of the Eligible Person to receive such Stock Option.

(c) Any Stock Option may be exercised during its term only at such time or times and in such installments as the Committee may establish; provided that no Stock Option shall be granted with a vesting period of less than one (1) year from the date of grant.

(d) A Stock Option shall not be exercisable:

(i) in the case of any Incentive Stock Option granted to a Ten Percent Employee, after the expiration of five (5) years from the date it is granted, and, in the case of any other Stock Option, after the expiration of ten (10) years from the date it is granted; and

(ii) unless payment in full is made for the shares being acquired under such Stock Option at the time of exercise as provided in subsection 6(g) hereof.

(e) In the case of an Incentive Stock Option, the amount of the aggregate Fair Market Value of Common Shares (determined at the time of grant of the Stock Option) with respect to which incentive stock options are exercisable for the first time by an employee of the Company during any calendar year (under all such plans of his or her employer corporation and its parent and subsidiary corporations) shall not exceed $100,000 or such other amount as is specified in the Code.

(f) It is the intent of Black Box that Nonqualified Stock Options granted under this Plan not be classified as Incentive Stock Options, that the Incentive Stock Options granted under this Plan be consistent with and contain or be deemed to contain all provisions required under Section 422 and the other appropriate provisions of the Code and any implementing Treasury Regulations (and any successor provisions thereof) and that any ambiguities in construction shall be interpreted in order to effectuate such intent. If a Stock Option is intended to be an Incentive Stock Option, and if for any reason such Stock Option (or portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Stock Option (or portion thereof) shall be regarded as a Nonqualified Stock Option granted under this Plan; provided, that such Stock Option (or portion thereof) otherwise complies with this Plan’s requirements relating to Nonqualified Stock Options. In no event shall any member of the Committee or the Company (or its employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of a Stock Option to qualify for any reason as an Incentive Stock Option.

(g) For purposes of payments made to exercise Stock Options, such payment shall be made in such form (including, but not limited to, cash, Common Shares, the surrender of another outstanding Award under this Plan, broker-assisted cashless exercise or any combination thereof) as the Committee may determine, in its sole discretion. Stock Options granted under this Plan shall be exercised by the Participant as to all or part of the Common Shares covered thereby by the giving of written (including electronic) notice of the exercise thereof to the Company at the principal business office of the Company, specifying the number of Common Shares to be purchased and specifying a business day not more than fifteen (15) days from the date such notice is given for the payment of the purchase price against delivery of the Common Shares being purchased.

Section 7. Stock Appreciation Rights.    The Committee may grant Stock Appreciation Rights. Each Award of Stock Appreciation Rights granted under this Plan shall be evidenced by an agreement in such form as the Committee shall prescribe, from time to time, in accordance with this Plan and shall comply with the applicable terms and conditions of this section and this Plan and with such other terms and conditions, including, but not limited to, restrictions upon the Award of Stock Appreciation Rights or any Common Shares issuable upon exercise thereof, as the Committee, in its sole discretion, shall establish.

(a) The Committee shall determine the number of Common Shares to be subject to each Award of Stock Appreciation Rights.

(b) Any Stock Appreciation Right may be exercised during its term only at such time or times and in such installments as the Committee may establish and shall not be exercisable after the expiration of ten (10) years from the date it is granted; provided that no Stock Appreciation Right shall granted with a vesting period of less than one (1) year from the date of grant.

(c) An Award of Stock Appreciation Rights shall entitle the holder to exercise such Award and to receive from Black Box in exchange thereof, without payment to Black Box, that number of Common Shares (or cash, Other Black Box Securities or property, or other forms of payment, or any combination thereof, as determined by the Committee and as set forth in the agreement evidencing such Award of Stock Appreciation Rights) having an aggregate value equal to the excess of the Fair Market Value of one (1) Common Share, at the time of such exercise, over the exercise price times the number of Common Shares subject to the Award that are so exercised. Stock Appreciation Rights shall have an exercise price no less than the Fair Market Value of the Common Shares covered by the right on the date of grant. Unless otherwise determined by the Committee in the documentation evidencing its approval action, the exercise price of a Stock Appreciation Right shall be equal to 100% of the Fair Market Value of the Common Shares subject to such Stock Appreciation Right on the date of grant of the Stock Appreciation Right.

(d) A Stock Appreciation Right may provide that it shall be deemed to have been exercised at the close of business on the business day preceding the expiration date of the Stock Appreciation Right or of the related Stock Option (or other Award), or such other date as specified by the Committee, if at such time such Stock Appreciation Right has a positive value. Such deemed exercise shall be settled or paid in Common Shares in accordance with subsection 7(c) hereof.

Section 8. Restricted Stock and Restricted Stock Units.    The Committee may grant Awards of Restricted Stock and Restricted Stock Units. Each Award of Restricted Stock or Restricted Stock Units under this Plan shall be evidenced by an agreement in such form as the Committee shall prescribe, from time to time, in accordance with this Plan and shall comply with the applicable terms and conditions of this section and this Plan and with such other terms and conditions as the Committee, in its sole discretion, shall establish.

(a) The Committee shall determine the number of Common Shares to be issued to a Participant pursuant to the Award of Restricted Stock or Restricted Stock Units, and the extent, if any, to which they shall be issued in exchange for cash, other consideration or both.

(b) Until the expiration of such period as the Committee shall determine from the date on which the Award is granted and subject to such other terms and conditions as the Committee, in its sole discretion, shall establish (the “Restricted Period”), a Participant to whom an Award of Restricted Stock is made shall be issued, but shall not be entitled to the delivery of, a stock certificate or other evidence of ownership representing the Common Shares subject to such Award. The standard vesting schedule applicable to Awards of Restricted Stock and Restricted Stock Units shall provide for the vesting of such Awards, in one or more increments, over a service period of not less than three (3) years; provided, however, that this limitation shall not (i) apply to Awards granted to Outside Directors that are received pursuant to the Company’s compensation program applicable to Outside Directors, (ii) apply to Awards for Restricted Stock or Restricted Stock Units under this Section 8 together with Full-Value Awards under Section 10 hereof for up to an aggregate of 10% of the maximum number of Common Shares that may be issued under this Plan or (iii) adversely affect a Participant’s rights under another plan or agreement with the Company.

(c) Unless otherwise determined by the Committee, in its sole discretion, a Participant to whom an Award of Restricted Stock has been made (and any Person succeeding to such Participant’s rights pursuant to this Plan) shall have, after issuance of a certificate for the number of Common Shares awarded (or after the Participant’s ownership of such Common Shares shall have been entered into the books of the registrar in the case of uncertificated shares) and prior to the expiration of the Restricted Period, ownership of such

Common Shares, including the right to vote such Common Shares and to receive dividends or other distributions made or paid with respect to such Common Shares (provided, that such Common Shares, and any new, additional or different shares, or Other Black Box Securities or property or other forms of consideration that the Participant may be entitled to receive with respect to such Common Shares as a result of a stock split, stock dividend or any other change in the capital structure of Black Box shall be subject to the restrictions set forth in this Plan as determined by the Committee, in its sole discretion) subject, however, to the restrictions and limitations imposed thereon pursuant to this Plan.

(d) The Committee may grant Associated Awards of Dividend Equivalents to Participants in connection with Awards of Restricted Stock Units. The Committee may provide, at the date of grant, that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Common Shares or other investment vehicles as the Committee may specify; provided, that, unless otherwise determined by the Committee, Dividend Equivalents shall be subject to all conditions and restrictions of the underlying Restricted Stock Units to which they relate.

Section 9. Performance Grants.

(a) Grant.    Subject to the limitations set forth in Section 5(b) hereof, the Committee shall have sole and complete authority to determine the Eligible Persons who shall receive a Performance Grant which shall consist of a right that is (i) denominated in cash, Common Shares or any other form of Award issuable under this Plan (or any combination thereof), (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish and (iii) payable at such time and in such form as the Committee shall determine. Unless otherwise determined by the Committee, any such Performance Grant shall be evidenced by an Award agreement containing the terms of the Award, including, but not limited to, the performance criteria and such terms and conditions as may be determined, from time to time, by the Committee, in each case, not inconsistent with this Plan. In relation to any Performance Grant, the performance period may consist of one or more calendar years or other fiscal period of at least 12 months in length for which performance is being measured.

(b) Terms and Conditions.    For Awards intended to be performance-based compensation under Section 162(m) of the Code, Performance Grants shall be conditioned upon the achievement of pre-established goals relating to one or more of the following performance measures, as determined in writing by the Committee and subject to such modifications as specified by the Committee: cash flow; cash flow from operations; earnings (including earnings before interest, taxes, depreciation and amortization or some variation thereof); earnings per share, diluted or basic; earnings per share from continuing operations; days sales outstanding; net asset turnover; inventory turnover; capital expenditures; debt; debt reduction; working capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; productivity; delivery performance; stock price; return on equity; total or relative increases to stockholder return; return on capital; return on assets or net assets; revenue; income or net income; operating income or net operating income; operating profit or net operating profit; gross margin, operating margin or profit margin; and completion of acquisitions, business expansion, product diversification and other non-financial operating and management performance objectives. To the extent consistent with Section 162(m) of the Code, the Committee may determine, at the time the performance goals are established, that certain adjustments shall apply, in whole or in part, in such manner as determined by the Committee, to exclude the effect of any of the following events that occur during a performance period: the impairment of tangible or intangible assets; litigation or claim judgments or settlements; the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; business combinations, reorganizations and/or restructuring programs, including, but not limited to, reductions in force and early retirement incentives; currency fluctuations; and any extraordinary, unusual, infrequent or non-recurring items, including, but not limited to, such items described in management’s discussion and analysis of financial condition and results of operations or the financial statements and notes thereto appearing in Black Box’s annual report to stockholders for the applicable fiscal year. Performance measures may be determined either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary entity thereof, either individually, alternatively or in any combination, and measured over a period of time including any portion of a year, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous fiscal years’ results or to a designated comparison group, in each case as specified by the Committee.

(c) Preestablished Performance Goals.    For Awards intended to be performance-based compensation under Section 162(m) of the Code, performance goals relating to the performance measures set forth above shall be preestablished in writing by the Committee, and achievement thereof certified in writing prior to payment of the Award, as required by Section 162(m) and Treasury Regulations promulgated thereunder. All such performance goals shall be established in writing no later than ninety (90) days after the beginning of the applicable performance period; provided, however, that for a performance period of less than one (1) year, the Committee shall take any such actions prior to the lapse of 25% of the performance period. In addition to establishing minimum performance goals below which no compensation shall be payable pursuant to a Performance Grant, the Committee, in its sole discretion, may create a performance schedule under which an amount less than or more than the target award may be paid so long as the performance goals have been achieved.

(d) Additional Restrictions/Negative Discretion.    The Committee, in its sole discretion, may also establish such additional restrictions or conditions that must be satisfied as a condition precedent to the payment of all or a portion of any Performance Grants. Such additional restrictions or conditions need not be performance-based and may include, among other things, the receipt by a Participant of a specified annual performance rating, the continued employment by the Participant and/or the achievement of specified performance goals by the Company, business unit or Participant. Furthermore, and notwithstanding any provision of this Plan to the contrary, the Committee, in its sole discretion, may retain the discretion to reduce the amount of any Performance Grant payable in cash to a Participant if it concludes that such reduction is necessary or appropriate based upon: (i) an evaluation of such Participant’s performance, (ii) comparisons with compensation received by other similarly-situated individuals working within the Company’s industry, (iii) the Company’s financial results and conditions or (iv) such other factors or conditions that the Committee deems relevant; provided, however, the Committee shall not use its discretionary authority to increase any Award that is intended to be performance-based compensation under Section 162(m) of the Code.

(e) Payment of Performance Awards.    Performance Grants may be paid in a lump sum or in installments following the close of the performance period or, in accordance with procedures established by the Committee, on a deferred basis.

Section 10. Other Share-Based Awards.    The Committee shall have authority to grant to Eligible Persons Other Share-Based Awards, which shall consist of any right that is (i) not an Award described in Sections 6 through 9 hereof and (ii) an Award of Common Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Common Shares (including, without limitation, securities convertible into Common Shares), as deemed by the Committee to be consistent with the purposes of this Plan. Subject to the terms of this Plan and any applicable Award agreement, the Committee shall determine the terms and conditions of any such Other Share-Based Award. The standard vesting schedule applicable to any Other Share-Based Award shall provide for vesting of such Award, in one or more increments, over a service period of not less than three (3) years; provided, however, that this limitation shall not (i) apply to Awards granted to Outside Directors that are received pursuant to the Company’s compensation program applicable to Outside Directors, (ii) apply to Awards for Restricted Stock or Restricted Stock Units under Section 8 hereof together with Full-Value Awards under this Section 10 for up to an aggregate of 10% of the maximum number of Common Shares that may be issued under this Plan or (iii) adversely affect a Participant’s rights under another plan or agreement with the Company.

Section 11. Termination of Employment.    Upon termination of employment of any employee with the Company, or cessation of an Outside Director’s service on the Board, an Award previously granted to the employee or Outside Director, as the case may be, unless otherwise specified by the Committee in the agreement evidencing such Award and, to the extent not inconsistent with Section 16 hereof, shall, (i) to the extent not theretofore exercised with respect to any Stock Options or Stock Appreciation Rights, (ii) to the extent that any of the designated goals (including any service period) have not been achieved within the designated period and/or (iii) to the extent that, for whatever reason, such Award shall not have vested, become null and void and shall be forfeited, provided, that:

(a) if the employee or director shall die while in the employ of the Company or while serving on the Board, as the case may be, or during either the three (3) month or one (1) year period, whichever is applicable, specified in clause (b) below and at a time when such employee or Outside Director was entitled to exercise all or any portion of such Stock Option or Stock Appreciation Right as herein provided, the legal representative of such employee or Outside Director, or such person who acquired such Award by bequest or inheritance or by reason of the death of the employee or Outside Director, may, not later than one (1) year from the date of death, exercise such Award, to the extent not theretofore exercised, as specified by the Committee in the agreement evidencing such Award;

(b) if the employment of an employee or the service of an Outside Director to whom a Stock Option or Stock Appreciation Right shall have been granted shall terminate by reason of the employee’s or Outside Director’s retirement (at such age or upon such conditions as shall be specified by the Board), disability (as described in Section 22(e)(3) of the Code) or dismissal of the employee by the employer or removal of the Outside Director other than for cause (as defined below), and while such employee or Outside Director is entitled to exercise such Stock Option or Stock Appreciation Right as herein provided, such employee or Outside Director shall have the right to exercise such Stock Option or Stock Appreciation Right so granted, to the extent not theretofore exercised, in respect of any or all of such number of Common Shares as specified by the Committee in such Stock Option or Stock Appreciation Right, at any time up to and including (i) three (3) months after the date of such termination of employment or service as an Outside Director in the case of termination by reason of retirement or dismissal other than for cause and (ii) one (1) year after the date of termination of employment or service as an Outside Director in the case of termination by reason of disability; and

(c) if the employment of an employee or the service of an Outside Director to whom an Award of Restricted Stock or Restricted Stock Units, Performance Grant or Other Share-Based Award shall have been granted shall terminate by reason of the employee’s or Outside Director’s death, retirement (at such age or upon such conditions as shall be specified by the Board) or disability (as described in Section 22(e)(3) of the Code), and prior to the forfeiture of such Award, such Award shall vest and all restrictions shall lapse as of the date of such employee’s or Outside Director’s death, retirement or disability.

If an employee voluntarily terminates his or her employment, or if an Outside Director voluntarily terminates his or her service on the Board, or is discharged for cause, any Award granted hereunder shall, unless otherwise specified by the Committee in the agreement evidencing such Award, forthwith terminate and be forfeited with respect to any unexercised or unvested portion thereof.

If a Stock Option or Stock Appreciation Right granted hereunder shall be exercised by the legal representative of a deceased or disabled employee or Outside Director or former employee or Outside Director, or by a person who acquired a Stock Option or Stock Appreciation Right granted hereunder by bequest or inheritance or by reason of death of any employee or Outside Director or former employee or Outside Director, written (including electronic) notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative or other person to exercise such Stock Option or Stock Appreciation Right.

For purposes of this Plan, the term “for cause” shall mean (i) with respect to an employee or Outside Director who is party to a written agreement with, or, alternatively, participates in a compensation or benefit plan of the Company, which agreement or plan contains a definition of “for cause” or “cause” (or words of like import) for purposes of termination of employment or service as an Outside Director thereunder by the Company, “for cause” or “cause” as defined in the most recent of such agreements or plans or (ii) in all other cases, (a) the willful commission by an employee or Outside Director of a criminal or other act that causes substantial economic damage to the Company or substantial injury to the business reputation of the Company; (b) the commission by an employee or Outside Director of an act of fraud in the performance of such employee’s or Outside Director’s duties on behalf of the Company or (c) the continuing willful failure of an employee or

Outside Director to perform the duties of such employee or Outside Director to the Company (other than such failure resulting from the employee’s or Outside Director’s incapacity due to physical or mental illness) after written notice thereof (specifying the particulars thereof in reasonable detail) and a reasonable opportunity to be heard and cure such failure are given to the employee or Outside Director by the Board or the Committee. For purposes of this Plan, no act or failure to act on the employee’s or Outside Director’s part shall be considered “willful” unless done or omitted to be done by the employee or Outside Director not in good faith and without reasonable belief that the employee’s or Outside Director’s action or omission was in the best interests of the Company.

For purposes of this Plan, an employment relationship shall be deemed to exist between an individual and a corporation if, at the time of the determination, the individual was an “employee” of such corporation for purposes of Section 422(a) of the Code. If an individual is on military, sick leave or other bona fide leave of absence, such individual shall be considered an “employee” for purposes of the exercise of a Stock Option or Stock Appreciation Right and shall be entitled to exercise such a Stock Option or Stock Appreciation Right during such leave if the period of such leave does not exceed ninety (90) days, or, if longer, so long as the individual’s right to reemployment with the corporation granting the option (or a related corporation) is guaranteed either by statute or by contract. If the period of leave exceeds ninety (90) days, the employment relationship shall be deemed to have terminated on the ninety-first (91st) day of such leave, unless the individual’s right to reemployment is guaranteed by statute or contract.

A termination of employment shall not be deemed to occur by reason of (i) the transfer of an employee from employment by Black Box to employment by a subsidiary corporation or a parent corporation of Black Box or (ii) the transfer of an employee from employment by a subsidiary corporation or a parent corporation of Black Box to employment by Black Box or by another subsidiary corporation or parent corporation of Black Box. Furthermore, solely for purposes of determining the rights and obligations under any outstanding Awards theretofore granted, in the event that Black Box ceases to own, directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock of a subsidiary company by virtue of a recapitalization, stock dividend, stock split, split-up, spin-off, combination of shares or other like change in capital structure of Black Box, the Committee may determine that employment by such former subsidiary (or any parent or subsidiary company of such subsidiary) shall continue to be deemed to be employment by the Company for purposes of this Plan.

In the event of the complete liquidation or dissolution of a subsidiary corporation, or in the event that Black Box ceases to own, directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock of such corporation (except as provided in the preceding paragraph), any unexercised Stock Option or Stock Appreciation Right, any unvested Award and any Award for which restrictions have not lapsed theretofore granted to any person employed by such subsidiary corporation will be deemed canceled and forfeited unless such person is employed by Black Box or by any parent corporation or subsidiary corporation of Black Box after the occurrence of such event. In the event a Stock Option or Stock Appreciation Right is to be canceled pursuant to the provisions of the previous sentence, notice of such cancellation will be given to each employee holding such unexercised Stock Option or Stock Appreciation Right and such holder will have the right to exercise such Stock Option or Stock Appreciation Right in full during the thirty (30) day period following notice of such cancellation.

Notwithstanding anything to the contrary contained in this Section 11 hereof, in no event, however, shall any person be entitled to exercise any Stock Option or Stock Appreciation Right after the expiration of the period of exercisability of such Stock Option or Stock Appreciation Right as specified therein.

Section 12. Transferability of Awards.    A Participant’s rights and interest under this Plan or any Award may not be assigned or transferred, hypothecated or encumbered, in whole or in part, either directly or by operation of law or otherwise, including, but not by way of limitation, by execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner; provided, however, the Committee may permit such transfer to a Permitted Transferee; and provided, further, that, unless otherwise permitted by the Code, any Incentive Stock Option granted pursuant to this Plan shall not be transferable other than by will or by the laws of descent and distribution and shall be exercisable during the Participant’s lifetime only by Participant or by such Permitted Transferee.

Section 13. Amendment or Substitution of Awards under this Plan; Change in Control.    The terms of any outstanding Award under this Plan may be amended or modified from time to time by the Committee, in its sole discretion, in any manner that it deems appropriate (including, but not limited to, acceleration of the date of exercise of any Award or the payment under any Award) if the Committee could grant such amended or modified Award under the terms of this Plan at the time of such amendment or modification; provided, that no such amendment or modification shall: (i) accelerate the vesting or exercisability of any Award, other than in connection with a Participant’s death, disability (as described in Section 22(e)(3) of the Code), retirement (at such age or upon such conditions as shall be specified by the Board) or a change-in-control or other transaction contemplated by this Section 13; provided, further, that the foregoing limitation shall not apply to any Performance Grant the payment of which remains contingent upon the attainment of the performance goal or (ii) adversely affect in a material manner any right of a Participant under the Award without his or her written consent. Notwithstanding the foregoing or any provision of an Award to the contrary, the Committee may at any time (without the consent of any Participant) modify, amend or terminate any or all of the provisions of an Award to the extent necessary to conform the provisions of the Award with Section 162(m), Section 409A or any other provision of the Code or other applicable law, the Treasury Regulations issued thereunder or an exception thereto, regardless of whether such modification, amendment or termination of the Award shall adversely affect the rights of a Participant. The Committee may, in its sole discretion and, to the extent not inconsistent with Section 16 hereof, permit holders of Awards under this Plan to surrender outstanding Awards in order to exercise or realize the rights under other Awards, or in exchange for the grant of new Awards, or require holders of Awards to surrender outstanding Awards as a condition precedent to the grant of new Awards under this Plan.

Notwithstanding any provision of this Plan to the contrary, except in the event of a “change-in-control” or a dividend (other than a regular cash dividend) or other distribution (whether in the form of cash, Common Shares, Other Black Box Securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Shares or Other Black Box Securities, issuance of warrants or other rights to purchase Common Shares or Other Black Box Securities or other similar corporate transaction or event that affects the Common Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or cancel or surrender outstanding Stock Options or Stock Appreciation Rights in exchange for cash, other Awards or Stock Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Stock Options or Stock Appreciation Rights without stockholder approval.

In the event of a “change-in-control” of Black Box and to the extent not inconsistent with Section 16 hereof, all then outstanding Awards shall immediately become exercisable and shall vest and all restrictions shall lapse. For purposes of this Plan, a “change-in-control” of the Company occurs if: (i) any “Person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing (a) 50% or more of the combined voting power of the Company’s then-outstanding securities or (b) 25% or more but less than 50% of the combined voting power of the Company’s then-outstanding securities if such transaction(s) giving rise to such beneficial ownership are not approved by the Board, (ii) at any time a majority of the members of the Board consists of individuals other than individuals who were nominated by members of the Board, (iii) a sale of all or substantially all of the assets of the Company is effected, or (iv) any merger, consolidation, issuance of securities, purchase of assets or other transaction is effected, the result of which is the occurrence of any event described in clause (i) or (ii) above. Notwithstanding the foregoing or any provision of this Plan to the contrary, if an Award is subject to Section 409A (and not excepted therefrom) and a change-in-control is a distribution event for purposes of an Award, the foregoing definition of change-in-control shall be interpreted, administered and construed in a manner necessary to ensure that the occurrence of any such event shall result in a change-in-control only if such event qualifies as a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation, as applicable, within the meaning of Treas. Reg. §1.409A-3(i)(5).

The Committee, in its sole discretion and to the extent not inconsistent with Section 16 hereof, may determine that, upon the occurrence of a transaction described in the preceding paragraph, that each Award outstanding hereunder shall terminate within a specified number of days after notice to the holder, and such holder shall receive, with respect to each such Award, cash in an amount equal to the fair market value of such Award (if any) as determined by the Committee, in its sole discretion.

Section 14. Dilution and Other Adjustments.    In the event a dividend (other than a regular cash dividend) or other distribution (whether in the form of cash, Common Shares, Other Black Box Securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Shares or Other Black Box Securities, issuance of warrants or other rights to purchase Common Shares or Other Black Box Securities or other similar corporate transaction or event affects the Common Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Committee shall, in an equitable manner, (i) adjust any or all of (a) the aggregate maximum number of Common Shares or Other Black Box Securities (or number and kind of other securities or property) with respect to which Awards may be granted under this Plan pursuant to Section 5(b) hereof, (b) the individual maximum number of Common Shares that may be granted as Stock Options, Stock Appreciation Rights and Performance Grants (denominated in Common Shares) to a Participant pursuant to Section 5(b) of this Plan, (c) the number of Common Shares or Other Black Box Securities (or number and kind of other securities or property) subject to outstanding Awards and (d) the grant or exercise price with respect to any outstanding Award, (ii) if deemed appropriate, provide for an equivalent Award or substitute Award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect or (iii) if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, that, in each case, any such adjustment shall be performed in accordance with the applicable provisions of Code and the Treasury Regulations issued thereunder so as to not affect the status of: (A) any Award intended to qualify as performance-based compensation under Section 162(m) of the Code, (B) any Award intended to qualify as an Incentive Stock Option under Section 422 of the Code or (C) any Award intended to comply with, or qualify for an exception to, Section 409A of the Code. Unless otherwise provided by the Committee, all outstanding Awards shall terminate immediately prior to the consummation of any dissolution or liquidation of the Company. Any such termination or adjustment made by the Committee will be final, conclusive and binding for all purposes of this Plan.

Section 15. Time of Granting of an Award.    The date of grant of an Award shall, for all purposes, be the date on which the Committee approves such Award, or such other later date as determined by the Committee at the time of such approval. Notice of the approval shall be given to each Participant to whom an Award is granted within a reasonable time after the date of the grant.

Section 16. Section 409A.    Notwithstanding any provision of the Plan or an Award agreement to the contrary, if any Award or benefit provided under this Plan is subject to the provisions of Section 409A, the provisions of the Plan and any applicable Award agreement shall be administered, interpreted and construed in a manner necessary to comply with Section 409A or an exception thereto (or disregarded to the extent such provision cannot be so administered, interpreted or construed), and the following provisions shall apply, as applicable:

(a) If a Participant is a Specified Employee and a payment subject to Section 409A (and not excepted therefrom) to the Participant is due upon Separation from Service, such payment shall be delayed for a period of six (6) months after the date of the Participant’s Separation from Service (or, if earlier, the death of the Participant). Any payment that would otherwise have been due or owing during such six-month period will be paid immediately following the end of the six- month period in the month following the month containing the 6-month anniversary of the date of termination unless another compliant date is specified in the applicable Award agreement.

(b) For purposes of Section 409A, and to the extent applicable to any Award or benefit under the Plan, it is intended that distribution events qualify as permissible distribution events for purposes of Section 409A and shall be interpreted and construed accordingly. With respect to payments subject to Section 409A, the Company reserves the right to accelerate and/or defer any payment to the extent permitted and consistent with Section 409A. Whether and when a Separation from Service or termination of employment of a

Participant has occurred will be determined based on all of the facts and circumstances and, to the extent applicable to any Award or benefit, in accordance with the guidance issued under Section 409A. For this purpose, a Participant will be presumed to have experienced a Separation from Service when the level of bona fide services performed permanently decreases to a level less than twenty percent (20%) of the average level of bona fide services performed during the immediately preceding thirty-six (36) month period or such other applicable period as provided by Section 409A.

(c) The Committee, in its discretion, may specify the conditions under which the payment of all or any portion of any Award may be deferred until a later date. Deferrals shall be for such periods or until the occurrence of such events, and upon such terms and conditions, as the Committee shall determine in its discretion, in accordance with the provisions of Section 409A; provided, however, that no deferral shall be permitted with respect to Options and other stock rights subject to Section 409A. An election shall be made by filing an election with the Company (on a form provided by the Company) on or prior to December 31st of the calendar year immediately preceding the beginning of the calendar year (or other applicable service period) to which such election relates (or at such other date as may be specified by the Committee to the extent consistent with Section 409A) and shall be irrevocable for such applicable calendar year (or other applicable service period).

(d) The grant of Nonqualified Stock Options, Stock Appreciation Rights and other stock rights subject to Section 409A shall be granted under terms and conditions consistent with Treas. Reg. §1.409A-1(b)(5) such that any such Award does not constitute a deferral of compensation under Section 409A. Accordingly, any such Award may be granted to Eligible Persons of Black Box and its subsidiaries and affiliates in which Black Box has a controlling interest. In determining whether Black Box has a controlling interest, the rules of Treas. Reg. §1.414(c)-2(b)(2)(i) shall apply; provided, that the language “at least 50 percent” shall be used instead of “at least 80 percent” in each place it appears; provided, further, where legitimate business reasons exist (within the meaning of Treas. Reg. §1.409A-1(b)(5)(iii)(E)(i)), the language “at least 20 percent” shall be used instead of “at least 80 percent” in each place it appears. The rules of Treas. Reg. §§1.414(c)-3 and 1.414(c)-4 shall apply for purposes of determining ownership interests.

(e) In no event shall any member of the Board, the Committee or the Company (or its employees, officers or Outside Directors) have any liability to any Participant (or any other Person) due to the failure of an Award to satisfy the requirements of Section 409A.

Section 17. Miscellaneous Provisions.

(a) Any proceeds from Awards shall constitute general funds of the Company.

(b) No fractional shares may be delivered under an Award, but in lieu thereof, a cash or other adjustment may be made as determined by the Committee, in its sole discretion.

(c) No Eligible Person or other Person shall have any claim or right to be granted an Award under this Plan. Determinations made by the Committee under this Plan need not be uniform and may be made selectively among Eligible Persons under this Plan, whether or not such Eligible Persons are similarly situated. Neither this Plan nor any action taken under this Plan shall be construed as giving any Eligible Person any right to continue to be employed by or perform services for the Company, and the right to terminate the employment of or performance of services by Eligible Persons at any time and for any reason is specifically reserved by the Company.

(d) No Participant or other Person shall have any right with respect to this Plan, the Common Shares reserved for issuance under this Plan or in any Award, contingent or otherwise, until written evidence of the Award shall have been delivered to the Participant and all of the terms, conditions and provisions of this Plan and the Award applicable to such Participant (and each Person claiming under or through him or her) have been met.

(e) Notwithstanding anything to the contrary contained in this Plan or in any Award agreement, if at any time the Committee shall determine, in its sole discretion, that the listing, registration or qualification of any Award under this Plan, or of the Common Shares, Other Black Box Securities or property or other forms of payment issuable pursuant to any Award under this Plan, on any stock exchange or other market quotation system or under any federal or state law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the exercise or settlement thereof, such Award shall not be granted, exercised or settled in whole or in part until such listing, registration, qualification, consent or approval shall have been effected, obtained and maintained free of any conditions not acceptable to the Committee. Notwithstanding anything to the contrary contained in this Plan or in any Award agreement, no Common Shares, Other Black Box Securities or property or other forms of payment shall be issued under this Plan with respect to any Award unless the Committee shall be satisfied that such issuance will be in compliance with applicable law and any applicable rules of any stock exchange or other market quotation system on which such Common Shares are listed. If the Committee determines that the exercise of any Stock Option or Stock Appreciation Right would fail to comply with any applicable law or any applicable rules of any stock exchange or other market quotation system on which Common Shares are listed, the Participant holding such Stock Option or Stock Appreciation Right shall have no right to exercise such Stock Option or Stock Appreciation Right until such time as the Committee shall have determined that such exercise will not violate any applicable law or any such applicable rule, provided that such Stock Option or Stock Appreciation Right shall not have expired prior to such time.

(f) To the extent applicable, it is the intent of Black Box that this Plan and Awards hereunder comply in all respects with Rule 16b-3 and Sections 162(m), 409A and 422, and (i) the provisions of this Plan shall be administered, interpreted and construed in a manner necessary to comply with Rule 16b-3 and Sections 162(m), 409A and 422, the Treasury Regulations issued thereunder or an exception thereto (or disregarded to the extent this Plan cannot be so administered, interpreted or construed) and (ii) in no event shall any member of the Committee or the Company (or its employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Award to satisfy the requirements of Rule 16b-3 and Sections 162(m), 409A and 422.

(g) The Company shall have the right to deduct from any payment made under this Plan any federal, state, local or foreign income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of Black Box to issue Common Shares, Other Black Box Securities, other securities or property or other forms of payment, or any combination thereof, upon exercise, settlement or payment of any Award under this Plan, that the Participant (or any Person entitled to act) pay to Black Box, upon its demand, such amount as may be required by the Company for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes. If the amount requested is not paid, Black Box may refuse to issue Common Shares, Other Black Box Securities, other securities or property or other forms of payment, or any combination thereof. Notwithstanding anything in this Plan to the contrary, the Committee may, in its sole discretion, permit an Eligible Person (or any Person entitled to act) to elect to pay a portion or all of the amount requested by the Company for such taxes with respect to such Award, at such time and in such manner as the Committee shall deem to be appropriate (including, but not limited to, by authorizing Black Box to withhold, or agreeing to surrender to Black Box on or about the date such tax liability is determinable, Common Shares, Other Black Box Securities, other securities or property or other forms of payment, or any combination thereof, owned by such Person or a portion of such forms of payment that would otherwise be distributed, or have been distributed, as the case may be, pursuant to such Award to such Person, having a fair market value equal to the amount of such taxes); provided, however, that any broker-assisted cashless exercise shall comply with the requirements for equity classification of Paragraph 35 of Statement of Financial Accounting Standards No. 123 (revised 2004) “Share-Based Payment” and any withholding satisfied through a net-settlement shall be limited to the minimum statutory withholding requirements.

(h) The expenses of this Plan shall be borne by the Company; provided, however, the Company may recover from a Participant or his or her Permitted Transferee, heirs or assigns any and all damages, fees, expenses and costs incurred by the Company arising out of any actions taken by a Participant or Permitted Transferee in breach of this Plan or any agreement evidencing such Participant’s Award.

(i) This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under this Plan, and rights to the payment of Awards shall be no greater than the rights of the Company’s general creditors.

(j) By accepting any Award or other benefit under this Plan, each Participant (and each Person claiming under or through him or her) shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under this Plan by the Company, the Board or the Committee.

(k) The appropriate officers of the Company shall cause to be filed any reports, returns or other information regarding Awards under this Plan or any Common Shares or Other Black Box Securities issued pursuant to this Plan as may be required by applicable law and any applicable rules of any stock exchange or other market quotation system on which such Common Shares or Other Black Box Securities are listed.

(l) The validity, construction, interpretation, administration and effect of this Plan, and of its rules and regulations, and rights relating to this Plan and to Awards granted under this Plan, shall be governed by the substantive laws, but not the choice of law rules, of the State of Delaware.

(m) Records of the Company shall be conclusive for all purposes under this Plan or any Award, unless determined by the Committee to be incorrect.

(n) If any provision of this Plan or any Award is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Plan or any Award, but such provision shall be fully severable, and this Plan or Award, as applicable, shall be construed and enforced as if the illegal or invalid provision had never been included in this Plan or Award, as applicable.

(o) The terms of this Plan shall govern all Awards under this Plan and in no event shall the Committee have the power to grant any Award under this Plan that is contrary to any of the provisions of this Plan.

(p) For purposes of interpretation of this Plan, the masculine pronoun includes the feminine and the singular includes the plural wherever appropriate.

Section 18. Plan Amendment or Suspension.    This Plan may be amended or suspended in whole or in part at any time, from time to time, by the Committee or by the Board; provided, that no amendment shall be made without stockholder approval if such approval is necessary to qualify for or comply with any tax or regulatory requirement or other applicable law for which the Committee or Board deems it necessary or desirable to qualify or comply. No such amendment or suspension shall adversely affect in a material manner any right of a Participant under an outstanding Award without his or her written consent. Notwithstanding the foregoing or any provision of an Award to the contrary, the Board or the Committee may at any time (without the consent of any Participant) modify, amend or terminate any or all of the provisions of this Plan to the extent necessary to conform the provisions of this Plan with Section 162(m), Section 409A or any other provision of the Code or other applicable law, the Treasury Regulations issued thereunder or an exception thereto, regardless of whether such modification, amendment or termination of this Plan shall adversely affect the rights of a Participant. The Board may, in its sole discretion, submit any amendment to this Plan to the stockholders for approval.

Section 19. Plan Termination.    This Plan shall terminate upon the earlier of the following dates or events to occur:

(a) upon the adoption of a resolution of the Board terminating this Plan; or

(b) the tenth anniversary of the Board Approval Date.

No termination of this Plan shall materially alter or impair any of the rights or obligations of any Participant, without his or her written consent, under any Award previously granted under this Plan, except, further, that subsequent to termination of this Plan, the Committee may make amendments, modifications or terminations of Awards permitted under Section 13 hereof.

Section 20. Effective Date.    This Plan shall be effective, and Awards may be granted under this Plan, on or after the Effective Date.

Section 21. Governing Law.    This Plan and any Award granted under this Plan as well as any determinations made or actions taken under this Plan shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware without regard to its choice or conflicts of laws principles.

APPENDIX A

Unless otherwise determined by the Committee in the applicable Award agreement, the following terms shall have the meaning indicated:

“Associated Award” shall mean an Award granted concurrently or subsequently in conjunction with another Award.

“Award” shall mean the grant of rights to an Eligible Person under this Plan.

“Black Box” shall mean Black Box Corporation, a Delaware corporation.

“Board” shall mean the board of directors of Black Box.

“Board Approval Date” shall mean date of Board approval of this amended and restated Plan, which was May 14, 2013.

“Code” shall mean the Internal Revenue Code of 1986, as it now exists or may be amended from time to time, and the rules and regulations promulgated thereunder, as they may exist or may be amended from time to time.

“Committee” shall mean the Compensation Committee of the Board, or any successor thereto, or such other committee of the Board as is appointed by the Board to administer this Plan; provided, however, that the Board may designate itself as the Committee to administer this Plan (except for purposes of Awards intended to meet the requirements of performance-based compensation under Section 162(m) of the Code). Except as otherwise determined by the Board, the Committee (i) shall be comprised of not fewer than two (2) directors, (ii) shall meet any applicable requirements under Rule 16b-3, including any requirement that the Committee consist of “Non-Employee Directors” (as defined in Rule 16b-3 or any successor rule), (iii) shall meet any applicable requirements under Section 162(m), including any requirement that the Committee consist of “outside directors” (as defined in Treasury Regulation Section 1.162-27(e)(3)(i) or any successor regulation) and (iv) shall meet any applicable requirements of any stock exchange or other market quotation system on which the Common Shares are listed.

“Common Shares” shall mean shares of common stock, par value $0.001 per share, of Black Box and stock of any other class into which such shares may thereafter be changed.

“Company” shall mean Black Box and any parent, subsidiary or affiliate of Black Box.

“Director Plan” means the Black Box Corporation 1992 Director Stock Option Plan, as amended.

“Dividend Equivalents” shall mean an Associated Award of cash or other Awards with a Fair Market Value equal to the dividends which would have been paid on the Common Shares underlying an outstanding Award had such Common Shares been outstanding.

“Effective Date” shall mean August 12, 2008, the date of original stockholder approval of this Plan.

“Eligible Person(s)” shall mean those persons who are full or part-time employees of the Company or other individuals who perform services for the Company, including, without limitation, Outside Directors and consultants and independent contractors who perform services for the Company and persons to whom an offer of employment has been extended by the Company.

“Employee Plan” means the Black Box Corporation 1992 Stock Option Plan, as amended.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it now exists or may be amended from time to time, and the rules promulgated thereunder, as they may exist or may be amended from time to time.

“Fair Market Value” shall mean (i) with respect to the Common Shares, as of any date (a) if the Company’s Common Shares are listed on any established stock exchange, system or market, the closing market price of the Common Shares as quoted in such exchange, system or market on such date or, if the Common Shares are not traded on such date, on the closest preceding date on which the Common Shares were traded or (b) in the absence of an established market for the Common Shares, as determined in good faith by the Committee or (ii) with respect to property other than Common Shares, the value of such property, as determined by the Committee, in its sole discretion.

“Full-Value Award” means any Award under this Plan pursuant to which Common Shares may be issued that is not either a Stock Option or a Stock Appreciation Right.

“Incentive Stock Option” shall mean a Stock Option that is an incentive stock option as defined in Section 422 of the Code. Incentive Stock Options are subject, in part, to the terms, conditions and restrictions described in Section 6 hereof.

“Nonqualified Stock Option” shall mean a Stock Option that is not an incentive stock option as defined in Section 422 of the Code. Nonqualified Stock Options are subject, in part, to the terms, conditions and restrictions described in Section 6 hereof.

“Other Black Box Securities” shall mean Black Box securities (which may include, but need not be limited to, unbundled stock units or components thereof, debentures, preferred stock, warrants, securities convertible into Common Shares or other property) other than Common Shares.

“Other Share-Based Awards” has the meaning set forth in Section 10 hereof.

“Outside Directors” means directors who are not employees of the Company.

“Participant” shall mean an Eligible Person to whom an Award has been granted under this Plan.

“Performance Grant” shall mean an Award subject, in part, to the terms, conditions and restrictions described in Section 9 hereof, pursuant to which the recipient may become entitled to receive cash, Common Shares or any other form of Award issuable under this Plan, or any combination thereof, as determined by the Committee.

“Permitted Transferee” means (i) any person defined as an employee in the Instructions to Registration Statement Form S-8 promulgated by the Securities and Exchange Commission, as such Form may be amended from time to time, which persons include, as of the date of adoption of this Plan, executors, administrators or beneficiaries of the estates of deceased Participants, guardians or members of a committee for incompetent former Participants, or similar persons duly authorized by law to administer the estate or assets of former Participants and (ii) Participants’ family members who acquire Awards from the Participant other than for value, including through a gift or a domestic relations order. For purposes of this definition, “family member” includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets and any other entity in which these persons (or the Participant) own more than fifty percent (50%) of the voting interests. For purposes of this definition, neither (i) a transfer under a domestic relations order in settlement of marital property rights nor (ii) a transfer to an entity in which more than fifty percent of the voting or beneficial interests are owned by family members (or the Participant) in exchange for an interest in that entity is considered a transfer for “value”.

“Person” means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental body or other entity of any kind.

“Plan” shall mean this Black Box Corporation 2008 Long-Term Incentive Plan.

“Restricted Period” has the meaning set forth in subsection 8(b) hereof.

“Restricted Stock” shall mean an Award of Common Shares that are issued subject, in part, to the terms, conditions and restrictions described in Section 8 hereof.

“Restricted Stock Units” shall mean an Award of the right to receive either (as the Committee determines) Common Shares or cash equal to the Fair Market Value of a Common Share, issued subject, in part, to the terms, conditions and restrictions described in Section 8 hereof.

A-2

“Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act and any successor rule.

“Section 162(m)” shall mean §162(m) of the Code, any rules or regulations promulgated thereunder, as they may exist or may be amended from time to time, or any successor to such section.

“Section 409A” shall mean §409A of the Code, any rules or regulations promulgated thereunder, as they may exist or may be amended from time to time, or any successor to such section.

“Section 422” shall mean §422 of the Code, any rules or regulations promulgated thereunder, as they may exist or may be amended from time to time, or any successor to such section.

“Separation from Service” shall mean the Participant’s death, retirement or other termination of employment with Black Box (including all persons treated as a single employer under Section 414(b) and 414(c) of the Code) that constitutes a “separation from service” (within the meaning of Section 409A). For purposes hereof, the determination of controlled group members shall be made pursuant to the provisions of Section 414(b) and 414(c) of the Code; provided that the language “at least 50 percent” shall be used instead of “at least 80 percent” in each place it appears in Section 1563(a)(1), (2) and (3) of the Code and Treas. Reg. §1.414(c)-2; provided, further, where legitimate business reasons exist (within the meaning of Treas. Reg. §1.409A-1(h)(3)), the language “at least 20 percent” shall be used instead of “at least 80 percent” in each place it appears.

“Specified Employee” means a key employee (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) of Black Box as determined in accordance with Section 409A and the procedures established by the Company.

“Stock Appreciation Right” shall mean an Award of a right to receive (without payment) cash, Common Shares, Other Black Box Securities or property or other forms of payment, or any combination thereof, as determined by the Committee, based on the increase in the value of the number of Common Shares specified in the Stock Appreciation Right. Stock Appreciation Rights are subject, in part, to the terms, conditions and restrictions described in Section 7 hereof.

“Stock Option” shall mean an Award of a right to purchase Common Shares. The term Stock Option shall include Nonqualified Stock Options and Incentive Stock Options.

“Ten Percent Employee” shall mean an employee of Black Box or any parent or subsidiary of Black Box who owns stock representing more than ten percent (10%) of the voting power of all classes of stock of Black Box or any parent or subsidiary of Black Box within the meaning of Code Sections 424 (e) and (f).

“Treasury Regulations” shall mean final, proposed or temporary regulations of the Department of Treasury under the Code and any successor regulation.

A-3

0                        ¢

P R O X Y	BLACK BOX CORPORATION 1000 Park Drive Lawrence, Pennsylvania 15055 This Proxy is Solicited on Behalf of the Board of Directors of the Company

    The undersigned stockholder hereby appoints Michael McAndrew and Thomas G. Greig, and each of them, as proxies for the undersigned, each with full power of substitution for and in the name of the undersigned to act for the undersigned and to consider and vote, as designated on the reverse, all of the shares of stock of Black Box Corporation (the “Company”) that the undersigned is entitled to vote at the 2013 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held on Tuesday, August 6, 2013, at 9:00 a.m. Eastern Daylight Time, at the offices of the Company at 1000 Park Drive, Lawrence, Pennsylvania 15055, on the following matters:

Unless otherwise specified in the squares provided, the proxies shall vote in the election of directors FOR the nominees listed, FOR proposal number 2, FOR proposal number 3 and FOR proposal number 4, and shall have discretionary power to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

(Continued and to be signed on the reverse side)

¢	14475 ¢

ANNUAL MEETING OF STOCKHOLDERS OF

BLACK BOX CORPORATION

August 6, 2013

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS:

The proxy statement and Company’s 2013 Annual Report to stockholders are available at www.proxydocs.com/bbox

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

Should you require directions to the Annual Meeting, please call Investor Relations at 724-873-6788.

i Please detach along perforated line and mail in the envelope provided. i

■	20830300300000000000 5			080613

The Board of Directors recommends a vote “FOR” each of the nominees listed,

“FOR” proposal number 2, “FOR” proposal number 3 and “FOR” proposal number 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

					FOR	AGAINST	ABSTAIN
1. Election of eight (8) members of the Board of Directors:				2. Approval of the Amended and Restated 2008 Long-Term Incentive Plan.	☐	☐	☐

☐	FOR ALL NOMINEES	NOMINEES: O Richard L. Crouch O Thomas W. Golonski O Thomas G. Greig O John S. Heller O William H. Hernandez O Michael McAndrew O Edward A. Nicholson, Ph.D. O Joel T. Trammell
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES				FOR	AGAINST	ABSTAIN
☐	FOR ALL EXCEPT (See instructions below)			3. Ratification of the appointment of BDO USA, LLP as the independent registered public accounting firm of the Company for the fiscal year ending March 31, 2014.	☐	☐	☐
					FOR	AGAINST	ABSTAIN
				4. Advisory Vote to Approve Named Executive Officer Compensation.	☐	☐	☐
INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

The Board of Directors has established the close of business on Monday, June 10, 2013 as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s)

on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

■	Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

■

ANNUAL MEETING OF STOCKHOLDERS OF

BLACK BOX CORPORATION

August 6, 2013

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/by phone until 12:00 AM EDT the day of the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting. Should you require directions to the Annual Meeting, please call Investor Relations at 724-873-6788.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER

ACCOUNT NUMBER

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS: The proxy statement and Company’s 2013 Annual Report to stockholders are available at www.proxydocs.com/bbox

i Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. i

■	20830300300000000000 5			080613

The Board of Directors recommends a vote “FOR” each of the nominees listed,

“FOR” proposal number 2, “FOR” proposal number 3 and “FOR” proposal number 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

					FOR	AGAINST	ABSTAIN
1. Election of eight (8) members of the Board of Directors:				2. Approval of the Amended and Restated 2008 Long-Term Incentive Plan.	☐	☐	☐

☐	FOR ALL NOMINEES	NOMINEES: O Richard L. Crouch O Thomas W. Golonski O Thomas G. Greig O John S. Heller O William H. Hernandez O Michael McAndrew O Edward A. Nicholson, Ph.D. O Joel T. Trammell
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES				FOR	AGAINST	ABSTAIN
☐	FOR ALL EXCEPT (See instructions below)			3. Ratification of the appointment of BDO USA, LLP as the independent registered public accounting firm of the Company for the fiscal year ending March 31, 2014.	☐	☐	☐
					FOR	AGAINST	ABSTAIN
				4. Advisory Vote to Approve Named Executive Officer Compensation.	☐	☐	☐
INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

The Board of Directors has established the close of business on Monday, June 10, 2013 as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

■	Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

■